   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2003

                                                   REGISTRATION NO. 333-   --
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                    HINES REAL ESTATE INVESTMENT TRUST, INC.
      (Exact Name of Registrant as Specified in its Governing Instrument)
                             ---------------------
                      2800 POST OAK BOULEVARD, SUITE 5000
                           HOUSTON, TEXAS 77056-6118
                                 (713) 621-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                   CHARLES M. BAUGHN, CHIEF EXECUTIVE OFFICER
                      2800 POST OAK BOULEVARD, SUITE 5000
                           HOUSTON, TEXAS 77056-6118
                                 (713) 621-8000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)

                                    COPY TO:

                               CURTIS B. ANDERSON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2980
                                 (214) 953-6500
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                         AMOUNT BEING        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED      REGISTERED           PER SHARE              PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share............................      200,000,000             $10.00           $2,000,000,000        $161,800.00
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share(1).........................       20,000,000             $ 9.75           $ 195,000,000         $ 15,775.50
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Represents shares issuable pursuant to the registrant's dividend reinvestment program.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

      220,000,000 COMMON SHARES OFFERED TO THE PUBLIC -- MAXIMUM OFFERING
       2,500,000 COMMON SHARES OFFERED TO THE PUBLIC -- MINIMUM OFFERING

     We are a recently formed Maryland corporation sponsored by Hines, a fully integrated real estate investment and management firm that has acquired, developed, owned, operated and sold high-quality real estate for over 45 years. Hines has approximately 2,800 employees located in 78 cities in the United States and 11 other countries providing acquisition, development, property management, leasing, financing and disposition services. Hines currently has ownership interests in a real estate portfolio of approximately 48.4 million square feet, valued in excess of $13 billion, and operates approximately 31.3 million square feet of additional real estate assets. We intend to invest primarily in high-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets.

     Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price during this offering of $9.75 per share. You must initially purchase at least 250 shares for an aggregate amount equal to $2,500. This offering will terminate on
or before        .

     WE ENCOURAGE YOU TO CAREFULLY REVIEW THE COMPLETE DISCUSSION OF RISK FACTORS BEGINNING ON PAGE 9 BEFORE PURCHASING OUR COMMON SHARES. The most significant risks relating to your investment in our common shares include:

     - The amount of dividends we may pay, as well as the timing of our initial dividend, are uncertain.

     - There is currently no public market for our shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and if you are able to sell your shares, you may likely sell them at a substantial discount.

     - We have no operating history and currently do not have any real estate investments. We have not identified any specific assets to acquire or investments to make with the proceeds from this offering. We are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

     - We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These fees were not determined on an arm's-length basis. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

                                                 PRICE TO THE      SELLING        DEALER      PROCEEDS TO US,
                                                    PUBLIC        COMMISSION    MANAGER FEE   BEFORE EXPENSES
                                                --------------   ------------   -----------   ---------------
PER SHARE.....................................  $        10.00   $       0.60   $      0.20   $         9.20
MINIMUM OFFERING..............................  $   25,000,000   $  1,500,000   $   500,000   $   23,000,000
MAXIMUM OFFERING..............................  $2,000,000,000   $120,000,000   $40,000,000   $1,840,000,000
DIVIDEND REINVESTMENT PLAN....................  $  195,000,000   $ 11,700,000   $         0   $  183,300,000

                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THE COMMON SHARES IS NOT PERMITTED.

     Prior to the time we sell at least $25,000,000 of our common shares, your subscription payments will be placed in an account held by our escrow agent,
       , and will be held in trust for your benefit, until the minimum offering of $25,000,000 is achieved. If we are not able to sell at least $25,000,000 in
shares by        , 2004, which is one year from the effective date of this
prospectus, your funds in the escrow account, including interest thereon, will be promptly returned to you and we will terminate this offering.

                  The date of this prospectus is        , 2003

                             SUITABILITY STANDARDS

     The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your investment.

     In consideration of these factors, we have established suitability standards for all shareholders, including subsequent transferees. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled "ERISA Considerations." These suitability standards require that a purchaser of shares have either:

     - a minimum annual gross income of at least $45,000 and a minimum net worth (excluding the value of the purchaser's home, home furnishings and automobiles) of at least $45,000; or

     - a minimum net worth (excluding the value of the purchaser's home, home furnishings and automobiles) of at least $150,000.

     Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

     California, Michigan, Oregon and Tennessee -- Investors must have either
(i) a minimum net worth of at least $225,000 or (ii) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

     New Hampshire -- Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $125,000.

     Maine -- Investors must have either (i) a minimum net worth of at least $200,000 or (ii) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

     Michigan, Ohio and Pennsylvania -- In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

     For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor's home, furnishings and automobiles.

     In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially purchase a minimum of 250 shares for a total purchase price of $2,500. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 or Section 408A of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. Additional purchases of common shares through this or future offerings and pursuant to our dividend reinvestment plan are not subject to this minimum purchase requirement.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

     The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the "Risk Factors" section, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

                             ---------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than or inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUITABILITY STANDARDS.......................................    i
  Minimum Purchase..........................................   ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   ii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING...................  viii
PROSPECTUS SUMMARY..........................................    1
  General...................................................    1
  The Hines Organization....................................    1
     Our Sponsor............................................    1
     Our Advisor, Property Manager and Dealer Manager.......    1
     Hines' Prior Offering Experience.......................    2
  Investment Objectives.....................................    2
  Summary Risk Factors......................................    2
  Real Estate Investment Strategies.........................    3
  Conflicts of Interest.....................................    5
  Terms of This Offering....................................    5
  Estimated Use of Proceeds.................................    5
  Management Compensation, Expense Reimbursements and
     Operating Partnership Ownership Interest...............    6
  Dividend Policy...........................................    7
  Dividend Reinvestment Plan................................    7
  Share Redemption Program..................................    8
RISK FACTORS................................................    9
  Investment Risks..........................................    9
  Business and Real Estate Risks............................   13
  Potential Conflicts of Interest Risks.....................   21
  Tax Risks.................................................   23
ESTIMATED USE OF PROCEEDS...................................   26
THE HINES ORGANIZATION......................................   28
  General...................................................   28
  Hines' Real Estate Personnel and Structure................   31
  Hines' Real Estate Activities and Performance.............   35
MANAGEMENT..................................................   39
  Our Directors and Executive Officers......................   39
  Our Board of Directors....................................   40
     Responsibilities of Our Board of Directors.............   40
  Committees of the Board of Directors......................   41
     Audit Committee........................................   41
     Conflicts Committee....................................   42
  Compensation of Directors.................................   42
  Employee and Director Incentive Share Plan................   42
  Limited Liability and Indemnification of Directors,
     Officers, Employees and Other Agents...................   43
  The Advisor and the Advisory Agreement....................   45
  The Property Manager and the Property Management and
     Leasing Agreement......................................   48

                                                              PAGE
                                                              ----
  The Dealer Manager........................................   49
MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND
  OPERATING PARTNERSHIP OWNERSHIP INTEREST..................   51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   54
PRIOR PERFORMANCE SUMMARY...................................   55
  Prior Investment Programs.................................   55
  Summary Information.......................................   55
     Capital Raising........................................   55
     Investments............................................   55
     Sales..................................................   57
  Investment Objectives.....................................   57
CONFLICTS OF INTEREST.......................................   65
  Competitive Activities of Hines and its Affiliates........   65
     Description of Certain Other Hines Programs............   65
     Investment Opportunity Allocation Procedure............   66
  Competitive Activities of the Advisor and Other Hines
     Affiliates.............................................   68
  Fees and Other Compensation Payable to Hines and its
     Affiliates.............................................   69
  Lack of Separate Representation...........................   69
  No Arm's-Length Agreements................................   69
  Joint Venture Conflicts of Interest.......................   69
  Additional Conflicts of Interest..........................   70
  Certain Conflict Resolution Procedures....................   70
INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES................................................   72
  Primary Investment Objectives.............................   72
  Acquisition and Investment Policies.......................   72
  Development and Construction of Properties................   73
  Joint Venture Investments.................................   73
  Borrowing Policies........................................   73
  Disposition Policies......................................   74
  Investment Limitations....................................   74
  Change in Investment Objectives and Limitations...........   76
  Investments in Real Estate Mortgages......................   77
  Issuing Securities for Property...........................   77
  Affiliate Transaction Policy..............................   77
  Certain Other Policies....................................   77
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   78
  Overview..................................................   78
  Critical Accounting Policies..............................   78
     Revenue Recognition....................................   78
     Investments in Real Estate.............................   79
     Real Estate Purchase Price Allocation..................   79
     Accounting for Derivative Financial Investments and
      Hedging Activities....................................   80
  Income Taxes..............................................   80

                                                              PAGE
                                                              ----
  Financial Condition, Liquidity and Capital Resources......   81
  Qualitative Disclosures About Market Risk.................   82
DESCRIPTION OF OUR COMMON SHARES............................   83
  Common Shares.............................................   83
  Preferred Shares..........................................   83
  Meetings and Special Voting Requirements..................   84
  Restrictions on Transfer..................................   85
  Dividend Policy...........................................   87
  Share Redemption Program..................................   88
  Restrictions on Roll-Up Transactions......................   89
  Shareholder Liability.....................................   90
  Dividend Reinvestment Plan................................   90
  Business Combinations.....................................   91
  Control Share Acquisitions................................   91
PLAN OF DISTRIBUTION........................................   92
  General...................................................   92
  Volume Discounts..........................................   93
  The Subscription Process..................................   95
     Minimum Offering.......................................   95
     Admission of Shareholders..............................   96
     Subscription Agreement.................................   96
  Minimum Investment........................................   96
  Termination Date..........................................   97
THE OPERATING PARTNERSHIP...................................   98
  General...................................................   98
  Purposes and Powers.......................................   98
  Operations................................................   99
  Amendments................................................  100
  Transferability of the General Partner's Interest.........  100
  The Class B Interest......................................  100
  Redemption of OP Units and the Class B Interest...........  101
  Redemption of the Class B Interest Upon Termination of the
     Advisory Agreement.....................................  102
  Capital Contributions.....................................  102
  Term......................................................  102
  Tax Matters...............................................  103
  Distributions.............................................  103
  Indemnity.................................................  103
FEDERAL INCOME TAX CONSIDERATIONS...........................  104
  General...................................................  104
  Tax Treatment Prior to Qualification as a REIT............  104
  Requirements for Qualification as a REIT..................  105
     Organizational Requirements............................  105
     Operational Requirements -- Gross Income Tests.........  106
     Operational Requirements -- Asset Tests................  107

                                                              PAGE
                                                              ----
     Operational Requirements -- Annual Distribution
      Requirement...........................................  108
     Operational Requirements -- Recordkeeping..............  109
  Taxation as a REIT........................................  109
  Failure to Qualify as a REIT..............................  110
  Taxation of Shareholders..................................  110
  Our Failure to Qualify as a REIT..........................  111
  Backup Withholding........................................  111
  Taxation of Tax Exempt Entities...........................  112
  Taxation of Foreign Investors.............................  113
  State and Local Taxes.....................................  114
  Tax Aspects of the Operating Partnership..................  114
  Tax Treatment of Partners.................................  115
  Recently Enacted Tax Legislation..........................  116
ERISA CONSIDERATIONS........................................  117
  ERISA Considerations for an Initial Investment............  117
  Annual Valuations.........................................  118
LEGAL PROCEEDINGS...........................................  119
REPORTS TO SHAREHOLDERS.....................................  119
SUPPLEMENTAL SALES MATERIAL.................................  119
LEGAL OPINIONS..............................................  120
EXPERTS.....................................................  120
PRIVACY POLICY NOTICE.......................................  120
WHERE YOU CAN FIND MORE INFORMATION.........................  120
GLOSSARY OF TERMS...........................................  121
AUDITED BALANCE SHEET.......................................  F-1
APPENDIX A -- Prior Performance Tables......................  A-1
APPENDIX B -- Subscription Agreement........................  B-1
APPENDIX C -- Dividend Reinvestment Plan....................  C-1
APPENDIX D -- Privacy Policy Notice.........................  D-1

                   QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q: WHAT IS HINES REAL ESTATE INVESTMENT TRUST, INC.?

A: Hines Real Estate Investment Trust, Inc. (the "Hines REIT") is a recently-formed Maryland corporation sponsored by Hines. We intend to invest primarily in high-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Q: WHAT IS A REAL ESTATE INVESTMENT TRUST, OR REIT?

A: In general, a REIT is an entity that:

   - combines the capital of many investors to acquire or provide financing for real estate;

   - offers the benefits of a diversified portfolio of real estate assets under professional management;

   - is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and is therefore not subject to federal corporate income taxes on its net income, which substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

   - must pay dividends to investors of at least 90% of its taxable income.

   In this prospectus, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a "REIT."

Q: WHO IS HINES?

A: Hines is a fully integrated real estate investment and management firm that has been investing in high-quality real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 45 years. Hines is an organization consisting of numerous affiliated partnerships and other entities, all of which are solely controlled by Gerald
   D. Hines and/or Jeffrey C. Hines. Hines currently has approximately 2,800 employees located in its offices in 78 cities in the United States and in 11 other countries. Hines has acquired or developed approximately 600 real estate projects representing approximately 161.5 million rentable square feet since its inception in 1957. Hines currently has ownership interests in a real estate portfolio of approximately 48.4 million rentable square feet, valued in excess of $13 billion, and operates approximately 31.3 million rentable square feet of additional real estate assets. Historically, Hines' investment partners have primarily consisted of large domestic and foreign institutional investors.

Q: HOW WILL YOU STRUCTURE THE OWNERSHIP AND OPERATION OF YOUR ASSETS?

A: We plan to own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an "UPREIT." To avoid confusion, in this prospectus:

   - we refer to Hines REIT Properties, L.P. as the "Operating Partnership;"

   - we refer to the Hines REIT and the Operating Partnership, collectively, as the "Company;" and

   - the use of "we," "our" or similar pronouns in this prospectus refers to the Hines REIT or the Company as required by the context in which such pronoun is used.

Q: WHAT IS AN "UPREIT" AND WHY ARE YOU ORGANIZED AS AN UPREIT?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the Hines REIT in exchange for shares is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the Operating Partnership in exchange for partnership units on a tax-free basis. This allows the seller to defer taxation of gain until the seller exchanges his limited partnership units for our common shares or sells or redeems his units. If our shares are either redeemable or ever publicly-traded, the former property owner may be able to achieve partial or complete liquidity for his investment in order to pay taxes. This structure gives us an advantage in acquiring desired properties or investments from persons who may not otherwise sell their properties or investments because of unfavorable tax results.

Q: IN WHAT TYPE OF REAL ESTATE WILL YOU INVEST?

A: We intend to invest primarily in high-quality office properties located throughout the United States. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have high-quality construction, desirable locations, substantial amenities and quality tenants. While the number of properties we acquire or investments we make will depend on the amount raised in this offering, we intend to seek a portfolio of properties or other investments that is geographically diverse. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets.

Q: HOW WILL YOU INVEST IN REAL ESTATE INVESTMENTS?

A: We intend to invest in real estate and interests in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including affiliates of Hines. Our direct investments could consist of properties currently owned or developed, in whole or in part, by third parties or by affiliates of Hines. Our direct investments could be owned directly by us, through direct or indirect wholly-owned or controlled subsidiaries, or we may make such investments by buying equity interests in entities owning such assets. Our indirect investments may consist of equity or debt interests in joint ventures or investment vehicles sponsored by third parties or by Hines in which institutions and individual investors also invest. Any investments we make in a Hines sponsored or affiliated entity must be approved by a majority of the members of our board of directors which are independent of Hines.

Q: WILL YOU USE LEVERAGE?

A: Yes. Depending on market conditions, we expect that once the net proceeds from this offering are fully invested, our debt financing will approximate 50% of the aggregate value of our real estate investments. However, the amount of debt we place on an individual property, as well as the amount of debt incurred by an individual entity in which we invest, may be more or less than 50% of the value of such property or the value of the assets owned by such entity. Additionally, we may use a revolving credit facility for acquisitions, property improvements, tenant improvements and other working capital needs, which may take our total leverage above 50% of the aggregate value of our investments. We believe the prudent use of favorably-priced debt may allow us to acquire and own a more geographically diverse portfolio of assets with the proceeds of this offering and may provide higher cash returns to our shareholders.

Q: WHO WILL CHOOSE WHICH REAL ESTATE INVESTMENTS YOU WILL INVEST IN?

A: We have an Advisory Agreement with Hines Advisors Limited Partnership, which directs, supervises and manages our day-to-day operations. Hines Advisors Limited Partnership makes recommendations for all of our investment decisions, which are subject to the approval of our board of directors. In this prospectus, we refer to Hines Advisors Limited Partnership, collectively with its general partner, as the "Advisor."

Q: WHO IS HINES ADVISORS LIMITED PARTNERSHIP?

A: The Advisor is affiliated with Hines and was formed in July 2003 to provide investment advisory and management services for Hines' public real estate investment entities. Hines, pursuant to an agreement with the Advisor, will bring us approximately 2,800 employees and over 45 years of experience investing in and operating high-quality real estate assets. Hines and its employees have extensive experience in the areas of investment selection, underwriting, due diligence, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. The officers, directors and key employees of the Advisor, or our Advisor's general partner, are as follows:

   NAME                                         POSITION                                       AGE
   ----                                         --------                                       ---
   Jeffrey C. Hines..........................   Chairman of the Board of Directors             48
   C. Hastings Johnson.......................   Director                                       55
   Charles M. Baughn.........................   Chief Executive Officer                        48
   Charles N. Hazen..........................   President and Chief Operating Officer          43
   Sherri W. Schugart........................   Chief Financial Officer                        38
                                                Chief Accounting Officer, Treasurer and
   Frank R. Apollo...........................   Secretary                                      37

   Please see the "The Hines Organization -- General" and "Management -- Our Directors and Executive Officers" section of this prospectus for a more detailed description of the background and experience of each of the individuals listed above. Potential conflicts of interest exist between us and the Advisor. Please see the "Risk Factors -- Potential Conflicts of Interest Risks" and "Conflicts of Interest" sections of this prospectus for more information regarding these conflicts of interest.

Q: WHAT ARE THE FEES AND EXPENSE REIMBURSEMENTS THE COMPANY WILL PAY TO THE
   ADVISOR AND OTHER AFFILIATES OF HINES IN CONNECTION WITH THE HINES REIT'S OFFERING?

A: We will pay Hines Real Estate Securities, Inc., an affiliate of Hines which will serve as our Dealer Manager in this offering, selling commissions of up to 6.0% of the gross proceeds raised in this offering, which will be reallowed to broker-dealers participating in this offering. In addition, we will pay a dealer manager fee equal to 2.0% of the gross proceeds raised in this offering (other than pursuant to our dividend reinvestment plan), a portion of which may be reallowed to broker-dealers participating in this offering. We will also reimburse the Advisor and the Dealer Manager for actual expenses incurred in connection with our organization and this offering, which we expect to approximate 1.7% of the gross proceeds raised in this offering if we raise the maximum proceeds pursuant to this offering.

Q: WHAT ARE THE FEES AND EXPENSE REIMBURSEMENTS THE COMPANY WILL PAY TO THE
   ADVISOR AND OTHER AFFILIATES OF HINES IN CONNECTION WITH THE HINES REIT'S OPERATIONS?

A: In the course of our operations, we will pay the Advisor an acquisition fee equal to 0.50% of the gross amount invested in real estate investments, including any debt attributable to such investments. We will also pay a quarterly asset management fee equal to 0.1875% of the net asset value of our real estate investment portfolio each quarter.

   We will retain an affiliate of Hines to manage our properties. We will pay our property manager a property management fee equal to the lesser of (i) 2.5% of annual gross revenues received from the property or (ii) the amount of annual property management fees which are recoverable by tenants under their leases, subject to a minimum fee of at least 1.0% of annual gross revenues received from the property. We will pay our property manager a leasing fee equal to 1.5% of the aggregate gross revenues payable over the term of each executed lease. We will pay our property manager any tenant construction fees payable by tenants under their lease or, if payable by the landlord, our property manager's direct costs incurred by it if the related services are provided by off site employees. We also pay the property manager 2.5% of the total project costs, plus direct costs incurred by the property manager in connection with re-development construction projects managed by the property manager.

Q: WHAT INVESTMENT OR OWNERSHIP INTERESTS DOES HINES OR ANY OF ITS AFFILIATES
   HAVE IN THE COMPANY?

A: Prior to the effectiveness of this Prospectus, Hines will have the following investments and ownership interests in the Company:

   - an investment of $10,000 in common shares of the Hines REIT;

   - a commitment to make an investment of $10,000,000 in limited partnership interests of the Operating Partnership; and

   - an interest in the Operating Partnership denominated as the Class B Interest, which increases monthly by an amount equal to (i) 0.0625%, plus
     (ii) 0.50% of the gross amount invested in real estate investments during such month, including any debt attributable to such investments, divided by the aggregate net capital invested in the Operating Partnership. This interest is also diluted monthly to account for the number of OP Units issued by the Operating Partnership during the previous month. Please see "The Operating Partnership -- The Class B Interest" for a description of this interest."

Q: DO YOU CURRENTLY OWN ANY INVESTMENTS?

A: No. This offering is considered a "blind pool" offering in that we have not yet identified specific properties that we will acquire or investments that we will make with the proceeds from this offering.

Q: WHAT KIND OF OFFERING IS THIS?

A: Through our dealer manager, Hines Real Estate Securities, Inc., an affiliate of Hines, we are offering 200,000,000 common shares to the public on a "best efforts" basis. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan. We refer to our shares of common stock, par value $.001 per share, as our "common shares" or "shares" in this prospectus.

Q: HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guaranty that any minimum number of shares will be sold. Prior to selling a minimum offering of 2,500,000 common shares, we will place all proceeds raised from this offering in an escrow account. If we have not sold the minimum of
   2,500,000 shares before           (one year after the effective date of this
   prospectus), we will terminate the offering and stop selling shares. In such event, the escrow agent will promptly return your funds, including interest.

Q: WHO CAN BUY SHARES?

A: Generally, anyone who receives this prospectus can buy shares provided that such person has either:

   - a minimum net worth (not including home, furnishings and personal automobiles) of at least $45,000 and a minimum annual gross income of at least $45,000; or

   - a minimum net worth (not including home, furnishings and personal automobiles) of at least $150,000.

   However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the "Suitability Standards" section of this prospectus.

Q: HOW DO I SUBSCRIBE FOR SHARES?

A: If you choose to purchase common shares in this offering, you will need to fill out a Subscription Agreement like the one attached to this prospectus as Appendix B for a certain number of shares and pay for the shares at the time you subscribe.

Q: IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A: Yes. You must initially invest at least $2,500. Thereafter, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the "Suitability Standards" section of this prospectus.

Q: WHAT ARE THE RISKS INVOLVED IN AN INVESTMENT IN OUR SHARES?

A: An investment in our shares involves significant risks. You should carefully read and consider the "Risk Factors" section of this prospectus for a discussion of material risks you should consider before you invest in our common shares, including:

   - The amount of dividends we may pay, as well as the timing of our initial dividend, are uncertain.

   - There is currently no public market for our shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and if you are able to sell your shares, you may likely sell them at a substantial discount.

   - We have no operating history and currently do not have any real estate investments. We have not identified any specific assets to acquire or investments to make with the proceeds from this offering. We are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

   - We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These fees were not determined on an arm's-length basis. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

Q: WHAT CONFLICTS OF INTEREST EXIST BETWEEN YOU AND AFFILIATES OF HINES?

A: Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. We will compete with Hines and its affiliates for tenant and leasing opportunities as well as for investment opportunities. Certain investment opportunities may be required to be offered first to other Hines affiliates or allocated between us and other Hines affiliates in accordance with the procedures described in the "Conflicts of Interest -- Certain Conflict Resolution Procedures" section of this prospectus. Conflicts of interest may exist between us and other Hines affiliates as the result of competition for tenants and investment opportunities. We are also subject to other conflicts of interest with Hines, such as the allocation of personnel and resources between our operations and other Hines operations. Please see "Conflicts of Interest" for more information regarding conflicts of interest between us and affiliates of Hines.

Q: WHAT IS THE TERM OR EXPECTED LIFE OF THE HINES REIT?

A: The Hines REIT is a perpetual life entity which means we do not have a stated term or finite life. We intend to allow shareholders to continually invest and divest through new offerings, our dividend reinvestment plan and our shareholder redemption plan. Our board of directors may approve a liquidation event if they determine such event is in the best interests of our shareholders. This liquidation event could consist of a sale of our assets, a merger, a listing of our shares on a national exchange or for quotation in a national securities market or a similar transaction.

Q: DO YOU HAVE A DIVIDEND REINVESTMENT PLAN?

A: Yes. You may elect to enroll in our dividend reinvestment plan in which event you may acquire additional whole or fractional common shares at a discount from the current offering price. During this offering, the purchase price for shares purchased under the dividend reinvestment plan is $9.75 per share.

Q: IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. We currently have no plans to list our shares on a national securities exchange or over-the-counter market or include our shares for quotation on a national market system in the future. As a result, if you wish to sell your shares, you may not be able to do so promptly, or you may only be able to sell them at a substantial discount from the price you paid. In fact, if you are able to sell your shares, you may receive less than $10.00 per share as a result of the fact that, at the time we make our investments in real estate, the amount of funds available for such investments will be reduced by approximately 10% of gross offering proceeds which will be used to pay selling commissions and dealer manager fees, organization and offering expenses and acquisition fees. In general, however, you may sell your shares to any qualified buyer unless such sale would cause the buyer to own more than 9.9% of our outstanding common shares. This prohibition on any individual shareholder owning more than 9.9% of our outstanding shares is explained in greater detail in the

   "Description of Our Common Shares -- Restrictions on Transfer" section of this prospectus. To provide shareholders some liquidity, we do have a share redemption program as discussed below".

Q: DO YOU HAVE A SHARE REDEMPTION PROGRAM?

A: Yes. After you have held your shares for a minimum of one year, you may redeem your shares, subject to certain restrictions and limitations. During the term of this offering and five years thereafter, we intend to provide a share redemption program for the redemption of our shares on a quarterly basis subject to an annual limitation of the lesser of (i) the net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, we may offer an enhanced liquidity program to annually redeem up to 10% of the shares outstanding as of the prior calendar year end. During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, our board of directors will determine the redemption price based on the consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price (if any), the then-current dividend reinvestment plan price and general market conditions. Our board of directors may reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time without shareholder approval. In addition, we may waive the one-year holding period requirement and the annual limitation in connection with redemption requests made after the death of a shareholder. Please see "Description of Our Common Shares -- Share Redemption Program" for further explanation of our share redemption program.

Q: WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: If we sell all the shares offered in this offering, we expect to use approximately 90% of the gross proceeds to make real estate investments. We will use the remaining approximately 10% of the gross proceeds to pay sales commissions, dealer manager fees, organizational and offering costs and acquisition fees to our Advisor. Until we invest the proceeds in real estate, we intend to invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds of this offering in real estate.

Q: WILL THE PAYMENT OF THE COMMISSIONS, FEES AND EXPENSES RELATING TO THE
   OFFERING REDUCE MY INVESTMENT?

A: The payment of the commissions, fees and expenses relating to the offering will not reduce your investment which will remain $10.00 per share you own. Your dividend yield will also be determined based on a $10.00 per share investment. However, these commissions, fees and expenses will reduce the amount of your investment which will be available to us to invest in real estate investments. Thus, the underlying net value of our investments and assets per share will be less than the $10.00 per share offering price until such time (if ever) as the underlying investments and assets appreciate in value to cover the amount of gross proceeds paid for the commissions, fees and expenses paid in connection with this offering.

Q: IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND, IF SO, HOW OFTEN?

A: Provided we have sufficient cash flow, we intend to pay quarterly cash dividends to our shareholders once we have made sufficient investments. Since we have not identified any probable investments, there can be no assurance as to when we will begin to generate sufficient cash flow to pay dividends to our shareholders. Our directors will make the determination of whether to declare a dividend, and the amount thereof, consistent with their fiduciary duties. In order to maintain our qualification as a REIT, we are required to pay dividends equal to at least 90% of our taxable income each year.

Q: ARE DIVIDENDS I RECEIVE TAXABLE?

A: Yes and No. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of dividends, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q: HOW LONG WILL THIS OFFERING LAST?

A: We expect that the offering will not last beyond           (which is two
   years after the effective date of this prospectus). If the minimum offering
   of 2,500,000 common shares is not sold by           (one year after the
   effective date of this prospectus), we will terminate this offering and your investment will be promptly returned to you, with any interest earned. We reserve the right to terminate this offering at any time.

Q: WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

A: Yes, you will receive periodic updates on the performance of your investment, including:

   - four quarterly dividend statements;

   - an annual report;

   - an annual IRS Form 1099-DIV, if required; and

   - three quarterly financial reports.

   We will provide this information to you via one or more of the following methods:

   - U.S. mail or other courier;

   - facsimile;

   - electronic delivery; and

   - posting on our website, located at www.HinesREIT.com.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We expect that we will send you your Form 1099-DIV tax information by January
   31 of each year.

Q: WHO IS YOUR TRANSFER AGENT?

A: Our transfer agent is           .

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

                       Hines Real Estate Securities, Inc.
                      2800 Post Oak Boulevard, Suite 5880
                           Houston, Texas 77056-6118
                           Telephone: (888) 446-3773

   If you have questions regarding our assets and operations, you should contact us at:

                    Hines Real Estate Investment Trust, Inc.
                      2800 Post Oak Boulevard, Suite 5000
                           Houston, Texas 77056-6118
                           Telephone: (713) 621-8000
                           Website: www.HinesREIT.com

                                PROSPECTUS SUMMARY

     This summary highlights certain important information regarding our business and this offering. This summary is not complete and you should read and consider this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase any common shares offered by this prospectus.

GENERAL

     Hines Real Estate Investment Trust, Inc. was formed as a Maryland corporation in August, 2003 for the purpose of investing in and owning real estate and interests in real estate. We intend to invest primarily in high-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets. We plan to own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of this partnership.

     We intend to operate as a REIT for federal tax purposes beginning with the year ending December 31, 2004. Among other requirements, REITs are required to distribute at least 90% of their taxable income on an annual basis.

     Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is (713) 621-8000. Our website is www.HinesREIT.com.

THE HINES ORGANIZATION

  OUR SPONSOR

     Hines is a fully integrated real estate investment and management firm that has acquired, developed, owned, managed, operated and sold high-quality real estate assets for over 45 years. Hines was founded by Gerald D. Hines in 1957 and is an organization consisting of numerous affiliated partnerships and other entities, all of which are solely controlled by Gerald D. Hines, and/or his son, Jeffrey C. Hines. Hines currently has approximately 2,800 employees located in its offices in 78 cities in the United States and in 11 other countries. Hines has acquired or developed approximately 600 real estate projects representing approximately 161.5 million rentable square feet since its inception in 1957. Hines currently has ownership interests in a real estate portfolio of approximately 48.4 million rentable square feet, valued in excess of $13 billion, and operates approximately 31.3 million rentable square feet of additional real estate assets. Historically, Hines' investment partners have primarily consisted of large domestic and foreign institutional investors.

  OUR ADVISOR, PROPERTY MANAGER AND DEALER MANAGER

     The advisor who will operate our day-to-day operations, the property manager who will manage our properties, and the dealer manager who will manage this offering on our behalf are all affiliates of Hines. Our board of directors is responsible for monitoring and evaluating the performance and compensation of these companies.

     Our advisor is Hines Advisors Limited Partnership. We sometimes refer to this entity, together with its general partner, as the "Advisor" in this prospectus. The Advisor is responsible for managing our operations including identifying potential investments, acquiring real estate investments, structuring and negotiating financings, portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.

     Our property manager is Hines Interests Limited Partnership, which is Hines' primary real estate services entity. We sometimes refer to this entity as "HILP" in this prospectus. Our property manager will be responsible for the day-to-day operations and management of the real estate properties. Services provided by HILP include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

     Our dealer manager is Hines Real Estate Securities, Inc. We sometimes refer to this entity as the "Dealer Manager" in this prospectus. The Dealer Manager is responsible for managing all aspects of the offering, sale and distribution of the shares.

  HINES' PRIOR OFFERING EXPERIENCE

     During the 10 year period ended December 31, 2002, Hines has sponsored 45 privately-offered real estate programs for the purpose of engaging in varied real estate investment strategies, including acquisitions, development, redevelopment, and/or repositioning of properties in the United States and internationally. During the previous 10 years and as of December 31, 2002, Hines had raised approximately $6.7 billion of equity through these real estate programs, which included approximately 118 third-party investors. These third-party investors are primarily large domestic and foreign institutional investors. Hines has not previously sponsored or organized any publicly offered programs. The "Prior Performance Summary" section of this prospectus contains a discussion of the programs sponsored by Hines during the ten-year period ended December 31, 2002. Certain financial data relating to Hines' prior real estate programs is provided in the "Prior Performance Tables" included as Appendix A to this prospectus. The prior performance of Hines' previous real estate programs may not necessarily be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Hines' prior programs.

INVESTMENT OBJECTIVES

     Our primary investment objectives are:

     - to invest in a diversified portfolio of high-quality real estate;

     - to preserve invested capital;

     - to pay regular cash dividends that increase over the long term;

     - to increase the cash flow generated by our assets over the long term;

     - to achieve moderate appreciation of our assets over the long term; and

     - to remain qualified as a REIT for federal income tax purposes.

Please see the "Investment Objectives and Policies with Respect to Certain Activities" for a more detailed description of our investment objectives and business practices.

SUMMARY RISK FACTORS

     An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.

     - The amount of dividends we may pay, as well as the timing of our initial dividend, are uncertain.

     - There is currently no public market for our shares and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and if you are able to sell your shares, you will likely sell them at a substantial discount.

     - We have no operating history and currently do not have any real estate investments. We have not identified any specific assets to acquire or investments to make with the proceeds from this offering. We are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

     - We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These fees were not determined on an arm's-length basis. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

     - We may compete with other entities affiliated with Hines for tenants and real estate investment opportunities. Some of these entities may have the right to accept or reject certain investment opportunities before we have the right to accept such opportunities.

     - We are Hines' first publicly-offered investment program. Because Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, the prior performance of Hines may not be indicative of our future performance.

     - Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay, as well as the timing of our initial dividend.

     - You will not have the benefit of an independent due diligence review in connection with this offering and the fees we pay in connection with this offering were not determined on an arm's-length basis.

     - If we sell fewer than all of the 220,000,000 shares, the number of investments we will be able to make and the diversification of such investments will decrease. There is greater risk to you if we are unable to diversify the portfolio by geographic location and tenant mix, as the value of your investment and your dividends may vary more significantly based on the performance of specific properties.

     - We intend to elect to be taxed as a real estate investment trust for federal income tax purposes. If we fail to qualify as, or lose our tax status as, a real estate investment trust, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends to our shareholders.

     - Real estate investments are subject to general economic or local market conditions; changes in supply or demand; competing properties in an area; changes in interest rates; and changes in tax, real estate, environmental or zoning laws and regulations.

     - We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.

     - In order to maintain our status as a REIT, we may incur debt to pay the required dividends to our shareholders.

     - There are limitations on the ownership, transferability and redemption of shares.

REAL ESTATE INVESTMENT STRATEGIES

     We intend to invest primarily in high-quality office properties located throughout the United States. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have high-quality construction, desirable locations, substantial amenities and quality tenants. The number of assets we will acquire or investments we will make will depend in part on the amount of money raised in this offering. We intend to invest in a geographically diverse portfolio in order to reduce the risk of a reliance on a particular market, a particular property and/or a particular tenant. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets.

     A typical quality real estate asset which we would seek to acquire or invest in would have many of the following characteristics:

                                    (GRAPH)

     We may invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities. Our direct investments could consist of properties currently owned or developed, in whole or in part, by third parties or by affiliates of Hines. Our direct investments could be owned directly by the Operating Partnership, through direct or indirect wholly-owned or controlled subsidiaries, or we may make such investments by buying equity interests in entities owning such assets. Our indirect investments may consist of equity or debt interests in joint ventures or investment vehicles sponsored by third parties or by Hines in which other institutions and individuals are also investors. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

     We expect that once we have fully invested the proceeds of this offering, our debt financing will approximate 50% of the aggregate value of our real estate investments. This financing may be secured or unsecured. We may obtain this financing at the time we acquire an asset or make an investment or at such later time as we determine appropriate. In addition to this debt financing, we may also maintain a revolving credit facility from time to time for acquisitions, property improvements, tenant improvements and other working capital needs. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be more or less than 50% of the value of such property or the value of the assets owned by such entity. We currently have not secured any financing sources. Please see the "Investment Objectives and Policies with Respect to Certain Activities -- Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.

     As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest.

     In addition to acquiring the types of assets described above, we may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related assets. Please see the "Investment Objectives and Policies with Respect to Certain Activities -- Acquisition and Investment Policies" for a more detailed description of our real estate investment strategies and procedures.

CONFLICTS OF INTEREST

     Conflicts of interests exist between us and Hines and its affiliates, principally due to the following:

     - Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives, as well as certain legal, fiduciary and financial obligations. Because of this and Hines' other business activities, there may be conflicts of interest:

      B in allocating the time of Hines' employees and other Hines' resources among our operations and the operations of other entities;

      B competing with other Hines affiliated entities for investment opportunities, and some of these other entities may have priority rights over us to such opportunities; and

      B competing with other properties owned or managed by Hines for tenant leasing opportunities.

     - We may buy assets from or sell assets to other Hines affiliates, including buying properties developed by Hines, subject to the approval of a majority of our independent directors.

     - The Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm's-length, and which may not be conditioned upon our financial performance.

     Please see "Risk Factors -- Potential Conflicts of Interest Risks" and "Conflicts of Interest" for a discussion of these conflicts of interest.

TERMS OF THIS OFFERING

     We are offering a minimum of 2,500,000 shares and a maximum of 200,000,000 shares to the public at $10.00 per share, subject to certain volume discounts. This offering is being conducted on a best efforts basis which means the broker dealers participating in the offering have no obligation to purchase any of the shares being offered. Thus, there is no guarantee that a specified number of shares will be sold or a specified amount of money will be raised in this offering. Investors must initially purchase at least 250 shares, which equals a minimum investment of $2,500. We will be offering these shares until the earlier
of           (which is two years after the effective date of this offering) or the date we sell all 200,000,000 shares. However, we may terminate this offering at any time before these dates. We are also offering 20,000,000 shares pursuant to our dividend reinvestment plan at $9.75 per share to those shareholders who elect to participate in such plan as described below.

ESTIMATED USE OF PROCEEDS

     If we sell all the shares offered in this offering, we expect to invest approximately 90% of the gross proceeds raised in this offering to acquire interests in real estate. We will use the remaining approximately 10% of gross offering proceeds, to pay selling commissions, fees and expenses associated with our organization and this offering, and acquisition fees to the Advisor for investing the net proceeds. Please see the "Estimated Use of Proceeds" section of this prospectus.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING PARTNERSHIP OWNERSHIP INTEREST

     The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests, distributions and other payments that affiliates of Hines will or may receive in connection with this offering and our operations.

                                                                          ESTIMATED MAXIMUM
TYPE                     DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
----                     -------------------------------------     --------------------------------
                                 ORGANIZATIONAL AND OFFERING STAGE

Selling Commissions    Up to 6.0% of gross offering proceeds.               $131,700,000
Dealer Manager Fee     Up to 2.0% of gross offering proceeds,                $40,000,000
                       excluding proceeds received from our
                       dividend reinvestment plan.
Organization and       Reimbursement of actual expenses, which we            $38,000,000
  Offering Costs       expect to be approximately 1.7% of gross
                       offering proceeds if we raise the maximum
                       pursuant to this offering.(2)
Ownership Interest in  An ownership interest denominated as a              Not applicable
  the Operating        Class B Interest in the Operating
  Partnership          Partnership which increases on a monthly
                       basis by an amount equal to (i) 0.0625%
                       plus (ii) 0.50% of the gross amount
                       invested in real estate investments during
                       such month (including any debt
                       attributable to such investments), divided
                       by the net capital invested in the
                       Operating Partnership. This interest is
                       also diluted monthly to account for the
                       number of OP Units issued by the Operating
                       Partnership during the previous month.(3)

                                         INVESTMENT STAGE

Acquisition Fee        0.50% of the gross amount invested in real            $9,877,114
                       estate investments (including any debt
                       attributable to such investments).

                                         OPERATIONAL STAGE

Asset Management Fee   0.1875% per quarter of the net asset value  Not determinable at this time of our real estate investment portfolio at
                       the end of each quarter.
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements       in connection with our administration and
                       the management and operation of our
                       properties.(4)
Property Management    The lesser of (i) 2.5% of annual gross      Not determinable at this time
  Fee                  revenues received from the property or
                       (ii) the amount of management fees which
                       is recoverable from tenants under their
                       leases, subject to a minimum of 1.0% of
                       annual gross revenues received from the
                       property.

                                                                          ESTIMATED MAXIMUM
TYPE                     DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
----                     -------------------------------------     --------------------------------
Leasing Fee            1.5% of gross revenues payable over the     Not determinable at this time
                       term of each executed lease.(5)
Tenant Construction    Amount payable by the tenant under its      Not determinable at this time
  Management Fees      lease or, if payable by the landlord,
                       direct costs incurred by the Property
                       Manager if the related services are
                       provided by off-site employees.
Re-development         2.5% of total project costs relating to     Not determinable at this time
  Construction         the re- development.
  Management Fees

                                    DISPOSITION AND LIQUIDATION

Disposition Fee        No disposition fee will be paid in                  Not applicable
                       connection with dispositions.
Incentive Fee          No incentive fee will be paid out of sales          Not applicable
                       proceeds or upon liquidation or a listing.

---------------

(1) Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue 20,000,000 shares relating to our dividend reinvestment plan at $9.75 per share pursuant to this offering.

(2) In no event will such reimbursements exceed 3.0% of actual gross offering proceeds.

(3) Please see "The Operating Partnership -- The Class B Interest" for a summary of this interest.

(4) Under certain circumstances, the Advisor may have to reimburse us for amounts paid to the Advisor and the Dealer Manager in any year for the reimbursement of expenses.

(5) As to any lease, the leasing fee will include 1.5% of gross revenues payable over the term of any amendment, renewal, extension, expansion or similar event.

     For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the "Management Compensation, Expense Reimbursements and Operating Partnership Ownership Interests" section of this prospectus.

DIVIDEND POLICY

     In order to qualify and remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our shareholders. After we begin investing in properties, we expect to declare dividends on a monthly basis, but aggregate and pay dividends on a quarterly basis. The amount of such dividends will be determined by our board of directors and will depend on the amount of our available cash flow, current and projected cash requirements, tax considerations and other factors.

     Because we have not identified any probable investments, we cannot predict when we will begin to generate sufficient cash flow to pay dividends. We do not expect to have sufficient cash flow available to pay dividends prior to making our initial investments in real estate. Please see the "Description of Our Common Shares -- Dividend Policy" section of this prospectus for a further explanation of our Dividend Policy.

DIVIDEND REINVESTMENT PLAN

     You may participate in our dividend reinvestment plan pursuant to which you may have your dividends reinvested in additional whole or fractional common shares. During this offering, shares will be issued through the plan for $9.75 per share. Thereafter, our board of directors will determine the price per share based on the consideration of numerous factors including the then-current offering price (if any). If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to plan participants. Please see the "Description of Our Common
Shares -- Dividend Reinvestment Plan" section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Appendix C to this prospectus.

SHARE REDEMPTION PROGRAM

     An investment in our common shares should be made as a long-term investment which is consistent with our real estate investment strategies. Therefore, you should not purchase our shares if you will need to sell such shares in the near future. However, to accommodate shareholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program. No fees will be paid to Hines in connection with any redemptions.

     After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to redeem all or a portion of your shares, subject to certain restrictions and limitations. The Company intends to allow redemptions of our shares on a quarterly basis, subject to an annual limitation of the lesser of (i) the net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year end.

     Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, new offerings, borrowings, asset sales or financings and excess operating cash flow.

     During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, our board of directors will determine the redemption price based on the consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price (if any), the then-current dividend reinvestment plan price and general market conditions. Our board of directors may reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time without shareholder approval. In addition, we may waive this one-year holding period requirement and the annual limitation in connection with redemption requests made after the death of a shareholder. Please see "Description of Our Common Shares -- Share Redemption Program" for further explanation of our share redemption program.

                                  RISK FACTORS

     You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

INVESTMENT RISKS

  THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON SHARES AND WE CURRENTLY DO NOT INTEND TO LIST THE SHARES ON A STOCK EXCHANGE. THEREFORE, IT WILL LIKELY BE DIFFICULT FOR YOU TO SELL YOUR SHARES AND, IF YOU ARE ABLE TO SELL YOUR SHARES, YOU MAY LIKELY SELL THEM AT A SUBSTANTIAL DISCOUNT.

     There currently is no public market for our common shares and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption plan but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program at any time. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by the approximately 10% of gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition fees. Until our aggregate investments increase in value to compensate for these up front fees and expenses, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption plan or otherwise, for the price you paid for them. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider the purchase of our common shares as illiquid and a long-term investment and you must be prepared to hold your shares for an indefinite length of time. Please see "Description of Our Common Shares -- Restrictions on Transfer" herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

  OUR ABILITY TO SUCCESSFULLY CONDUCT THIS OFFERING IS DEPENDENT IN PART ON THE ABILITY OF OUR DEALER MANAGER, HINES REAL ESTATE SECURITIES, INC., A NEWLY-FORMED ENTITY.

     We have retained Hines Real Estate Securities, Inc. to conduct this offering. Hines recently formed Hines Real Estate Securities to conduct this offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent on Hines Real Estate Securities' ability to establish and maintain a network of licensed securities brokers and other agents. Hines Real Estate Securities is a recently-formed company which, prior to this offering, has not operated a licensed broker-dealer. If Hines Real Estate Securities is not successful in establishing, operating and managing this network of brokers and other agents, our ability to raise proceeds through this offering may be adversely affected and we may not have adequate capital to implement our investment strategy.

  YOU WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT DUE DILIGENCE REVIEW IN CONNECTION WITH THIS OFFERING AND THE FEES WE PAY IN CONNECTION WITH THIS OFFERING WERE NOT DETERMINED ON AN ARM'S-LENGTH BASIS.

     Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The compensation paid to the Advisor and our Dealer Manager for services they provide us were not determined on an arm's-length basis.

  YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE YOU PURCHASE OUR SHARES.

     We have not yet acquired or definitively identified any investments that we will make. Therefore, we are unable to provide you with information to evaluate our investments or potential investments prior to your purchase of our shares. Regarding our investments, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that the Advisor may not be able to achieve our objectives.

  THE RISK THAT WE WILL NOT BE ABLE TO ACCOMPLISH OUR BUSINESS OBJECTIVES WILL INCREASE IF ONLY A SMALL NUMBER OF OUR SHARES ARE PURCHASED IN THIS OFFERING.

     Our common shares are being offered on a "best efforts" basis and no individual, firm or corporation has agreed to purchase any of our common shares offered hereby. We are subject to the risk that all or the minimum number of the common shares offered hereby may not be sold. If we are only able to sell a limited number of shares in excess of the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located. For example, if we only raise $25,000,000 from this offering, we may only be able to acquire one property and our operations and ability to pay dividends would be dependent on the success of this one investment. Please see "-- Business and Real Estate Risks -- We may be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" for a discussion of risks associated with investments in joint ventures. Therefore, if we are only able to sell a small number of shares in this offering, we may lack a diversified portfolio of investments, and our fixed operating expenses (as a percentage of gross income) would be higher and we would not achieve the benefits associated with a large, diversified property portfolio.

  WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.

     Our board of directors determined the selling price of the common shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

  THE OWNERSHIP LIMIT IN OUR ARTICLES OF INCORPORATION MAY DISCOURAGE A TAKEOVER ATTEMPT.

     Our articles of incorporation provide that no holder of shares, other than any person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding shares. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control of Hines REIT. Please see the "Description of Our Common
Shares -- Restrictions on Transfer" section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

  WE WILL NOT BE AFFORDED THE PROTECTION OF THE MARYLAND GENERAL CORPORATION LAW RELATING TO BUSINESS COMBINATIONS.

     Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

     - any person who beneficially owns 10% or more of the voting power of our outstanding shares;

     - any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (an "interested shareholder"); or

     - an affiliate of an interested shareholder.

     These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Since our articles of incorporation contain limitations on ownership of 9.9% or more of our common shares, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

  OUR RIGHTS AND THE RIGHTS OF OUR SHAREHOLDERS TO MAKE CLAIMS AND RECOVER DAMAGES AGAINST OUR OFFICERS AND DIRECTORS ARE LIMITED BY MARYLAND LAW AND OUR ARTICLES OF INCORPORATION.

     Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our articles of incorporation require us to indemnify our officers and directors in certain circumstances. The articles of incorporation of the Hines REIT, in the case of directors (other than independent directors) and officers provide that the Hines REIT will not indemnify such directors or officers for losses or liabilities that are the result of negligence or misconduct. In the case of independent directors, the Hines REIT will not indemnify such independent directors for losses or liabilities that are the result of gross negligence or willful misconduct. As a result, our shareholders and we may have more limited rights against our directors or officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

  THE HINES REIT'S INTEREST IN THE OPERATING PARTNERSHIP WILL BE DILUTED BY THE CLASS B INTEREST IN THE OPERATING PARTNERSHIP HELD BY AN AFFILIATE OF HINES AND YOUR INTEREST IN THE HINES REIT MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES.

     An affiliate of Hines owns a Class B Interest in the Operating Partnership. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. Please see "The Operating Partnership -- The Class B Interest" for a summary of this interest. This increase will dilute each shareholder's indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future.

     Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment in the event that we:

     - sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Incentive Share Plan;

     - sell securities that are convertible into shares, including interests in the Operating Partnership;

     - issue shares in a private offering of securities to institutional investors;

     - issue common shares upon the exercise of the options granted to the independent directors, or employees of the Company or the Advisor; or

     - issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

  WE MAY ISSUE PREFERRED SHARES OR SEPARATE CLASSES OR SERIES OF COMMON SHARES, WHICH ISSUANCE COULD ADVERSELY AFFECT THE HOLDERS OF THE COMMON SHARES ISSUED PURSUANT TO THIS OFFERING.

     We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Our articles of incorporation authorize our directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

     - a merger, offer or proxy contest;

     - the assumption of control by a holder of a large block of our securities; or

     - the removal of incumbent management.

  YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM.

     Even though our share redemption program provides you with the opportunity to redeem your shares after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first served basis and will be limited as follows: during this offering and for five years thereafter, the Company will redeem shares subject to an annual limitation of the lesser of (i) the net proceeds received from the dividend reinvestment plan during the prior calendar year and (ii) 5% of our outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. During this offering, the redemption price will be 90% of the offering price, or $9.00. After this offering, our board of directors will determine the redemption price and the price may be lower than the then-current market value. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.

  YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

     We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

     - limitations on capital structure;

     - restrictions on specified investments;

     - prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations. To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. We may also be required to make our indirect investments in the form of general partner interests. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

BUSINESS AND REAL ESTATE RISKS

  WE HAVE NO OPERATING HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY AND PROFITABLY OPERATE OUR BUSINESS. THE PRIOR PERFORMANCE OF HINES MAY NOT BE INDICATIVE OF OUR FUTURE RESULTS.

     We are a recently-formed company and we do not have an operating history. Likewise, the Advisor is a recently-formed company with no operating history. Because of our Company's limited history, investors should be especially cautious before drawing conclusions about our future performance. Additionally, neither the Advisor nor Hines has operated a public company or an entity that has elected to be taxed as a REIT. Please see the risk factor entitled "-- Tax Risks -- If we failed to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted" below. This is also the first program sponsored by Hines which has investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments. The past performance of Hines may not be indicative of our future results and we may not be able to successfully implement or operate our business, which is different in some respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict our future performance.

  WE MAY NOT HAVE SUFFICIENT FUNDS TO PAY DIVIDENDS.

     Our directors will determine the amount and timing of dividends to our shareholders. Our directors will consider all relevant factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. We expect that we will not pay dividends to our shareholders until we have raised sufficient proceeds from this offering to allow us to make investments in real estate. We can not predict how long it may take to raise sufficient proceeds to make such investments. We may never have sufficient funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

  DELAYS IN PURCHASING PROPERTIES WITH PROCEEDS RECEIVED FROM THIS OFFERING MAY RESULT IN DELAYS IN THE COMMENCEMENT OF DIVIDEND PAYMENTS AND IN A LOWER RATE OF RETURN TO INVESTORS.

     As of the date of this prospectus, we have not identified specific properties we will purchase with the proceeds of this offering. This type of offering is commonly referred to as a "blind pool" offering. Because we are conducting this offering on a "best efforts" basis over several months, our ability to commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments, delays in construction, delays in development or other factors. We will invest all proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds for acquisitions. We expect that the income we earn on these temporary investments will be lower than the rate of return associated with our operations of real estate. Therefore, the temporary investment of proceeds from this offering for an extended time would likely result in a lower rate of return for shareholders. It may take several months or more after the closing of a property acquisition or an investment before we may be in a position to pay cash dividends attributable to such property.

  WE MAY NOT BE ABLE TO MEET, OR WE MAY NEED TO INCUR BORROWINGS TO MEET, REIT MINIMUM DISTRIBUTION REQUIREMENTS AND SUCH BORROWINGS MAY ADVERSELY IMPACT OUR OPERATIONS AND CASH FLOW.

     In order to qualify and maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual net taxable income (excluding any net capital gain). In addition, the Internal Revenue Code will subject us to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years. We may not be able to pay dividends to our shareholders in a manner that allows us to meet the foregoing distribution requirement and avoid this 4% excise tax.

     We expect our income to consist almost solely of our share of the Operating Partnership's income, and the cash available for distribution by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

     - the amount of the cash available for distribution;

     - the impact of such distribution on other partners of the Operating Partnership;

     - the Operating Partnership's financial condition;

     - the Operating Partnership's capital expenditure requirements; and

     - the annual distribution requirements contained in the Internal Revenue Code necessary to qualify and maintain our qualification as a REIT.

     Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption plan or required debt amortization payments, could require us to borrow funds on a short-term or long-term basis to meet the REIT distribution requirements and to avoid the 4% excise tax described above. In such circumstances, we might need to borrow funds to avoid adverse tax consequences even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

  WE EXPECT TO ACQUIRE SEVERAL PROPERTIES IN THE FUTURE, WHICH, IF UNSUCCESSFUL, COULD ADVERSELY IMPACT OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS.

     As of the date of this prospectus, we do not own any properties. We expect to acquire interests in several properties in the future with the proceeds of this offering. The acquisition of properties, or interests in properties, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

     - risks that investments will fail to perform in accordance with expectations because of conditions or liabilities we did not know about at the time of acquisition;

     - risks that estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

     - general investment risks associated with any new real estate investment.

     To the extent that we develop a property, pursue a property that needs substantial renovation or repositioning or invest in a project being developed by Hines or a third party, our investment will bear certain risks including:

     - the risks that construction delays or cost overruns may increase project costs and could make such project uneconomical;

     - the risk that occupancy or rental rates at the completed project will not be sufficient to enable us to pay operating expenses, debt service or earn the targeted rate of return on our investment; and

     - the risk of incurring redevelopment costs in connection with projects that are not completed. Delays in the completion of construction could also give tenants the right to terminate pre-construction leases for space in a newly-constructed or refurbished property. In the case of an unsuccessful acquisition or development project, our loss could exceed our investment in such project.

  WE MAY BE SUBJECT TO RISKS AS THE RESULT OF JOINT OWNERSHIP OF REAL ESTATE WITH OTHER HINES PROGRAMS OR THIRD PARTIES.

     We may invest in properties and assets jointly with other Hines programs as well as other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

     - the possibility that our partners or co-investors might become insolvent or bankrupt;

     - that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

     - the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

     - that such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

     Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

     If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

  IF WE INVEST IN A LIMITED PARTNERSHIP AS A GENERAL PARTNER WE COULD BE RESPONSIBLE FOR ALL LIABILITIES OF SUCH PARTNERSHIP.

     In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. In such event, we could be liable for all the liabilities of such partnership. In some cases, we may also be required to take our interest as a non-managing general partner and consequently, we would be potentially liable for all such liabilities without having the same rights of management or control over the operation of the partnership as the managing general partner or partners may have. Therefore, we may be held responsible for the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

  IF WE DO NOT HAVE SUFFICIENT CAPITAL RESOURCES FROM EQUITY AND DEBT FINANCINGS FOR ACQUISITIONS OF NEW PROPERTIES OR OTHER ASSETS BECAUSE OF OUR INABILITY TO RETAIN EARNINGS, OUR GROWTH MAY BE LIMITED.

     In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our net annual taxable income (excluding any net capital gain). This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new properties. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties and expand our operations will be adversely affected.

  OUR USE OF BORROWINGS TO PARTIALLY FUND ACQUISITIONS AND IMPROVEMENTS ON PROPERTIES COULD RESULT IN FORECLOSURES AND UNEXPECTED DEBT SERVICE EXPENSES UPON REFINANCING, BOTH OF WHICH COULD HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND CASH FLOW.

     We intend to rely on borrowings and other external sources of financing to partially fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

     If we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to "lump sum" or "balloon" payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

  WE OPERATE IN A COMPETITIVE BUSINESS AND MANY OF OUR COMPETITORS HAVE SIGNIFICANT RESOURCES AND OPERATING FLEXIBILITY, ALLOWING THEM TO COMPETE EFFECTIVELY WITH US.

     Numerous real estate companies that operate in the markets in which we may operate will compete with us in developing and acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. As a result of the weakened United States economy, there is greater competition for creditworthy tenants as well as high-quality office properties. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants.

  IF WE PURCHASE ASSETS AT A TIME WHEN THE COMMERCIAL REAL ESTATE MARKET IS EXPERIENCING SUBSTANTIAL INFLUXES OF CAPITAL INVESTMENT AND COMPETITION FOR HIGH-QUALITY PROPERTIES, THE REAL ESTATE WE PURCHASE MAY NOT APPRECIATE OR MAY DECREASE IN VALUE.

     The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for high-quality real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

  WE MAY NOT HAVE FUNDING OR CAPITAL RESOURCES FOR FUTURE TENANT IMPROVEMENTS.

     Substantially all of our net offering proceeds may be invested in real estate properties or mortgages, and the working capital reserves we maintain will be limited. When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons. We currently have no identified funding source to provide funds for such future capital needs. In the event we need to secure funding sources in the future, but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property which may cause such property to decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. Or, we may be required to secure funding on unfavorable terms.

  WE DEPEND ON TENANTS FOR OUR REVENUE AND THEREFORE OUR REVENUE IS DEPENDENT ON THE SUCCESS AND ECONOMIC VIABILITY OF OUR TENANTS. OUR RELIANCE ON SINGLE OR SIGNIFICANT TENANTS IN CERTAIN BUILDINGS MAY DECREASE OUR ABILITY TO LEASE VACATED SPACE.

     We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that may be less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

     Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

  THE BANKRUPTCY OR INSOLVENCY OF A MAJOR TENANT WOULD ADVERSELY IMPACT OUR OPERATIONS.

     The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease (absent collateral securing the claim) will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims.

  OUR COST TO OBTAIN INSURANCE AND UNINSURED LOSSES RELATING TO REAL PROPERTY MAY ADVERSELY AFFECT OUR CASH FLOW AND OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS.

     We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We expect that we will also invest in such properties. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible.

     We may not be able either to obtain certain desirable types of insurance coverage or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance makes it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self insure against certain losses or seek other forms of financial assurance. We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, the uninsured loss. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damaged property.

  OUR OPERATIONS WILL BE DIRECTLY AFFECTED BY GENERAL ECONOMIC AND REGULATORY FACTORS WE CANNOT CONTROL OR PREDICT.

     We expect to own interests in real estate or mortgages secured by real estate. Investments in real estate may involve a high level of risk as the result of factors we cannot control or predict. One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. We expect that a significant number of our properties will be office buildings located in major metropolitan or suburban areas. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

     - conditions in financial markets and general economic conditions;

     - terrorist attacks and international instability;

     - over-building;

     - adverse national, state or local changes in applicable tax, environmental or zoning laws; and

     - a taking of any of our properties by eminent domain.

Some or all of the foregoing factors may affect our properties, which could adversely affect our operations, our ability to pay dividends to our shareholders or our ability to sell our properties.

  WE MAY HAVE DIFFICULTY SELLING REAL ESTATE INVESTMENTS AND OUR DIVIDENDS TO SHAREHOLDERS UPON A RESALE OF INVESTMENTS ARE UNCERTAIN.

     Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

     - purchase additional properties;

     - repay debt;

     - buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

     - purchase shares under our share redemption plan;

     - create working capital reserves; or

     - make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

     Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

  POTENTIAL LIABILITY AS THE RESULT OF, AND THE COST OF COMPLIANCE WITH, ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR OPERATIONS.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

  ALL OF OUR PROPERTIES WILL BE SUBJECT TO PROPERTY TAXES THAT MAY INCREASE IN THE FUTURE, WHICH COULD ADVERSELY AFFECT OUR CASH FLOW.

     Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that our leases will generally provide that the property taxes are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes.
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

  IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY OR DESIRABLE PROPERTY IMPROVEMENTS.

     If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain high-quality tenants to such properties, or the amount of rent we can charge at such properties may decrease.

  YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

     Hines has sponsored prior programs in which 26 properties were acquired or developed outside of the United States during the 10-year period ended December 31, 2002. We expect that we may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

     - changing governmental rules and policies, including changes in land use and zoning laws;

     - enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person's or company's country of origin;

     - variations in currency exchange rates;

     - adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

     - the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

     - the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

     - general political and economic instability;

     - Hines' limited experience and expertise in foreign countries relative to its experience and expertise in the United States; and

     - more stringent environmental laws or changes in such laws.

  IF WE MAKE OR INVEST IN MORTGAGE LOANS, OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS, WHICH COULD DECREASE THE VALUE OF OUR MORTGAGE INVESTMENTS.

     If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

  IF WE MAKE OR INVEST IN MORTGAGE LOANS, OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS WHICH COULD REDUCE OUR RETURNS AS COMPARED TO MARKET INTEREST RATES AS WELL AS THE VALUE OF THE MORTGAGE LOANS IN THE EVENT WE SELL THE MORTGAGE LOANS.

     If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

  DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.

     If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

POTENTIAL CONFLICTS OF INTEREST RISKS

  WE MAY COMPETE WITH OTHER ENTITIES AFFILIATED WITH HINES FOR TENANTS AND REAL ESTATE INVESTMENT OPPORTUNITIES. SOME OF THESE ENTITIES HAVE THE RIGHT TO ACCEPT OR REJECT CERTAIN INVESTMENT OPPORTUNITIES BEFORE WE HAVE THE RIGHT TO ACCEPT SUCH OPPORTUNITIES.

     Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns and/or manages properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by Hines. Hines may face conflicts of interest when allocating tenant opportunities between us and other properties owned and/or managed by Hines.

     Additionally, Hines has existing programs with investment objectives and strategies similar to ours. Because we may compete with some or all of these entities for investment opportunities, Hines and its affiliates may have conflicts of interest in allocating investment opportunities between us and these other entities. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet defined investment criteria. Please see "Conflicts of Interest -- Competitive Activities of Hines and its Affiliates" for a description of these entities and priority rights. In particular, a Hines-sponsored limited partnership has the exclusive right to acquire certain types of office properties that meet our investment criteria associated with investment opportunities identified or located by Hines. We therefore may not be able to make certain investments (or we may have to invest with or through an entity affiliated with Hines) we otherwise would make if another Hines affiliated entity elects to take such opportunities as the result of a priority right. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned 100% of such assets. Please see "-- Business and Real Estate Risks -- We may be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" above.

  EMPLOYEES OF THE ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TO TIME MANAGEMENT AND OUR RESULTS OF OPERATIONS MAY SUFFER AS A RESULT OF THESE CONFLICTS OF INTEREST.

     We do not have employees. Likewise, pursuant to a contract with Hines, the Advisor will rely on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and we expect that Hines will continue to do so. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. We encourage you to read the "Conflicts of Interest" section of this prospectus for a further discussion of these topics.

     Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

  HINES MAY FACE CONFLICTS OF INTEREST IF IT SELLS PROPERTIES IT ACQUIRES OR DEVELOPS TO US.

     We expect that we will acquire properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see "Investment Objectives and Policies With Respect to Certain Activities -- Affiliate Transaction Policy" below. Hines may owe fiduciary duties to the selling entity in these transactions and conflicts of interest could exist in such transactions.

  HINES MAY FACE CONFLICTS OF INTEREST IN CONNECTION WITH THE MANAGEMENT OF OUR DAY-TO-DAY OPERATIONS.

     Hines, through the Advisor and the property manager, manage our day-to-day operations and properties pursuant to an advisory agreement and property management agreements. These agreements were not negotiated at arm's length and certain fees payable to us under such agreements are paid regardless of our performance. Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines.

  CERTAIN OF OUR OFFICERS AND DIRECTORS FACE CONFLICTS OF INTEREST RELATING TO THE POSITIONS THEY HOLD WITH OTHER ENTITIES.

     Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest could arise in decisions or activities related to:

     - the allocation of new investments among us and other entities operated by Hines;

     - the allocation of time and resources among us and other entities operated by Hines;

     - the timing and terms of the investment in or sale of an asset;

     - investments with Hines and affiliates of Hines;

     - the compensation paid to our Advisor; and

     - our relationship with Hines in the management of our properties.

  OUR UPREIT STRUCTURE MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST.

     Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interest of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

TAX RISKS

  IF WE FAILED TO QUALIFY AS A REIT, OUR OPERATIONS AND OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS WOULD BE ADVERSELY IMPACTED.

     We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     If we elected to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

     - we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

     - we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

     - we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

     - our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

     - we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the "Federal Income Tax Considerations" section of this prospectus for further discussion of the tax issues related to this offering.

  IF THE OPERATING PARTNERSHIP WAS CLASSIFIED AS A "PUBLICLY-TRADED PARTNERSHIP" UNDER THE INTERNAL REVENUE CODE, OUR OPERATIONS AND OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS COULD BE ADVERSELY AFFECTED.

     We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies "publicly traded partnerships" (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the Operating Partnership as a "publicly traded partnership" for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a "publicly traded partnership," and substantially all of the Operating Partnership's gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat the Operating Partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

     These topics are discussed in greater detail in the "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership" section of this prospectus.

  DIVIDENDS TO TAX-EXEMPT INVESTORS MAY BE CLASSIFIED AS UNRELATED BUSINESS TAXABLE INCOME.

     Neither dividend or capital gain distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

     - part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

     - part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

     - part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

     We encourage you to read the "Federal Income Tax Considerations -- Taxation of Tax Exempt Entities" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

  INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DIVIDENDS.

     If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, dividends and capital gain distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested.

  POSSIBLE APPLICABILITY OF FIRPTA TAX TO SALE OF COMMON SHARES BY FOREIGN INVESTORS.

     A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is "domestically controlled." A REIT is "domestically controlled" if less than 50% of the REIT's capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT's existence.

     We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the "Federal Income Tax Considerations -- Taxation of Foreign
Investors -- Sales of Shares" section of this prospectus for a further discussion of this issue.

  IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE INCOME TAXES AS A REIT OR OTHER STATE OR LOCAL INCOME TAXES, WHICH WOULD REDUCE OUR CASH AVAILABLE TO PAY DIVIDENDS TO OUR SHAREHOLDERS.

     Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

  POSSIBLE IMPACT OF RECENTLY ENACTED TAX LEGISLATION.

     Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

                           ESTIMATED USE OF PROCEEDS

     The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows two scenarios:

     - scenario one assumes we sell the minimum 2,500,000 shares at $10.00 per share pursuant to this offering and that we issue no shares pursuant to our dividend reinvestment plan; and

     - scenario two assumes we sell the maximum 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.75 per share, pursuant to this offering.

Under both scenarios we have not given effect to any special sales or volume discounts which could reduce the selling commissions.

     Many of the amounts set forth below represent our management's best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

     Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that approximately 90% of the money you invest will be used to invest in high-quality real estate, while the remaining amount of approximately 10% will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering, as well as acquisition fees to our Advisor for investing the net offering proceeds.

                                                 MINIMUM OFFERING            MAXIMUM OFFERING
                                                 2,500,000 SHARES           220,000,000 SHARES
                                             ------------------------   ---------------------------
                                               AMOUNT      PERCENTAGE       AMOUNT       PERCENTAGE
                                             -----------   ----------   --------------   ----------
Gross Proceeds.............................  $25,000,000      100.00%   $2,195,000,000      100.00%
Less Expenses:
  Selling Commissions(1)...................  $ 1,500,000        6.00%   $  131,700,000        6.00%
  Dealer Manager Fees(2)...................  $   500,000        2.00%   $   40,000,000        1.82%
  Organization & Offering Costs(3).........  $   750,000        3.00%   $   38,000,000        1.73%
  Total Expenses...........................  $ 2,750,000       11.00%   $  209,700,000        9.55%
Gross Cash Available for Investments and
  Operations...............................  $22,250,000       89.00%   $1,985,300,000       90.45%
Less Acquisition Fees(4)...................  $   110,697        0.44%   $    9,877,114        0.45%
Net Cash Available for Investments and
  Operations(5)............................  $22,139,303       88.56%   $1,975,422,886       90.00%

---------------

(1) We will pay the Dealer Manager sales commissions up to 6.0% for sales of our shares to the public as well as pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts as further described in the "Plan of Distribution" section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(2) We will pay the Dealer Manager a dealer manager fee of up to 2.0% of gross offering proceeds for shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers the costs and expenses of attending our educational conferences or to defray other distribution-related expenses. We will not pay the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(3) Organization and offering expenses consist of actual legal, accounting, printing, marketing and other accountable offering expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars;
    (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds without recourse against or reimbursement by us.

(4) We will pay the Advisor an acquisition fee of 0.50% of the gross amount invested in real estate investments we make, including any debt attributable to such investments, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that we will not use debt when purchasing properties. In the event we raise the maximum $2,195,000,000 pursuant to this offering and all of our investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,754,229.

(5) This amount includes other third-party acquisition expenses which are included in the gross purchase price of the real estate properties or paid for by us for properties that ultimately are not acquired. These third-party acquisition expenses include legal, accounting, consulting, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired.

                             THE HINES ORGANIZATION

GENERAL

     Hines is a fully integrated real estate investment and management firm that has been investing in high-quality real estate assets and providing acquisition, development, financing, property management, leasing and disposition services for over 45 years. Hines was founded by Gerald D. Hines in 1957 and is an organization consisting of numerous affiliated partnerships and entities all of which are solely controlled by Gerald D. Hines and/or his son, Jeffrey C. Hines. Hines has acquired or developed approximately 600 real estate projects representing approximately 161.5 million rentable square feet since its inception in 1957. Hines' investment partners have primarily consisted of large domestic and foreign institutional investors.

     Hines currently has approximately 2,800 employees located in its offices in 78 cities in the United States and in 11 other countries. Hines is headquartered in Houston and has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. Most of these executive vice presidents, whose average tenure at Hines is 28 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

     Hines' central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines' central resources include employees who are specialists in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm.

     The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office.

                                    (CHART)

                                                        --------------------
                                                             OWNERSHIP
                                                        --------------------
                                                        Gerald D. Hines
                                                        Jeffrey C. Hines
                 ---------------------------            --------------------             -----------------------------
                      CENTRAL RESOURCES                          |                             CENTRAL RESOURCES
                 ---------------------------                     |                       -----------------------------
                 o Conceptual Construction                       |                       o Fund Management
                 o Corporate Communications                      |                       o Capital Markets Group
                 o Human Resources                               |                       o Financial Admin. & Internal
                 o Operating/Engineering     -------------------------------------------   Audit
                   Services                                      |                       o Risk Management
                                                                 |
                 Total Personnel: 70                             |                       Total Personnel: 155
                 ---------------------------                     |                       -----------------------------
                                                                 |
         ---------------------------------------------------------------------------------------------------------------
         |                      |                     |                    |                     |                     |
         |                      |                     |                    |                     |                     |
--------------------  --------------------  --------------------  --------------------  --------------------  --------------------
    WEST REGION         SOUTHWEST REGION       MIDWEST REGION       SOUTHEAST REGION        EAST REGION          INTERNATIONAL
--------------------  --------------------  --------------------  --------------------  --------------------  --------------------
                                                                                                              o Europe
                                                                                                              o China
                                                                                                              o Mexico
                                                                                                              o Russia
                                                                                                              o South America
                                                                                                              o Asia Pacific
                                                                                                              o Eurasia
Total Personnel: 261  Total Personnel: 481  Total Personnel: 421  Total Personnel: 137  Total Personnel: 389  Total Personnel: 867
--------------------  --------------------  --------------------  --------------------  --------------------  --------------------

     Hines Interests Limited Partnership (or "HILP"), our property manager, is the primary real estate services operating entity in Hines. The following sets forth information with respect to the executive officers of the general partner of HILP and members of its Executive Committee:

                                             NUMBER OF
                                               YEARS
                                               WITH
NAME                                   AGE     HINES                    POSITION
----                                   ---   ---------                  --------
Gerald D. Hines......................  78       45       Chairman
Jeffrey C. Hines.....................  48       21       President
C. Hastings Johnson..................  55       25       Executive Vice President and Chief
                                                         Financial Officer
Charles M. Baughn....................  48       19       Executive Vice President -- Capital
                                                         Markets
James C. Buie, Jr. ..................  51       23       Executive Vice President -- West and
                                                         Asia Pacific Regions
C. Kevin Shannahan...................  47       21       Executive Vice President -- Midwest,
                                                         Southeast and South America Regions
E. Staman Ogilvie....................  54       30       Executive Vice President -- Southwest
                                                         and Eurasia Regions
Louis S. Sklar.......................  64       36       Executive Vice President -- Southwest
                                                         and Mexico Regions
Kenneth W. Hubbard...................  61       30       Executive Vice President -- East
                                                         Region
Michael J.G. Topham..................  55       28       Executive Vice President -- European
                                                         Region

     Gerald D. Hines. Mr. Hines is the co-owner and Chairman of the general partner of HILP, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm's Executive Committee. He oversees a portfolio of more than 120 properties valued in excess of $13 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

     Jeffrey C. Hines. Mr. Hines is the co-owner and President of the general partner of HILP responsible for overseeing all firm policies and procedures as well as day-to-day operations. He is also a member of HILP's Executive Committee. He became President in 1990 and has overseen a major expansion of the firm's personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and in the acquisition of over $4 billion of properties. He graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

     C. Hastings Johnson. Mr. Johnson is an Executive Vice President of the general partner of HILP and its Chief Financial Officer and is responsible for financial policies, construction, mortgage and equity financing and the joint venture relationships of Hines. He is also a member of HILP's Executive Committee. He became Chief Financial Officer of HILP in 1992, and prior to that led the development or redevelopment of numerous projects and initiated the Hines acquisition program. During his tenure as Chief Financial Officer the capital committed to equity projects sponsored by Hines has exceeded $13 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

     Charles M. Baughn. Mr. Baughn is an Executive Vice President of the general partner of HILP responsible for overseeing Hines' capital markets group, which raises, places and manages equity and debt for Hines projects. He is also a member of HILP's Executive Committee. He has contributed to the development or redevelopment of over seven million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado.

     James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of HILP responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a total of 34 million square feet of real estate. He is also a member of HILP's Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

     C. Kevin Shannahan. Mr. Shannahan is an Executive Vice President of the general partner of HILP responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a total of 39 million square feet of real estate and 4,000 acres of land development. He is also a member of HILP's Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

     E. Staman Ogilvie. Mr. Ogilvie is an Executive Vice President of the general partner of HILP responsible for development, operations and transactions in the Southwest Region of the United States and in Russia, representing a total of 29 million square feet of real estate, a portion of which Mr. Ogilvie shares with Louis S. Sklar. He is a member of HILP's Executive Committee. He graduated from Washington and Lee University with a B.S. and received his M.B.A. from the Harvard Graduate School of Business.

     Louis S. Sklar. Mr. Sklar is an Executive Vice President of the general partner of HILP responsible for development, operations and transactions in the Southwest Region of the United States and in Mexico, representing a total of 32 million square feet of real estate, a portion of which Mr. Sklar shares responsibility for with Mr. Ogilvie. He is a member of HILP's Executive Committee. He graduated from Rice University with a B.A. in Economics.

     Kenneth W. Hubbard. Mr. Hubbard is an Executive Vice President of the general partner of HILP responsible for all development, operations and transactions in the East Region of the United States, representing a total of
22.4 million square feet of real estate. He is also a member of HILP's Executive Committee. He graduated from Duke University with a B.A. in History and received his J.D. from Georgetown Law School.

     Michael J.G. Topham. Mr. Topham is an Executive Vice President of the general partner of HILP responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of HILP's Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

HINES' REAL ESTATE PERSONNEL AND STRUCTURE

     Hines currently has approximately 2,800 employees who work out of Hines' offices located in 78 cities in the United States and in 11 other countries, as shown in the map below.

                             (HINES PROPERTIES MAP)

     Hines believes that it has mitigated many of the risks inherent in the investment and development of real estate by hiring, training and retaining what it believes to be highly qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its highly qualified employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains high performance and professional standards and rewards its personnel for their achievements by providing them compensation and equity participation which is based on the financial performance of individual real estate assets within the scope of their responsibility. Hines believes this performance-based compensation provides better alignment of interests between Hines' employees and its investors, while providing Hines' employees with long term incentives.

                                                              NUMBER OF   AVERAGE TENURE
TITLE                                                         EMPLOYEES      (YEARS)
-----                                                         ---------   --------------
Executive Vice President....................................        9           28
Senior Vice President.......................................       29           19
Vice President..............................................       92           14
Managers....................................................    1,025            8

     Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it strongly believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in every major market where Hines invests allows Hines to track current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities and to better manage, lease and operate each real estate asset.

     Set forth below is a listing of all Hines officers who are not members of the Hines Executive Committee including their area of responsibility in the regional or central office or by functional area as well as their tenure at Hines.

                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
WEST AND ASIA-PACIFIC
  REGIONS
Holte, Douglas G............   Senior Vice President      Santa Monica      Senior Officer -- Los Angeles        16
Morrison, James A...........   Senior Vice President      Beijing           Senior Officer -- Beijing            16
Paradis, Paul E.............   Senior Vice President      San Francisco     Senior Officer -- San Francisco      14
Shepherd, Colin P...........   Senior Vice President      Los Angeles       Senior Officer -- Los Angeles        21
Spencer, Norman A...........   Senior Vice President      San Francisco     Senior Officer -- Marketing          17
Carr, John A................   Vice President             San Francisco     Regional Controller                   7
Chu, Benjamin L.............   Vice President             Beijing           Project Officer                       8
Clever III, George H........   Vice President             Pleasanton        Project Officer -- Acq./Dev.          9
Hollister, Robert C.........   Vice President             Seattle           Project Officer -- Acq./Dev.          7
Kruggel, Thomas M...........   Vice President             San Francisco     Regional Operations Officer          19
Lewis, Lisa B...............   Vice President             San Francisco     Project Officer -- Acq./Dev.          8
Stallings, Andrew H.........   Vice President             San Diego         Construction Officer                 24
Vogel, Richard H............   Vice President             San Diego         Project Officer -- Acq./Dev.         10
SOUTHWEST, EURASIA AND
  MEXICO REGIONS
Cover, Mark A...............   Senior Vice President      Houston           Senior Officer -- Houston/Mexico     20
Elliot Jr., Clayton C.......   Senior Vice President      Dallas            Senior Officer -- Dallas/Denver      21
Kelley, David W.............   Senior Vice President      Houston           Senior Officer -- Marketing          33
Timmins, S. Lee.............   Senior Vice President      Austin            Senior Officer --                    15
                                                                            Austin/Phoenix/Moscow
Anderson, Paul R............   Vice President             Houston           Conceptual Construction              25
Daniels, Lyman A............   Vice President             Mexico City       Senior Officer -- Mexico             11
Elder, Charles W............   Vice President             Houston           Project Officer -- Acq./Dev.         23
Frey, Richard B.............   Vice President             Moscow            Construction Officer                 25
Gann Jr., Clifford P........   Vice President             Houston           Regional Operations Officer          28
Jenkins Jr., Frederick......   Vice President             Houston           Project Officer -- Acq./Dev.         34
McKinnon, Douglas C.........   Vice President             Denver            Project Officer -- Acq./Dev.         22
Mooz, John D................   Vice President             Houston           Project Officer -- Acq./Dev.         14
Pitchford, Joseph F.........   Vice President             Phoenix           Project Officer -- Acq./Dev.          8
Renz, Alison L..............   Vice President             Houston           Regional Controller                   8
Stare, Patrick..............   Vice President             Dallas            Construction Officer                 23

                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
MIDWEST REGION
Danilek, Thomas J...........   Senior Vice President      Chicago           Senior Officer -- Chicago            14
McGinnis, O. David..........   Senior Vice President      Chicago           Senior Officer -- Minneapolis        22
Chopp, William D............   Vice President             Minneapolis       Regional Operations Officer          20
D'Arcy, Thomas G. ..........   Vice President             Chicago           Marketing Officer                     6
Frank, John A. .............   Vice President             Chicago           Construction Officer                 18
Hartman, Kurt A.............   Vice President             Chicago           Project Officer -- Acq./Dev.         13
McCormick, Donald W. .......   Vice President             Omaha             Construction Officer                 21
McGrath, Gregory J. ........   Vice President             Detroit           Construction Officer                 21
Oley, James B...............   Vice President             Chicago           Regional Controller                  21
Peszek, Lawrence M. ........   Vice President             Detroit           Construction Officer                 23
Van Schaack, Gregory P......   Vice President             Chicago           Project Officer -- Acq./Dev.         18
Watters Jr., Charles K......   Vice President             Detroit           Project Officer -- Acq./Dev.         14
McDermott, John M...........   Vice President             Chicago           Project Officer -- Acq./Dev.          6
SOUTHEAST AND SOUTH AMERICA
  REGIONS
Harrison, Michael T.........   Senior Vice President      Atlanta           Senior Officer -- Florida            13
Voyles, Robert P............   Senior Vice President      Atlanta           Senior Officer -- Atlanta            15
Baker, Milton L. ...........   Vice President             Southeast         Construction Officer                 22
Cope, Thomas A. ............   Vice President             Chicago           Operations Officer                   22
Dolman, James S.............   Vice President             Sao Paulo         Project Officer -- Acq./Dev.         12
Heagy III, John A. .........   Vice President             Atlanta           Marketing Officer                     7
Hill, Mary Tillery..........   Vice President             Atlanta           Construction Officer                 21
Munro, Doug.................   Vice President             Sao Paulo         Senior Officer -- South Am.           5
Rohm, Rex H.................   Vice President             Atlanta           Regional Controller                  19
Stevens, Grant R. ..........   Vice President             Atlanta           Construction Officer                 21
Wilson, David D.............   Vice President             Nashville         Project Officer -- Acq./Dev.         13
EAST REGION
Alsup III, William B........   Senior Vice President      Washington, DC    Senior Officer -- Washington, DC     25
Craig Jr., Thomas M.........   Senior Vice President      New York          Senior Officer -- New York           22
Perry, David G..............   Senior Vice President      Boston            Senior Officer -- Boston             19
Allen, Michael D............   Vice President             Washington, DC    Project Officer -- Acq./Dev.         14
Bothwell, Jay J. ...........   Vice President             Washington, DC    Project Officer                      25
Brown, Gregory L............   Vice President             Boston            Regional Operations Officer          20
Garigliano, Frank L. .......   Vice President             New York          Construction Officer                 14
Lacancellera, James P.......   Vice President             Greenwich         Project Officer -- Acq./Dev.          7
Ottavio, Michael F. ........   Vice President             New York          Construction Officer                 12
Penick, David S.............   Vice President             New York          Project Officer -- Acq./Dev.         13
Riker, Howard J.............   Vice President             Washington, DC    Project Officer -- Acq./Dev.         11
Shults Jr., Robert R. ......   Vice President             New York          Construction Officer                 19
Spiritos, Jeffrey I.........   Vice President             New York          Project Officer -- Acq./Dev.         24
Tartaglione, Kevin A. ......   Vice President             Jersey City       Construction Officer                  4
Watson, Gerald H............   Vice President             New York          Regional Controller                   7
EUROPEAN REGION
Albrand, Patrick............   International Officer      Paris             Senior Officer -- France              8
Braaten, David S. ..........   International Officer      London            Hines European Development Fund      10
Catella, Riccardo...........   International Officer      Milan             Senior Officer -- Italy               4
de Dampierre, Olivier.......   International Officer      Paris             Senior Officer -- France              9
Giraudon, Marc..............   International Officer      London            Regional Controller                   7
Godzisz, Mieczyslaw.........   International Officer      Warsaw            Senior Officer -- Poland              6
Hall, John Gomez............   International Officer      Barcelona         Senior Officer -- Spain               1
Herre, Jurgen...............   International Officer      London            Project Officer -- Finance            3
Jones, Neil M. .............   Senior Vice President      London            Senior Officer -- Europe             23
Lewis, Phillip..............   International Officer      London            Senior Officer -- United Kingdom      2
Motamedian, Bahram..........   Vice President             London            Hines European Development Fund       8
O'Donnell, Simon............   International Officer      London            Senior Officer -- United Kingdom      4
Ramos, Miguel Angel.........   International Officer      Barcelona         Finance Officer -- Spain              7
Reynolds, Andrew............   International Officer      London            Project Officer -- United             3
                                                                            Kingdom
Sears, Mark S. .............   Vice President             Milan             Hines European Development Fund      17
Wambach, Karl...............   International Officer      Berlin            Senior Officer -- Germany            11
Wyper Jr., John S. .........   Vice President             Barcelona         Project Officer -- Acq./Dev.         24

OFFICERS BY CENTRAL DEPARTMENT

                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
Harris, John A..............   Executive Vice President   Houston           Conceptual Construction              37
Chen, Leo H.................   Senior Vice President      Houston           Emerging Markets Fund                23
Forbes, Kay P...............   Senior Vice President      Houston           Financial Administration              4
Hime, James A...............   Senior Vice President      Houston           Core Office Fund                      8
Hughes, Christopher D.......   Senior Vice President      Washington, DC    Capital Markets Group                17
Lawrence, David T...........   Senior Vice President      Boston            Capital Markets Group                26
Lea, Jerrold P..............   Senior Vice President      Houston           Conceptual Construction              22
LeVrier, David E............   Senior Vice President      Houston           Administration                       25
MacEachron, Daniel N........   Senior Vice President      San Francisco     National Office Partners             22
Owens, Thomas D.............   Senior Vice President      Houston           U.S. Development Funds               30
Oyer, James W...............   Senior Vice President      Houston           U.S. Office Value Added Fund and
                                                                            Core Office Fund                     22
Bay, Thomas H. .............   Vice President             Houston           Conceptual Construction               6
Congdon, David J............   Vice President             Greenwich         U.S. Office Value Added Fund          5
Donaldson, Edmund A.........   Vice President             Houston           Core Office Fund                      9
Fagala, Larry M. ...........   Vice President             Houston           Conceptual Construction              19
Fore, Stephanie H...........   Vice President             Houston           Human Resources                      13
Hitt, Daniel P. ............   Vice President             Houston           Operations/Engineering Services      28
Holland, Daniel J. .........   Vice President             San Francisco     National Office Partners             16
Holtzer, Gary M.............   Vice President             San Francisco     National Office Partners             18
Hutchens, Jeanine E.........   Vice President             Houston           Worldwide Tax                        22
Karba, Gerhard W............   Vice President             Houston           Technology                            2
Lancaster, George...........   Vice President             Houston           Corporate Communications             19
McKenzie, Craig A. .........   Vice President             Houston           Emerging Markets Fund                 8
McMeans, Kevin L. ..........   Vice President             Houston           Hines Corporate Properties           11
Montgomery, Keith H. .......   Vice President             Houston           Financial Administration              6
Peterson, Lawrence W. ......   Vice President             Houston           Conceptual Construction               9
Rashin, Daniel L............   Vice President             Greenwich         National Office Partners             19
Robinson, David J. .........   Vice President             Houston           Conceptual Construction               9
Ronald, Douglas C. .........   Vice President             Houston           Internal Audit                       20
Ulrich, Clayton E. .........   Vice President             Houston           Operations/Engineering Services      28
Vance, Richard..............   Vice President             Houston           Risk Management                      20
Wick, David J. .............   Vice President             Houston           Conceptual Construction               6

HINES' REAL ESTATE ACTIVITIES AND PERFORMANCE

     Since its inception, Hines has acquired or developed approximately 600 real estate projects representing approximately 161.5 million of rentable square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2002, Hines' portfolio consists of 110 projects with approximately 48.4 million rentable square feet, valued in excess of $13 billion. This portfolio is owned by Hines and numerous third-party investors, most of which are large domestic and foreign institutional investors. In addition, Hines manages a portfolio of 81 projects with approximately 31.3 million rentable square feet in which it does not have an ownership interest, bringing total rentable square feet under management to approximately 79.7 million square feet located in 78 United States cities and 20 international markets. The following table sets forth the number of rentable square feet under Hines' management:

                    COMMERCIAL REAL ESTATE MANAGED BY HINES

                                    (GRAPH)

   -------------------------------------------------------------------
    1996      1997      1998      1999      2000      2001      2002
   -------------------------------------------------------------------
   67,824    60,758    70,726    60,005    67,967    73,007    79,725

     With respect to performance, Hines believes that it achieves better risk adjusted returns because it buys, builds and manages assets that have the following attributes:

                                    (GRAPH)

                           -------------------------
                           Quality Real Estate Asset
                           -------------------------
                                       |
          ------------------------------------------------------------
          |                           |                             |
-----------------------     ------------------------    ------------------------
LOCATION                    BUILDING                    TENANTS
-----------------------     ------------------------    ------------------------
o Major market              o Quality design and        o Larger space users
o Preferred submarket         materials                 o Longer leases
o Desirable location        o Building size (larger)    o Diverse tenant mix
o Transportation access     o Building age (newer)      o Good credit/businesses
o Diverse amenities         o Efficient floorplates
-----------------------     ------------------------    ------------------------
          |                           |                             |
          |                           |                             |
-----------------------     ------------------------    ------------------------
     Preferred                     Premium                       Quality
     Location                      Building                      Tenancy
-----------------------     ------------------------    ------------------------

     Preferred Location. Location has the single greatest impact on an asset's long term income-producing potential. Hines believes that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term high-quality assets.

     Premium Buildings. A high-quality asset will generally have design and physical attributes (e.g., materials, systems, floorplates, etc.) that are tangibly more attractive to a user than those of inferior properties. Hines believes these high-quality assets will attract and retain the most desirable tenants in the marketplace.

     Quality Tenancy. A high-quality asset will typically attract tenants with better credit who require larger blocks of space. Hines believes these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Additionally, Hines believes these tenants typically make significant tenant improvements to their space and thus, are more likely to renew their leases prior to expiration.

     Each of these asset components is carefully evaluated and its relative role in establishing the qualities of an asset is considered prior to the acquisition of a property. Hines believes that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. The following diagram illustrates the elements that Hines views as critical to creating attractive long-term returns:

                                    (GRAPH)

------------       ------------       ------------       -------------
                                                           Proactive
 Preferred           Premium            Quality            Property
 Location            Building           Tenancy            Management
                                                           and Leasing
------------       ------------       ------------       -------------
     |                  |                   |                   |
     |                  |                   |                   |
     |                  |                   |                   |
     ------------------------------------------------------------
                                   |
                                   |
                                   |
                        ------------------------
                           Value Preservation
                          Attractive Long-Term
                                Returns
                        ------------------------

     Proactive property management and leasing are the dynamic characteristics which, combined with superior location, building and tenancy, are essential to producing attractive risk-adjusted returns on a long-term basis. Hines believes that actively anticipating tenant requests, cleaning and security needs are several areas where proactive property management makes the difference in a tenant's occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate.

     Hines believes its ability to attract quality tenants and to retain those tenants resulting in higher occupancy levels is fundamental to the performance of its real estate portfolio. Hines believes that maintaining high occupancy levels is the key to consistent stable financial performance. Set forth below are tables which show Hines' tenant retention, occupancy and tenant satisfaction history. You should not assume that we will be able to achieve results similar to Hines' historical performance. The table showing tenant retention performance excludes instances in which Hines believes its management could not influence a tenant's leasing decision due to external factors such as unavailable space or tenant bankruptcy.

                          TENANT RETENTION PERFORMANCE

                                    (GRAPH)

                                                                 FLOOR        TENANT
                                                                 AREA         LEASES
                           YEAR                                 RENEWED       RENEWED
----------------------------------------------------------     ---------     ---------
1997......................................................        93%           89%

1998......................................................        87            86

1999......................................................        92            88

2000......................................................        92            84

2001......................................................        93            95

2002......................................................        97            93

                      HINES OCCUPANCY VS. NATIONAL AVERAGE
                              (AVERAGE 1992-2001)

                                    (GRAPH)

     Set forth below is a table that shows the results of surveys of Hines' tenants which were begun by Hines in 1996 and have been conducted by an independent survey firm. The 2003 survey included 1,268 Hines tenants in 106 properties in the United States, Mexico and South America which represented 71% of all tenants. In 2001, the survey began to cover an 18-month period and, therefore, no survey information is available for 2000.

                        TENANT SATISFACTION PERFORMANCE

                                    (GRAPH)

                                                        1996   1997   1998   1999   2001   2003
                                                        ----   ----   ----   ----   ----   ----
The Building..........................................  82%    83%    86%    87%    96%    89%

Property Mgmt Staff...................................  91%    93%    95%    94%    94%    94%

General Satisfaction..................................  91%    94%    95%    95%    96%    95%

Would Recommend.......................................  86%    86%    90%    94%    96%    93%

     For more information regarding the prior performance of Hines, please see "Appendix A -- Prior Performance Tables."

                                   MANAGEMENT

     We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties, subject to the board's supervision. We have retained HILP to perform property management and leasing services for the properties. We have retained the Dealer Manager to manage activities relating to the solicitation and offering of our shares. As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth information with respect to our directors and executive officers:

NAME                             AGE           POSITION AND OFFICE WITH THE ADVISOR
----                             ---           ------------------------------------
Jeffrey C. Hines...............  48    Chairman of the Board of Directors
C. Hastings Johnson............  55    Director
      .........................        Independent Director and Chairman of Conflicts
                                       Committee
      .........................        Independent Director and Chairman of Audit Committee
      .........................        Independent Director
Charles M. Baughn..............  48    Chief Executive Officer
Charles N. Hazen...............  43    President and Chief Operating Officer
Sherri W. Schugart.............  38    Chief Financial Officer
Frank R. Apollo................  37    Chief Accounting Officer, Treasurer and Secretary

     Jeffrey C. Hines. Please see "The Hines Organization -- General" for Mr. Hines' biography.

     C. Hastings Johnson. Please see "The Hines Organization -- General" for Mr. Johnson's biography.

     Charles M. Baughn. Please see "The Hines Organization -- General" for Mr. Baughn's biography.

     Charles N. Hazen. Mr. Hazen, an employee of our Advisor, will serve as the President and Chief Operating Officer of us and our Advisor. He is also a Senior Vice President of Hines and the President of Hines Corporate Properties, LLC, an affiliate of Hines which owns, develops and acquires single-tenant office build-to-suit projects. Mr. Hazen joined Hines 14 years ago. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of more than 10 million square feet of retail and office properties valued at more than $2.0 billion. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

     Sherri W. Schugart. Ms. Schugart, an employee of our Advisor, will serve as the Chief Financial Officer of us and our Advisor. She is also a Vice President of Hines and our Dealer Manager. Ms. Schugart joined Hines 8 years ago. As a Vice President in Hines' Capital Markets group, Ms. Schugart has been responsible for raising more than $2.0 billion in equity and debt for Hines' private investment funds. She was also previously the controller for several of Hines' investment funds and portfolios. She graduated from Southwest Texas State University with a BBA in Finance and Accounting and is a certified public accountant.

     Frank R. Apollo. Mr. Apollo, an employee of our Advisor, will serve as the Chief Accounting Officer, Treasurer, and Secretary of us and our Advisor. He is also a Vice President of Hines and the Vice President, Treasurer, and Secretary of the Dealer Manager. Mr. Apollo joined Hines 10 years ago. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines' international operations. He was also previously the Vice President and Regional Controller for Hines' European Region and, prior to that, was the director of Hines' Internal Audit Department. He graduated from the University of Texas at Austin with a B.B.A. in accounting and is a certified public accountant.

OUR BOARD OF DIRECTORS

     Our board of directors has reviewed and ratified our articles of incorporation and has adopted our bylaws. Our articles of incorporation and bylaws allow for a board of directors with no fewer than three directors and no more than 10 directors, of which a majority must be independent directors. An "independent director" is a person who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of:

     - ownership of an interest in the Advisor or its affiliates;

     - employment by the Advisor or its affiliates;

     - service as an officer, trust manager or director of the Advisor or its affiliates;

     - performance of services, other than as a director, for us;

     - service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor; or

     - maintenance of a material business or professional relationship with the Advisor or any of its affiliates.

An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with the Advisor, any of its affiliates or us. A business or professional relationship will be deemed material if the gross revenue derived by the director from the Advisor and its affiliates exceeds five percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

     We currently have five directors, three of whom are independent directors. Directors will be elected annually by the shareholders and there is no limit on the number of times a director may be elected to office. Each director serves on the board until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by a majority of the directors or the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal, resignation, incompetence or other incapacity of a director may be filled by a majority vote of the remaining directors, unless the vacancy is filled by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board. Independent directors must nominate replacements for vacancies required to be filled by independent directors.

  RESPONSIBILITIES OF OUR BOARD OF DIRECTORS

     Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of our shareholders.

     Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as directors.

In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor.

     In addition to the investment policies set forth in our articles of incorporation and bylaws, our board of directors has approved the written policies on investments and borrowing, which are described in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our articles of incorporation and bylaws.

     The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

     - our net assets and net income;

     - the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

     - the success of the Advisor in generating appropriate investment opportunities;

     - rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

     - additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

     - the quality and extent of service and advice furnished by the Advisor;
       and

     - the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor or its affiliates for its other clients.

     Neither the Hines directors nor any of their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of the Advisor, any non-independent director or any of their affiliates or (ii) any transaction between us and the Advisor, any non-independent director or any of their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our entire board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. Our board has established an audit committee and a conflicts committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board.

  AUDIT COMMITTEE

     Our bylaws provide for our board to designate an audit committee consisting solely of independent directors. Our board has designated the three current independent directors as the members of the audit committee. Committee members will be elected by our board of directors to serve one-year terms. In accordance with the audit committee charter adopted by the board, the audit committee will review the functions of our management and independent auditors pertaining to our financial statements and perform such other duties and functions as are deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors.

  CONFLICTS COMMITTEE

     Pursuant to our bylaws, we intend to designate a conflicts committee consisting solely of independent directors. The conflicts committee will review specific matters that the board believes may involve conflicts of interest and will determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders.

     Specifically, the conflicts committee is responsible for reviewing and approving all transactions with any party deemed to have a conflict of interest, including our Advisor and any entity affiliated with our Advisor. Specifically, the conflicts committee will review and approve the terms of all transactions (including annual approval of the Advisory Agreement and all acquisitions and dispositions) between us and Hines or its affiliates, including (when applicable) the acquisition price and payment terms. In addition, the conflicts committee is responsible for reviewing the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses will be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the "Investment Objectives and Policies with Respect to Certain Activities -- Affiliate Transaction Policy" section of this prospectus.

COMPENSATION OF DIRECTORS

     We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate in pursuant to our request. If a director is affiliated with our Advisor or any other Hines entity, we do not pay separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings. Although we have not granted any awards under our Incentive Share Plan to any of our directors, we intend to grant stock options or other incentive awards to members of the board. We currently intend to provide each director with a stock grant of 1,000 restricted shares upon his or her election or re-election to the board whether at a shareholder meeting or by the directors to fill a vacancy on the board of directors. Such shares will fully vest if the director completes the term or partial for which he or she was elected.

EMPLOYEE AND DIRECTOR INCENTIVE SHARE PLAN

     We adopted our Incentive Share Plan to:

     - furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

     - encourage selected persons to accept or continue employment with the Advisor; and

     - increase the interest of our directors and officers in our welfare through their participation in the growth in the value of our common shares.

     The Incentive Share Plan provides for the award to our full-time employees, in the event we ever have employees, our directors, officers, certain of our consultants, the employees of our Advisor or employees of other entities whose employees provide services to us. Such awards can consist of nonqualified share options, incentive share options, restricted shares, restricted share appreciation rights, and dividend equivalent rights. All awards under the plan are subject to the ownership limits contained in our articles of incorporation.

     The total number of common shares that may be issued under the Incentive Share Plan is equal to 10% of the number of shares we have outstanding at any particular time. As of the date hereof, no options or awards to purchase common shares have been granted under the Incentive Share Plan.

     Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("incentive stock options") or options that are not incentive stock options ("nonqualified stock options"). Incentive stock options and nonqualified stock options generally may not have an exercise price less than 100% of the fair market value of the common shares on the date of grant and will expire, with certain exceptions, 10 years after such date. Under the Incentive Share Plan, any option or portion thereof that has not vested on or before the termination of employment or other relationship with us of an optionee expires on the date of such termination.

     Restricted share awards entitle the recipient to purchase common shares from us in consideration of a specified exercise price under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with us. Restricted shares may not be issued to non-employee directors. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive dividends prior to the time when the restrictions lapse.

     Share appreciation rights entitle the recipient to receive from us (at the time of exercise) a per share amount equal to the excess of the fair market value at the date of exercise of a common share over a price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date. Share appreciation rights may not be issued to non-employee directors.

     Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights may not be granted to non-employee directors and are forfeited to us upon the termination of the recipient's employment or other relationship with us.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland General Corporation Law. We also maintain a directors and officers liability insurance policy.

     Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

     - an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

     Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals.

     This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     In spite of the above provisions of the Maryland General Corporation Law, the articles of incorporation of the Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

     - the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     - the indemnified person was acting on our behalf or performing services for us;

     - in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     - in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     - such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     - a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

     Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

     - approves the settlement and finds that indemnification of the settlement and related costs should be made; or

     - dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

     The Operating Partnership has agreed to indemnify and hold harmless the Advisor and HILP and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our property management and leasing agreements, subject to the limitations contained in such agreements. Please see "-- The Advisor and the Advisory Agreement -- Indemnification" and the "-- The Property Manager and the Property Management and Leasing Agreement -- Indemnification" below. The Operating Partnership is also indemnifying the Hines

REIT and its directors, officers and employees in the Hines REIT's capacity as our general partner. Please see "The Operating Partnership -- Indemnity."

THE ADVISOR AND THE ADVISORY AGREEMENT

     Our Advisor is an affiliate of Hines. All of our day-to-day operations are managed and performed by the Advisor. Certain of our directors and officers are also directors and officers of the Advisor. The following table sets forth information regarding the directors and executive officers of the Advisor. The biographies of these directors and executive officers, other than Mr. Muller, are all provided above.

NAME                                     AGE       POSITION AND OFFICE WITH THE ADVISOR
----                                     ---       ------------------------------------
Jeffrey C. Hines.......................  48    Chairman of the Board of Directors
C. Hastings Johnson....................  55    Director
Charles M. Baughn......................  48    Chief Executive Officer
Charles N. Hazen.......................  43    President and Chief Operating Officer
Sherri W. Schugart.....................  38    Chief Financial Officer
Frank R. Apollo........................  37    Chief Accounting Officer, Treasurer and
                                               Secretary
Robert F. Muller, Jr...................  41    Vice President

     Robert F. Muller, Jr. Mr. Muller joined Hines in June of 2003. He is President of Hines Real Estate Securities, which is the broker-dealer responsible for the distribution of our shares to the financial services industry and also serves as a Vice President of our Advisor. Prior to joining Hines, he was National Director of Sales for Morgan Stanley's Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments and supervised the sales of its mutual funds, unit investment trusts, and variable annuities through its Southern Region. He has five years experience as a financial consultant with Advantage Capital Corporation and three years experience as corporate controller for Scientific Glass and Instruments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

     Duties of Our Advisor. We entered into an Advisory Agreement with the Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including the independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. We do not have any employees. Therefore, the Advisor will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it.

     Term of the Advisory Agreement.  The term of the current Advisory Agreement
ends on           , 2004 and may be renewed for an unlimited number of
successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

     - immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or (iii) a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days' written notice;

     - without cause by a majority of our independent directors or by the Advisor upon 60 days' written notice; or

     - immediately by the Advisor upon our bankruptcy or any material breach of the Advisory Agreement, which remains uncured after 10 days' written notice.

     In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new Advisory Agreement is justified.

     We expect employees of the Advisor to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. The actual terms and conditions of transactions involving real estate investments will be determined in the sole discretion of the Advisor, subject at all times to such board approval.

     Compensation. The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Please see "Management Compensation, Expense Reimbursements and Operating Partnership Ownership Interest" for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days.

     We will reimburse the Advisor for all of the costs the Advisor and the Dealer Manager incur in connection with our organization and offering up to 3.0% of the aggregate gross offering proceeds. Organization and offering expenses include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees in connection with registering and marketing the shares;
(ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (iii) travel and entertainment expenses related to the offering and marketing the shares; (iv) facilities and technology costs and expenses associated with the offering and marketing the shares; (v) costs and expenses of conducting our educational conferences and seminars; actual legal, accounting, printing, marketing and other accountable offering expenses, other than selling commissions and the dealer manager fee; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses.

     In addition, we will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:

     - the actual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

     - administrative services, including personnel costs;

     - acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties or the making of mortgage loans;

     - taxes, insurance costs, expenses incurred in connection with director and shareholder meetings;

     - interest and other costs for borrowed money; and

     - audit, accounting and legal fees, and other expenses relating to the day-to-day operations of the Company.

     If the Advisor or a Hines affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the independent directors of the Company.

     Reimbursements by the Advisor. The Advisor must reimburse us quarterly for amounts paid to the Advisor in any four consecutive fiscal quarters to the extent that such payments cause our operating expenses to exceed the greater of
(i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses include generally all expenses paid or incurred by us as determined by generally accepted accounting principles, except certain expenses identified in our articles of incorporation which include:

     - expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

     - interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

     - amounts paid as partnership distributions of our Operating Partnership;
       and

     - all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

     The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

     Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

     - the amount of the advisory fee in relation to the asset value, composition and profitability of our portfolio;

     - the success of the Advisor in generating opportunities that meet the our investment objectives;

     - the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

     - additional revenues realized by the Advisor and its affiliates through their relationship with us, including loan administration, loan underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

     - the quality and extent of service and advice furnished by the Advisor;
       and

     - the performance of our investment portfolio, including income, conservation or appreciation of capital and number and frequency of problem investments.

     If we ever list our shares on a national stock exchange or include them for quotation in a national securities market, we and the Advisor will negotiate an appropriate fee structure in good faith, subject to approval by a majority of our independent directors. In negotiating a new fee structure, the independent directors will consider all of the factors they deem relevant.

     The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

     Indemnification. The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas, provided that the indemnified claim was not the result of gross negligence, willful misconduct, or fraud of the indemnified person or resulted from a breach of the agreement by the Advisor.

     Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

THE PROPERTY MANAGER AND THE PROPERTY MANAGEMENT AND LEASING AGREEMENT

     We have agreed to a form of Property Management and Leasing Agreement with HILP. The Operating Partnership will enter into an agreement with HILP for each of the properties we own directly under substantially the same terms as contained in the form of Property Management and Leasing Agreement. Pursuant to this agreement, which was unanimously approved by our board of directors, including the independent directors, we will appoint HILP to provide services in connection with the rental, leasing, operation and management of our properties under the terms provided in the Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the property management and leasing agreements in place for properties owned by such entities or joint ventures may differ in material respects from our form agreement.

     Although not anticipated, HILP may subcontract part or all of the required property management and leasing services for less than the management fee provided in the Property Management and Leasing Agreement. HILP may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Finally, in some locations, we may retain a third party to perform certain property management and leasing functions.

     Many of the services to be performed by HILP as property manager are summarized below. This summary is provided to illustrate the material functions that HILP will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by HILP or by third parties. Under each Property Management and Leasing Agreement, HILP, either directly or indirectly by engaging an affiliate, will:

     - manage, operate and maintain each premises in a manner normally associated with the management and operation of a high-quality building;

     - prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

     - collect all rents and other charges;

     - perform construction management services in connection with the construction of any leasehold improvements or redevelopment;

     - act as leasing manager for each property and be responsible for the leasing activities of each property; and

     - enter into various agreements with sub-contractors for the operational activities of each property.

     Compensation under the Property Management and Leasing Agreement. We have agreed to pay the property manager a monthly management fee equal to the lesser of (i) 2.5% of the annual gross revenues of the property or (ii) the amount of annual property management fees that are recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues of the property. We will also pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees must be paid 50% at the time the lease is executed and the balance when the tenant takes occupancy or a renewal, extension, expansion or similar term begins. If the property manager provides construction management services for leasehold improvements, we will pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager will be paid 2.5% of total project costs relating to the redevelopment.

     We will also generally reimburse HILP for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines' headquarters and regional offices, to the extent the same relate to or support the performance of HILP's duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. However, the reimbursable cost of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot within the applicable property. This limitation is $0.20 per rentable square foot for 2003, increasing on January 1 of each year subsequent to 2003 based on the consumer price index.

     Term of the Property Management and Leasing Agreement. There will be a separate Property Management and Leasing Agreement for each property we own, each with an initial term of ten years from the date of each agreement. Thereafter, each agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of HILP and us. Each such renewal must be approved by a majority of our independent directors.

     Either HILP or we may terminate the agreement upon 30 days prior written notice in the event that (i) we sell the property to a third party that is unaffiliated with us in a bona fide transaction or (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager.

     Indemnification. The Operating Partnership has agreed to indemnify, defend and hold harmless HILP and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) gross negligence, willful misconduct or fraud of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by HILP. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

THE DEALER MANAGER

     Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June, 2003. It is registered under applicable federal and state securities laws and is in the process of qualifying to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for distribution of our common shares in this offering. The Dealer Manager is in the process of registering to become a member firm of the National Association of Securities Dealers, Inc.

     The following table sets forth information with respect to the directors, officers and the principal employees of Hines Real Estate Securities who are involved in the national sales and marketing activities of Hines Real Estate Securities.

NAME                                       AGE   POSITION AND OFFICE WITH THE DEALER MANAGER
----                                       ---   -------------------------------------------
C. Hastings Johnson......................  55    Director
Charles M. Baughn........................  48    Director
Charles N. Hazen.........................  43    Director
Robert F. Muller Jr. ....................  41    President
Sherri W. Schugart.......................  38    Vice President
Frank R. Apollo..........................  37    Vice President, Treasurer and Secretary
J. Mark Earley...........................  40    Vice President, Divisional Sales Manager
James R. Yount...........................  44    Vice President, Divisional Sales Manager

     Please see "The Hines Organization -- General" for the biographies of Messrs. Johnson and Baughn and "Management -- Our Directors and Executive Officers" for the biographies of Messrs. Hazen and Apollo and Ms. Schugart, and "Management -- The Advisor and the Advisory Agreement" for the biography of Mr. Muller.

     J. Mark Earley. Mr. Earley joined Hines in September of 2003. He is responsible for overseeing share distribution for the Eastern Division of Hines Real Estate Securities, Inc. Prior to joining Hines, he was a Regional Sales and Marketing Director for Morgan Stanley from April 2002 to September 2003. His responsibilities were supervising and directing sales for the proprietary asset management group within Morgan Stanley. In addition he was responsible for sales activities for 65 branches and working closely with the managers in each office. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 6, 7, 63, 65 and 24 securities licenses.

     James R. Yount. Mr. Yount joined Hines in August 2003. He is responsible for overseeing share distribution for the Western Division of Hines Real Estate Securities. Prior to joining Hines Real Estate Securities, he served as a Regional Sales Director at Van Kampen Investments for five years and a Regional Vice President for five years supervising sales within the securities firm, financial advisory and financial institutions on the West Coast. Mr. Yount graduated from Drury College with a B.A. in Business Administration and he holds Series 7, 63 and 24 securities licenses.

                MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
                  AND OPERATING PARTNERSHIP OWNERSHIP INTEREST

     The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests, distributions and other payments that affiliates of Hines will or may receive in connection with this offering and our operations.

TYPE AND                                                                  ESTIMATED MAXIMUM
RECIPIENT                DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
---------                -------------------------------------     --------------------------------
                                 ORGANIZATIONAL AND OFFERING STAGE
Selling                Up to 6.0% of gross offering proceeds,               $131,700,000
  Commissions -- the   all of which will be reallowed to
  Dealer Manager       participating broker-dealers.
Dealer Manager Fee --  Up to 2.0% of gross offering proceeds, a             $ 40,000,000
  the Dealer Manager   portion of which may be reallowed to
                       selected participating broker-dealers.(2)
Reimbursement of       Reimbursement of actual expenses,                  $ 38,000,000(3)
  Organization and     incurred in connection with the
  Offering             organization of the Company and this
  Costs -- the         offering. We expect such reimbursement to
  Advisor and the      be approximately 1.7% of gross offering
  Dealer Manager       proceeds if we raise the maximum pursuant
                       to this offering.(3)
Ownership Interest in  An ownership interest in the Operating              Not applicable
  the Operating        Partnership denominated as the Class B
  Partnership --       Interest, which increases monthly by an
  affiliate of Hines   amount equal to (i) 0.0625%, plus (ii)
                       0.50% of the gross amount invested in
                       real estate investments during such
                       month, including any debt attributable to
                       such investments, divided by the
                       aggregate net capital invested in the
                       Operating Partnership. This interest is
                       also diluted monthly to account for the
                       number of OP Units issued by the
                       Operating Partnership during the previous
                       month.(4)
                                         INVESTMENT STAGE
Acquisition            0.50% of the gross amount invested in              $  9,877,114(5)
  Fee -- the Advisor   real estate investments, including any
                       debt attributable to such investments.

                                         OPERATIONAL STAGE
Asset Management       0.1875% per quarter of the net asset        Not determinable at this time
  Fee -- the Advisor   value of our real estate investment
                       portfolio at the end of each quarter.

Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with our administration on
  the Advisor          an ongoing basis.(6)
Property Management    The lesser of (i) 2.5% of annual gross      Not determinable at this time
  Fee -- the Property  revenues received from the property, or
  Manager              (ii) the amount of management fees which
                       is recoverable from tenants under their
                       leases, subject to a minimum of 1.0% of
                       annual gross revenues received from the
                       property.

TYPE AND                                                                  ESTIMATED MAXIMUM
RECIPIENT                DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
---------                -------------------------------------     --------------------------------
Leasing Fee -- the     1.5% of gross revenues payable over the     Not determinable at this time
  Property Manager     term of each executed lease, including
                       any amendment, renewal, extension,
                       expansion or similar event.
Tenant Construction    Amount payable by the tenant under its      Not determinable at this time
  Management Fees --   lease or, if payable by the landlord,
  the Property         direct costs incurred by the Property
  Manager              Manager if the related services are
                       provided by off-site employees.
Re-development         2.5% of total project costs relating to     Not determinable at this time
  Construction         the re-development, plus direct costs
  Management Fees --   incurred by the Property Manager in
  the Property         connection with providing the related
  Manager              services.
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with the management and
  the Property         operation of our properties.(7)
  Manager
                                    DISPOSITION AND LIQUIDATION
Disposition Fee        No disposition fee will be paid to the              Not applicable
                       Advisor or its affiliates in connection
                       with disposition of our investments.
Incentive Fee          No incentive fee will be paid to the                Not applicable
                       Advisor or its affiliates in connection
                       with the sale of assets, liquidation or
                       listing of our shares.

---------------

(1) Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.75 per share pursuant to this offering.

(2) The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(3) This represents our estimation of organizational and offering costs. Organization and offering expenses consist of actual legal, accounting, printing, marketing and other accountable offering expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares;
    (iv) facilities and technology costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of all such organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds, without recourse against or reimbursement by us.

(4) Please see "The Operating Partnership -- The Class B Interest" for more details about this interest.

(5) For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum of $2,195,000,000 pursuant to this offering and all of our investments are 50% leveraged at the time we make them, the total acquisition fees payable would be $19,754,229. This fee does not include any third party costs or expenses incurred in connection with the evaluation and acquisition of real estate investments, all of which will be paid by us.

(6) Under certain circumstances, the Advisor may have to reimburse us for amounts paid to the Advisor and Dealer Manager in any year for the reimbursement of expenses. Please see "Management -- The Advisor and the Advisory Agreement -- Reimbursements by the Advisor."

(7) Included in reimbursement of actual expenses incurred by the Property Manager are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support the Property Manager's performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.20 in 2003 and the limitation will be increased on January 1 of each year based on the consumer price index.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the number and percentage of our outstanding common shares that were owned as of September 10, 2003 by:

     - persons known to us to beneficially own more than 5% of our common shares;

     - each director and executive officer; and

     - all directors and executive officers as a group.

                                                                    COMMON SHARES
                                                                BENEFICIALLY OWNED(1)
                                                            -----------------------------
                                                              NUMBER OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL HOLDER(2)                    COMMON SHARES       CLASS
----------------------------------------                    -------------   -------------
Hines REIT Investor, L.P. ................................      1,000            100%
Jeffrey C. Hines(3).......................................      1,000            100%
C. Hastings Johnson.......................................         --             --
Charles M. Baughn.........................................         --             --
Charles N. Hazen..........................................         --             --
Sherri W. Schugart........................................         --             --
Frank R. Apollo...........................................         --             --
All directors and executive officers as a group (6
  persons)................................................      1,000            100%

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such securities.

(2) The address of each person listed is c/o Hines Advisors Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

(3) Includes 1,000 common shares owned directly by Hines REIT Investor, L.P. Mr. Hines ultimately controls Hines REIT Investor, L.P. and may be deemed to be the beneficial owner of the common shares owned by Hines REIT Investor, L.P.

                           PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. Investors in the Hines REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior programs. The following summary is qualified in its entirety by reference to the prior performance tables, which may be found in Appendix A of this prospectus. Investors who purchase common shares in the Hines REIT will not thereby acquire any ownership interest in any of the entities to which the following information relates.

PRIOR INVESTMENT PROGRAMS

     Hines has employed a range of investment strategies to pursue property acquisition and development opportunities in the United States and internationally. During the 10 years ended December 31, 2002, Hines served as the sponsor of 45 privately-offered programs in which Hines co-invested with various institutional and other third-party investors (collectively the "Prior Programs"), including 10 private investment funds and 35 private single-project real estate investment vehicles. This offering is the first public offering by an affiliate of Hines.

     The prior performance tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Hines Prior Programs as to: (i) experience in raising and investing funds (Table I);
(ii) compensation to sponsor (Table II); (iii) annual operating results of prior programs (Table III); (iv) results of completed prior programs (Table IV); and
(v) sales or disposals of properties (Table V).

SUMMARY INFORMATION

  CAPITAL RAISING

     The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2002 was approximately $6.7 billion, and the total number of third-party investors was approximately 118. Please see "Appendix A -- Prior Performance Table I" and "Appendix A -- Prior Performance Table II" for more detailed information about Hines' experience in raising and investing funds for programs during the three year period ended December 31, 2002 and the compensation paid to Hines as the sponsor of these programs.

  INVESTMENTS

     During the 10 years ended December 31, 2002, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $9.8 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2002:

TYPE OF PROPERTY                                   NEW   EXISTING   CONSTRUCTION   TOTAL
----------------                                   ---   --------   ------------   ------
Office...........................................  0%     48.6%        37.5%        86.1%
Retail...........................................  0%      0.3%         1.8%         2.1%
Hotel/Resort.....................................  0%      0.3%         3.8%         4.1%
Residential......................................  0%      0.3%         5.2%         5.5%
Industrial, Parking Garage & Land................  0%      0.0%         2.2%         2.2%
                                                   --     -----        -----       ------
All Types........................................  0%     49.5%        50.5%       100.0%
                                                   ==     =====        =====       ======

     During the 10 years ended December 31, 2002, approximately 135 properties were acquired or developed by the Prior Programs. Of these properties, approximately 109 properties or 81% in terms of number and approximately $7.6 billion or 77% in terms of cost were located in the United States, and approximately 26 properties or 19% in terms of number and approximately $2.2 billion or 23% in terms of cost were located outside of the United States. Of the non-U.S. acquisition and development activity, approximately 67% (in terms of cost) occurred in Western Europe, while the remaining approximately 33% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2002.

                                                                PROPERTIES ACQUIRED
                                                                   OR DEVELOPED
                                                              -----------------------
LOCATION                                                      NUMBER        COST
--------                                                      ------   --------------
United States:
  East Region...............................................    21     $1,568,814,270
  New York, NY; Washington, DC; White Plains, NY; Bethesda,
  MD; Cambridge, MA; Milford, CT; Greenwich, CT; Norwalk,
  CT; Jersey City, NJ; Bridgewater, NJ; Parsippany, NJ;
  Falls Church, VA; Ballston, VA; Charlotte, NC
  Southwest Region..........................................    12        919,622,066
  Houston, TX; Dallas, TX; Phoenix, AZ; Plano, TX; Irving,
  TX
  Midwest Region............................................    26      2,124,561,883
  Chicago, IL, Naperville, IL; Itasca, IL; Schaumberg, IL;
  Oak Brook, IL; Minneapolis, MN; Indianapolis, IN; Denver,
  CO; Whitefish, MT; Detroit, MI; Cincinnati, OH; Lombard,
  IL; Bloomington, IL; Aspen, CO
  West Region...............................................    32      2,154,882,653
  San Francisco, CA; Los Angeles, CA; Santa Monica, CA;
  Burbank, CA; Redwood City, CA; Pleasanton, CA; Manhattan
  Beach, CA; Seattle, WA; Bellevue, WA; Redmond, WA; El
  Segundo, CA; Sacramento, CA
  Southeast Region..........................................    18        819,450,490
  Atlanta, GA; Miami, FL; Jacksonville, FL; Coral Gables,
  FL; Nashville, TN
                                                               ---     --------------
TOTAL UNITED STATES.........................................   109     $7,587,331,362
                                                               ---     --------------
International:
  Western Europe............................................    10     $1,492,642,084
  London; Paris; Berlin; Munich; Milan; Barcelona; Madrid
  Emerging Market Economies.................................    16        723,254,262
  Moscow; Warsaw; Beijing; Sao Paulo; Rio de Janeiro; Mexico
  City; Guadalajara; Querataro; Buenos Aires; Prague
                                                               ---     --------------
TOTAL INTERNATIONAL.........................................    26     $2,215,896,346
                                                               ---     --------------
TOTAL ALL LOCATIONS.........................................   135     $9,803,227,708
                                                               ===     ==============

     Thirty-eight properties were acquired or developed by Hines' real estate programs during the three-year period ended December 31, 2002. The aggregate acquisition and development cost of these properties totaled approximately $3.3 billion as of December 31, 2002. Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors' commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity, including debt financing secured by investors' commitments to make equity investments. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

     A more detailed description of these acquisitions and developments by Hines' prior programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see "Where You Can Find More Information."

  SALES

     Approximately 51 properties were sold by the Prior Programs during the 10 years ended December 31, 2002. The aggregate sales price of such properties was approximately $2.6 billion and the aggregate original acquisition and development cost was approximately $2.3 billion.

     Please see "Appendix A -- Prior Performance Table III" for information about the operating results of Hines' prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2002. (For single-project development programs, "Appendix A -- Prior Performance Table III" includes operating results for all such programs which began operations since December 31, 1997); "Appendix A -- Prior Performance Table IV" describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2002; and "Appendix A -- Prior Performance Table V" provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

INVESTMENT OBJECTIVES

     Approximately 91% of the aggregate funds raised from investors by all of the Prior Programs closed in the 10 years ended December 31, 2002 were invested in programs with investment objectives similar to ours. The aggregate cost of properties acquired and developed by Hines' programs with similar investment objectives is about 92% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Hines' programs with similar investment objectives to ours represent approximately 71% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2002.

     Below is a description of each of the Prior Programs, including a description of any major adverse business developments and conditions encountered by such programs. In order to respect the privacy of the investors in these programs and to comply with confidentiality arrangements we have with certain investors, we have labeled these programs and their related real estate assets generically.

     Private Real Estate Investment Funds are labeled Hines Fund I through Hines Fund X. Single-Project Real Estate Investment Vehicles are labeled Hines Partnership 1 through Hines Partnership 41.

    Hines Fund I.........................  In May 1993, Hines and one institutional investor closed the first of a series of long-term hold acquisitions of
                                           core, central business district and high-quality suburban
                                           office buildings with a value-added component in
                                           geographically diverse established markets in the U.S.
                                           Hines Fund I had total equity capital contributions of
                                           $473 million as of December 31, 2002 and has acquired 12
                                           high-quality office buildings together with ancillary
                                           support retail property and undeveloped land in five
                                           markets totaling over 6.2 million square feet. Hines Fund
                                           I is currently in the opportunity identification,
                                           property operations and asset management phases and has
                                           an unspecified life. Hines Fund I is managed by Hines,
                                           but Hines does not have complete discretion over
                                           investment decisions. In September 2002, the major tenant
                                           in one of Fund I's office properties accounting for
                                           approximately 45% of the building, failed to renew its
                                           lease. Since then, approximately 20% of this space has
                                           been re-leased at slightly lower rental levels. It is not
                                           anticipated that this event will significantly impact the
                                           overall results of this program.

    Hines Fund II........................  In July 1995, Hines closed Hines Fund II to acquire a portfolio of 12 Class A, suburban office buildings, some
                                           with additional development parcels, located in 11 cities
                                           in the U.S. totaling over 4.5 million square feet. Hines
                                           Fund II had total equity capital contributions of $156
                                           million from one institutional investor and Hines. Hines
                                           Fund II had a total capitalization of $464 million. As of
                                           December 31, 2002, all assets had been sold for a
                                           cumulative sales price of over $739 million. Hines Fund
                                           II was managed by Hines, but Hines did not have complete
                                           discretion over investment decisions.
    Hines Fund III.......................  In November 1997, Hines closed Hines Fund III to develop and acquire a portfolio of single tenant, build-to-suit
                                           Class A office properties in geographically diverse
                                           locations within the U.S. Hines Fund III has total equity
                                           capital commitments of $560 million from one
                                           institutional investor and Hines. Hines Fund III has a
                                           potential maximum capitalization of $1.4 billion. As of
                                           December 31, 2002, approximately $560 million of the
                                           total capitalization had been committed to the
                                           development of six high-quality office projects (with
                                           some development in phases), three building acquisitions
                                           in eight markets totaling over 2.9 million square feet
                                           and to the purchase of land for future development in
                                           three U.S. submarkets. Hines Fund III is currently in the
                                           opportunity identification, development, property
                                           operations and asset management phases. Hines Fund III
                                           has a thirty-year life and has a term ending in 2027.
                                           Hines Fund III is managed by Hines, but Hines does not
                                           have complete discretion over investment decisions.
    Hines Fund IV........................  In January 1998, Hines closed Hines Fund IV to develop, lease, own and sell Class A, multi-tenant office
                                           buildings in geographically diverse suburban core
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund
                                           IV has total equity capital commitments of $320 million
                                           from three institutional investors and Hines and, as of
                                           December 31, 2002, had a total capitalization of $585
                                           million. As of December 31, 2002, the total
                                           capitalization had been committed to the acquisition of
                                           two buildings on multi-phase development sites and to the
                                           development of eight projects (some of which include
                                           multiple buildings) in nine U.S. submarkets totaling over
                                           2.5 million square feet. As of December 31, 2002, four of
                                           the eight projects had been sold. Hines Fund IV is
                                           currently in the property operations, asset management
                                           and disposition phases, and has a term ending in July
                                           2004. Hines Fund IV is managed by Hines and Hines has
                                           discretion over investment decisions. One of Hines Fund
                                           IV's properties was leased approximately 55% to a
                                           technology company which encountered financial
                                           difficulties to the point that Hines Fund IV chose to
                                           restructure the tenant's lease to avoid forcing the
                                           tenant into bankruptcy. The restructuring allowed the
                                           tenant to relinquish over 75% of their space in the
                                           building, which was then re-leased in a significantly
                                           weakened market at rental rates less than 50% of those in
                                           the original tenant's lease. While this event did have a
                                           significant negative economic impact on Hines Fund IV, it
                                           is not likely to prevent the Fund from achieving its
                                           overall investment objectives.

    Hines Fund V.........................  In June 1999, Hines closed Hines Fund V to develop, lease, own and sell Class A, multi-tenant office
                                           buildings in geographically diverse suburban core
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund V
                                           has total equity capital commitments of $107 million from
                                           two institutional investors and Hines and has a total
                                           capitalization of $240 million. As of December 31, 2002,
                                           the total capitalization had been committed to the
                                           acquisition of one building on a multi-phase development
                                           site and to the development of three projects (one of
                                           which includes two buildings) in three U.S. submarkets
                                           totaling over 1.3 million square feet. Hines Fund V is
                                           currently in the development, property operations, asset
                                           management and disposition phases. Hines Fund V is
                                           managed by Hines, but Hines does not have complete
                                           discretion over investment decisions. In December 2000,
                                           Hines Fund V purchased a tract of land and began
                                           pre-development activities related to a proposed office
                                           project. Delays in securing entitlements and lease-up
                                           resulted in a delay to the start of construction, during
                                           which time the market had weakened. After considering the
                                           alternatives, management decided to begin construction in
                                           2003. Although the project has experienced certain
                                           limited leasing success, it is too early to determine the
                                           impact the initial delays may have on the ultimate
                                           results of the project, which in any case, are not likely
                                           to prevent the program from achieving its overall
                                           investment objectives.
    Hines Fund VI........................  In July 1998, Hines and one institutional investor closed
                                           Hines Fund VI to acquire, develop, lease, own and sell
                                           Class A, multi-tenant office buildings in geographically
                                           diverse central business districts and core suburban
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund
                                           VI has total equity of $1.7 billion and has a total
                                           capitalization of approximately $2.8 billion. As of
                                           December 31, 2002, the total capitalization was invested
                                           in 19 assets in 13 markets, including two recently
                                           completed development projects. Hines Fund VI has sold
                                           nine properties in eight markets. This activity
                                           represents cumulative ownership of over 14 million square
                                           feet of office space. Hines Fund VI is currently in the
                                           opportunity identification, development, property
                                           operations, asset management and selective dispositions
                                           phases. Hines Fund VI is currently an active fund and has
                                           a term ending in 2030. Hines Fund VI is managed by Hines
                                           and Hines has discretion over investment decisions
                                           (provided that capital is appropriated from the
                                           institutional investor).
    Hines Fund VII.......................  In February 2002, Hines closed Hines Fund VII with one institutional investor to acquire suburban office
                                           properties with an acquisition cost of $65 million or
                                           less and portfolios of such properties in diverse markets
                                           in the U.S. Hines Fund VII has a total equity capital
                                           commitment of $222 million. As of December 31, 2002 the
                                           venture had begun to consider properties for acquisition.
                                           Hines Fund VII has an unspecified life but expects to
                                           hold properties for four to six years. Hines Fund VII is
                                           managed by Hines, but Hines does not have complete
                                           discretion over investment decisions.

    Hines Fund VIII......................  In September 1996, Hines closed Hines Fund VIII to develop, redevelop, lease, own and sell Class A office,
                                           residential and industrial projects in diverse emerging
                                           economies outside the U.S. Hines Fund VIII had total
                                           equity capital of $410 million from institutional and
                                           private investors. Sponsored by Hines and two other major
                                           financial institutions, Hines Fund VIII has eight
                                           projects in five countries. The eight projects total over
                                           334,300 square meters. Hines Fund VIII is currently in
                                           the development completion, property operations, and
                                           property disposition phases and is expected to liquidate
                                           by 2006. Hines Fund VIII is managed by Hines, and Hines
                                           has discretion over investment decisions.
    Hines Fund IX........................  In February 1999, Hines closed Hines Fund IX to develop, re-develop, lease, own and sell Class A office,
                                           residential and industrial projects in diverse emerging
                                           economies outside the U.S. Hines Fund IX has total equity
                                           capital of $436 million from 10 institutional investors.
                                           Sponsored by Hines and one major financial institution,
                                           Hines Fund IX has 10 projects in eight countries
                                           (including three projects in France, Italy and Ger-
                                           many). The 10 projects total over 701,400 square meters.
                                           In addition to its focus on projects in emerging market
                                           countries, Hines Fund IX was permitted to invest up to
                                           20% of its equity commitment in industrialized markets
                                           other than the United States. Hines Fund IX is currently
                                           in the opportunity identification, development
                                           completion, property operations and property disposition
                                           phases and is expected to liquidate by 2009. Hines Fund
                                           IX is managed by Hines, and Hines has discretion over
                                           investment decisions. In April 2000, Hines Fund IX
                                           purchased a tract of land in Buenos Aires, Argentina and
                                           began pre-development activities related to a proposed
                                           office development project. As the economic and political
                                           environments in Argentina deteriorated, multinational
                                           tenants put a hold on expansion and relocation plans. As
                                           a result, Hines Fund IX suspended its plans for the
                                           development in 2001 and recognized a write-down of
                                           approximately $9 million related to the project.
    Hines Fund X.........................  In October 2002, Hines formed Hines Fund X to develop and redevelop Class A office space in major metropolitan
                                           cities in Western Europe. The strategy of Hines Fund X
                                           calls for disposition during construction or shortly
                                           after completion of each project. The initial closing was
                                           held in the fourth quarter of 2002 with first-round
                                           equity commitments from three institutional investors and
                                           Hines of E200 million (approximately $210 million) as of
                                           December 31, 2002. Hines Fund X has an eight-year term
                                           with two one-year extension options. Hines Fund X is
                                           managed by Hines, and Hines has discretion over
                                           investment decisions.
    Hines Partnership 1..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 1 purchased a
                                           twenty-eight story, 803,000 square foot office building
                                           in the central business district of Chicago, IL.
    Hines Partnership 2..................  Formed in September 1999, Hines Partnership 2 purchased a fifty-two story, 1,038,000 square foot building in the
                                           central business district of Los Angeles, CA. In February
                                           2002, Hines sold a 32.925% share of this partnership to
                                           one institutional investor for an aggregate sales price
                                           of approximately $48.2 million.

    Hines Partnership 3..................  Formed in April 2001 between Hines and one institutional investor, Hines Partnership 3 purchased a thirty-five
                                           story, 840,000 square foot office building in the central
                                           business district of Chicago, IL.
    Hines Partnership 4..................  Formed in February 1994 by Hines and two institutional investors, Hines Partnership 4 purchased a 40.2-acre
                                           project with three buildings totaling 824,000 square feet
                                           and nineteen acres of unimproved land located in the
                                           suburban area of Bethesda, MD. In March 2001, two of
                                           these buildings were sold to Hines Fund III for an
                                           aggregate sales price of $60.6 million. In November 2002,
                                           the remaining building was sold to a third-party for
                                           $45.7 million. Also in November 2002, Hines purchased the
                                           42.5% partnership interest of one of the institutional
                                           investors in nineteen acres of unimproved land for an
                                           aggregate price of $2.3 million.
    Hines Partnership 5..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 5 purchased a
                                           Class B, 128,000 square foot office building in the
                                           central business district of Chicago, IL. In June 2001,
                                           this building was sold for approximately $18.2 million.
    Hines Partnership 6..................  Formed in November 1988 between Hines and one institutional investor, Hines Partnership 6 developed a
                                           thirty story, 536,000 square foot office building in the
                                           central business district of Cincinnati, OH. In May 2002,
                                           Hines purchased the partnership interest of the
                                           institutional investor for approximately $88.0 million.
    Hines Partnership 7..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 7 purchased a
                                           four story, 176,000 square foot office building in the
                                           suburban area of Milford, CT.
    Hines Partnership 8..................  Formed in December 1998 between Hines and one institutional investor, Hines Partnership 8 purchased a
                                           215,000 square foot office building in the central
                                           business district of Charlotte, NC. In November 2002,
                                           Hines sold its partnership interest in this project to
                                           the institutional co-investor for approximately $600,000
                                           and realized a loss of approximately $750,000.
    Hines Partnership 9..................  Formed in March 1989 by Hines and four institutional investors, Hines Partnership 9 developed a forty-five
                                           story, 1,000,000 square foot office building in the
                                           central business district of Detroit, MI.
    Hines Partnership 10.................  Formed in December 1993 between Hines and one institutional investor, Hines Partnership 10 developed a
                                           65 acre residential and retail development in Aspen, CO
                                           consisting of approximately 250 residential units and
                                           40,000 square feet of commercial retail space. This
                                           project's financial performance has been negatively
                                           impacted by a number of factors, including the regulatory
                                           environment in Pitkin County during the project's
                                           pre-development period and ongoing softening of the
                                           residential luxury resort market and the Aspen real
                                           estate market in general.
    Hines Partnership 11.................  Formed in November 1994 between Hines and one institutional investor, Hines Partnership 11 developed a
                                           single-level regional mall with approximately 100 stores
                                           and 4,690 parking spaces on a 78-acre site in Houston,
                                           TX. In September 1999 Hines sold its interest in the
                                           project for approximately $5.65 million.

    Hines Partnership 12.................  Formed in January 1997 between Hines and three institutional investors, Hines Partnership 12 developed a
                                           557 acre master-planned community zoned to accommodate up
                                           to 5,000,000 square feet of office space, 700,000 square
                                           feet of retail and 1,700 of multi-family residential
                                           units located in a residential area in Atlanta, GA.
    Hines Partnership 13.................  Formed in September 1997 between Hines and one institutional investor, Hines Partnership 13 developed
                                           seven office buildings, ranging in size from 50,000 and
                                           170,000 square feet, in the suburban area of South San
                                           Francisco, CA.
    Hines Partnership 14.................  Formed in July 1998 between Hines and one institutional investor, Hines Partnership 14 developed an eight-story,
                                           300,000 square foot office building in the suburban area
                                           of Phoenix, AZ.
    Hines Partnership 15.................  Formed in March 1998 between Hines and one institutional investor, Hines Partnership 15 developed an
                                           eighteen-story, 400,000 square foot office building in
                                           the suburban area of Atlanta, GA.
    Hines Partnership 16.................  Formed in August 2000 between Hines and one institutional investor, Hines Partnership 16 developed an
                                           eighteen-story, 400,000 square foot office building in
                                           the suburban area of Atlanta, GA. The Class A office
                                           building vacancy rate is approximately 31.0%(1) in the
                                           sub-market of Atlanta in which this building is located.
                                           The building has, as a result, taken longer to lease than
                                           originally anticipated.
    Hines Partnership 17.................  Formed in May 1998 between Hines and one institutional investor, Hines Partnership 17 developed a twenty-nine
                                           story, 676,000 square foot office building in the central
                                           business district of Minneapolis, MN.
    Hines Partnership 18.................  Formed in January 1999 by Hines and three investors,
                                           Hines Partnership 18 developed a four-story, 120,000
                                           square foot office building in the suburban area of
                                           Atlanta, GA.
    Hines Partnership 19.................  Formed in July 1999 by Hines and six investors, Hines
                                           Partnership 19 developed a 1,540-acre master-planned
                                           community with 900,000 square feet of office and retail
                                           space, 1,200 home sites, and 46 town homes in the
                                           suburban area of Jacksonville, FL.
    Hines Partnership 20.................  Formed in July 1995 between Hines and one investor, Hines
                                           Partnership 20 developed a 33-acre mixed-use development
                                           to consist of 800,000 square feet of office space, 400
                                           high-rise luxury residential units and a hotel located in
                                           the suburban area of Atlanta, GA. The Class A office
                                           building vacancy rate is approximately 21.7%(1) in the
                                           sub-market of Atlanta in which this building is located.
                                           Demand for the office building sites has, therefore, been
                                           weaker than originally anticipated. Additionally, the
                                           weak demand for office space has negatively affected the
                                           demand for the residential and the hotel sites.
    Hines Partnership 21.................  Formed in July 1999 between Hines and one institutional investor, Hines Partnership 21 developed a six-story,
                                           395,000 square foot office building in the suburban area
                                           of Schaumburg, IL.
    Hines Partnership 22.................  Formed in May 2000 between Hines and one institutional investor, Hines Partnership 22 developed a six-story,
                                           395,000 square foot office building in the suburban area
                                           of Schaumburg, IL.

    Hines Partnership 23.................  Formed in March 2000 between Hines and one institutional investor, Hines Partnership 23 developed a fifteen-story,
                                           350,000 square foot office building in the suburban area
                                           of Atlanta, GA. The Class A office building vacancy rate
                                           is approximately 21.7%(1) in the sub-market of Atlanta in
                                           which this building is located. The building has, as a
                                           result, taken longer to lease than originally
                                           anticipated.
    Hines Partnership 24.................  Formed in May 2000 between Hines and one institutional investor, Hines Partnership 24 intends to develop a
                                           600,000 square foot facility which will include office
                                           buildings and a biotech commercial campus in the suburban
                                           area of San Francisco, CA. Due to the economic
                                           difficulties experienced by many of the technology
                                           companies located in Northern California, demand for
                                           office space has been negatively affected in the market
                                           in which this project is located.
    Hines Partnership 25.................  Formed in May 2001 between Hines and one institutional investor, Hines Partnership 25 developed a 1,000 parking
                                           space parking garage in the central business district of
                                           Detroit, MI.
    Hines Partnership 26.................  Formed in July 2001 between Hines and one institutional investor, Hines Partnership 26 developed a thirty-three
                                           story, 705,000 square foot office building in the central
                                           business district of Houston, TX.
    Hines Partnership 27.................  Formed in January 2001 by Hines and three institutional investors, Hines Partnership 27 developed a 150,000
                                           square foot residential space with a proposed
                                           sixty-condominium development in the central business
                                           district of New York, NY. This project was originally
                                           intended to be a hotel. The terrorist attacks on
                                           September 11, 2001 had a severely negative effect on the
                                           demand for hotel space in New York. Given the lower
                                           demand for hotel rooms, the partners repositioned the
                                           project as a residential condominium development.
    Hines Partnership 28.................  Formed in August 2001 between Hines and one institutional investor, Hines Partnership 28 developed a collection of
                                           eighteen ski-in/ski-out residential units in Whitefish,
                                           MT.
    Hines Partnership 29.................  Formed in October 2001 between Hines and one institutional investor, Hines Partnership 29 developed
                                           twenty-four town homes in the residential area of
                                           Whitefish, MT.
    Hines Partnership 30.................  Formed in August 2001 between Hines and one institutional investor, Hines Partnership 30 developed forty-nine
                                           mixed-use condominiums in addition to 10,450 square feet
                                           of commercial retail space located in the residential
                                           area of Whitefish, MT.
    Hines Partnership 31.................  Formed in July 1967 by Hines and six investors, Hines
                                           Partnership 31 developed a 3,000,000 square foot
                                           mixed-use complex on 52 acres, which includes 300 stores
                                           and restaurants, two hotels, three office towers and an
                                           Olympic-sized ice skating rink located in suburban
                                           Houston, TX. This project was sold in 1999.
    Hines Partnership 32.................  Formed in November 1972 between Hines and one institutional investor, Hines Partnership 32 developed
                                           two thirty-six story, 1,410,000 square foot office towers
                                           in the central business district of Houston, TX. This
                                           project was sold in 1999.

    Hines Partnership 33.................  Formed in June 1981 between Hines and two institutional investors, Hines Partnership 33 developed a
                                           seventeen-story, 381,000 square foot office tower in
                                           suburban Houston, TX. In December 2000, this building was
                                           sold for approximately $42.9 million.
    Hines Partnership 34.................  Formed in December 1985 between Hines and one institutional investor, Hines Partnership 34 developed a
                                           sixteen-story, 247,000 square foot office tower in the
                                           central business district of San Francisco, CA. In
                                           November 2000, this building was sold for approximately
                                           $98.5 million.
    Hines Partnership 35.................  Formed in December 1976 between Hines and one institutional investor, Hines Partnership 35 developed a
                                           twenty-seven story, 500,000 square foot office tower in
                                           the central business district of Cincinnati, OH. In
                                           February 2002, this building was sold for approximately
                                           $52.3 million.
    Hines Partnership 36.................  Formed in August 1981 between Hines and one institutional investor, Hines Partnership 36 developed a twenty-two
                                           story, 442,000 square foot office tower in suburban
                                           Houston, TX. In December 2002, this building was sold for
                                           approximately $39.2 million.
    Hines Partnership 37.................  Formed in 1994 between Hines and seven investors, Hines
                                           Partnership 37 developed a two-building, 269,000 square
                                           foot mixed-use complex in Berlin, Germany. Due to
                                           deterioration of the Berlin real estate market during the
                                           life of the project, the program was required to complete
                                           an unanticipated restructuring of the its financing.
    Hines Partnership 38.................  Formed in March 1992 by Hines and three institutional investors, Hines Partnership 38 developed a
                                           four-building, 646,000 square foot mixed-use complex in
                                           Berlin, Germany. This program was negatively affected by
                                           the swift drop in the Berlin office market triggered by
                                           overbuilding in the early and mid 1990s after the fall of
                                           communism. In addition, the hotel phase of the project
                                           suffered from a protracted legal dispute with the hotel
                                           operator.
    Hines Partnership 39.................  Formed in May 1995 by Hines and four investors, Hines
                                           Partnership 39 developed a 145-unit residential community
                                           in Prague, Czech Republic. This program encountered
                                           certain difficulties related to commencing operations
                                           (this was Hines' first program in the Czech Republic),
                                           including certain issues in dealing with local
                                           contractors.
    Hines Partnership 40.................  Formed in July 1998 between Hines and one investor, Hines
                                           Partnership 40 developed a four-building, 442,000 square
                                           foot mixed-use complex in Barcelona, Spain.
    Hines Partnership 41.................  Formed in January 2002 between Hines and one investor,
                                           Hines Partnership 41 is developing a seven-story, 224,996
                                           square foot office building in Madrid, Spain.

---------------

(1) As reported by CoStar Group for mid-year 2003 for the relevant sub-market.

     The information set forth above may not be indicative of activities, investments or results to be expected from the Company.

                             CONFLICTS OF INTEREST

     Potential conflicts of interest may exist among us, Hines, the Advisor and other affiliates of Hines, in relation to how we have operated and will operate. Currently, three of our five directors are independent directors. The independent directors will function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders.

COMPETITIVE ACTIVITIES OF HINES AND ITS AFFILIATES

     Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have one or more investment objectives similar to our objectives. Information regarding some of these programs is provided in the "Prior Performance Summary" and in "Appendix A -- Prior Performance Tables" of this prospectus. Hines may organize and/or manage similar programs and ventures in the future.

  DESCRIPTION OF CERTAIN OTHER HINES PROGRAMS

     Some of the real estate ventures currently operated by Hines have certain priority rights with respect to certain types of investment opportunities. Below is a description of each of these programs:

     - Hines-Sumisei U.S. Core Office Fund, L.P. (the "Hines Core Fund") is a limited partnership formed in 2003 to acquire existing office properties in the United States that meet either of the following guidelines (a "core asset"): (i) high-quality office property located in an attractive central business district or suburban location; or (ii) mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In either case, the property cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

     - Hines U.S. Office Value Added Fund, L.P. (the "Hines Value Added Fund") is a limited partnership formed in August 2003 to acquire existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a "value add asset").

     - Hines Corporate Properties, L.L.C. ("HCP") is a limited liability company formed in November 1997 to develop and acquire office buildings which meet the following criteria: an office building 75% or more of which is or will be leased to a single tenant (a "75% single tenant property"), or any office project proposed for development that would be less than 75% leased to such tenant but is proposed to such tenant as an alternative to the project that would be 75% or more leased to such tenant (a "75% single tenant development").

     - National Office Partners Limited Partnership ("NOP") is a limited partnership formed in July 1998 to acquire and develop office properties in the United States, excluding the following geographical areas:
       Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, or Southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin).

     - Hines Suburban Office Venture, L.L.C. ("HSO") is a limited liability company formed in February 2002 to acquire existing suburban office properties in the United States the expected purchase price of which is less than or equal to $65 million.

     - Hines European Development Fund, L.P. ("HEDF") is a limited partnership formed in October 2002 to develop and redevelop high quality office projects in Western Europe (defined as the current member nations of the European Union and Switzerland) which satisfy HEDF investment parameters, i.e., generally development or refurbishment projects in Western Europe other than an existing building or building complex as to which Hines or its affiliates do not intend, at the time of such acquisition, to commence demolition or construction relating to a substantial redevelopment or renovation within two years after the acquisition of such project or interest.

     - Hines International Properties III, L.P. ("HIP") is a limited partnership to be formed upon completion of capital raising for the purpose of investing in real estate in emerging markets as such term is defined by the World Bank.

  INVESTMENT OPPORTUNITY ALLOCATION PROCEDURE

     Set forth below is a description of the priority investment rights and investment allocation process currently applicable to the Hines-sponsored real estate investment funds and programs described above. While these are the current procedures for allocating Hines' investment opportunities, Hines may sponsor additional real estate funds or other programs in the future and, in connection with the creation of such funds or programs, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase or decrease the number of parties who have the right to participate in investment opportunities sourced by Hines thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds or programs that are superior to our rights to such opportunities. Notwithstanding the above, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds described in section " -- Description of Certain Other Hines Programs" above.

TYPE OF PROPERTY OR DEVELOPMENT                        ALLOCATION PROCEDURE
-------------------------------                        --------------------
An existing office property located   If the office property is not located in Arizona,
  in the United States that           Colorado, Nevada, Utah, Hawaii, New Mexico, southern
  qualifies as a "core asset" other   California (Los Angeles and San Diego) or northern and
  than a "75% single tenant asset."   central Texas (Dallas and Austin), then the investment
                                      opportunity will be presented to NOP and the Hines
                                      Core Fund. If NOP and the Hines Core Fund elect to not
                                      acquire the property, we will have the opportunity to
                                      acquire the property.
                                      If the office property is located in Arizona,
                                      Colorado, Nevada, Utah, Hawaii, New Mexico, southern
                                      California (Los Angeles and San Diego) or northern and
                                      central Texas (Dallas and Austin), then the Hines Core
                                      Fund will have the first right to acquire the
                                      property. If the Hines Core Fund elects to not acquire
                                      the property, then we will have the opportunity to
                                      acquire the property.
An existing office property located   If the office property is not located in Arizona,
  in the United States that           Colorado, Nevada, Utah, Hawaii, New Mexico, southern
  qualifies as a "value add asset"    California (Los Angeles and San Diego) or northern and
  other than a "75% single tenant     central Texas (Dallas and Austin), then the investment
  development."                       opportunity will be presented to NOP and the Hines
                                      Value Added Fund. If NOP and the Hines Value Added
                                      Fund elect to not acquire the property, then we will
                                      have the opportunity to acquire the property.
                                      If the office property is located in Arizona,
                                      Colorado, Nevada, Utah, Hawaii, New Mexico, southern
                                      California (Los Angeles and San Diego) or northern and
                                      central Texas (Dallas and Austin), then the Hines
                                      Value Added Fund will have the first right to acquire
                                      the property. If the Hines Value Added Fund elects to
                                      not acquire the property, we will have the opportunity
                                      to acquire the property.

TYPE OF PROPERTY OR DEVELOPMENT                        ALLOCATION PROCEDURE
-------------------------------                        --------------------
An existing "75% single tenant        HCP will have the first right to the investment
  property."                          opportunity. If HCP does not elect to acquire the
                                      property, then:
                                      - if the property qualifies as a "core asset," the
                                      investment opportunity will be presented to NOP and
                                        the Hines Core Fund.
                                      - if the property qualifies as a "value add asset,"
                                      the investment opportunity will be presented to NOP
                                        and the Hines Value Added Fund.
                                      If NOP and either the Hines Core Fund or the Hines
                                      Value Added Fund, as applicable, do not elect to
                                      acquire the property, then we will have the
                                      opportunity to acquire the property.
A "75% single tenant development."    HCP will have the first right to the investment
                                      opportunity. If HCP does not elect to acquire the
                                      project, NOP will have the right to accept the
                                      opportunity. If NOP elects to not acquire the project,
                                      Hines will have the right to accept the opportunity.
                                      If Hines elects to not invest in the project, we will
                                      have the opportunity to develop the project.
An office development project         If the project is an office property development in
  located in the United States.       the United States (excluding projects in Arizona,
                                      Colorado, Nevada, Utah, Hawaii, New Mexico, southern
                                      California (Los Angeles and San Diego) or northern and
                                      central Texas (Dallas and Austin)), then NOP will have
                                      the first right to the investment opportunity. If NOP
                                      elects to not invest in the project, Hines will have
                                      the right to accept the opportunity. If Hines elects
                                      to not invest in the project, we will have the
                                      opportunity to develop the project.
                                      If the project is an office property development in
                                      the United States located in Arizona, Colorado,
                                      Nevada, Utah, Hawaii, New Mexico, southern California
                                      (Los Angeles and San Diego) or northern and central
                                      Texas (Dallas and Austin), then Hines will have the
                                      first right to accept the opportunity. If Hines elects
                                      to not invest in the project, we will have the
                                      opportunity to develop the project.
A development or redevelopment        If the project is an office project located in Western
  project not located in the United   Europe, and meets HEDF's investment parameter, HEDF
  States.                             will have the first right to the investment
                                      opportunity.
                                      If the project is located in an emerging market as
                                      such term is defined by the World Bank, HIP will have
                                      the first right to the investment opportunity.
                                      If the project is located outside of geographical
                                      areas listed above, or if HEDF or HIP (as applicable)
                                      do not elect to acquire the project, Hines will have
                                      the right to accept the opportunity. If Hines elects
                                      to not invest in the project, we will have the
                                      opportunity to develop the project.
An acquisition of an existing         HIP will have the first right to the investment
  property located in an emerging     opportunity. If HIP does not elect to acquire the
  market as such term is defined by   project or property, we will have the opportunity to
  the World Bank.                     acquire such project or property.

     Notwithstanding the above, prior to February 1, 2004, if the investment opportunity is a non-brokered acquisition of an existing suburban office asset with an expected purchase price of $65 million or less originated by General Electric Capital Corporation, HSO will have the first right to acquire the property. If HSO elects to not acquire the asset, the procedure set forth above will govern the allocation of the investment opportunity. Additionally, if prior to February 1, 2004 Hines locates an existing suburban office property located in the United States, the expected price of which is less than or equal to $65.0 million, HSO will participate in the allocation with NOP, the Value Added Fund and the Hines Core Fund, as applicable.

     In all events, if the Hines Core Fund accepts an investment opportunity, we may participate in that investment indirectly by investing in the Hines Core Fund. We expect that a substantial amount of our investments in "core assets" may be made by investing with or in the Hines Core Fund. However, we currently have no contractual right to invest in the Hines Core Fund.

     As mentioned above, as between Hines and us, Hines or a Hines affiliate (including any venture between Hines and another investor) will have the first right to any development project. In connection with any development project, we may:

     - invest with Hines or an affiliate of Hines in the project;

     - provide construction or other development loans to Hines or an affiliate of Hines in connection with any project in which we participate; and

     - agree to acquire (prior to or after development) the property developed by Hines or an affiliate of Hines.

Although we will comply with our conflict of interest procedures prior to entering into any such transactions, including receiving the approval of a majority of our independent directors and not purchasing any property from Hines at a price in excess of its appraised value at the time of completion as determined by a third party, Hines may make substantial profits in connection with any such projects. Please see "-- Certain Conflict Resolution Procedures" below.

     While the investment strategies of some of investment vehicles described above are different, the decision of how any potential investment should be characterized may, in some cases, be a matter of subjective judgment which will be made in good faith by Hines' investment allocation committee which currently consists of four members, Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. Once an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines sponsored fund or program without us having an opportunity to make such investment.

COMPETITIVE ACTIVITIES OF THE ADVISOR AND OTHER HINES AFFILIATES

     The officers and directors of the Advisor and employees of the property manager will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these properties directly compete with our properties. In allocating employees and services among, and in soliciting business for, such properties, Hines may face conflicts of interest. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see "Risk Factors -- Potential Conflicts of Interest Risks."

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FEES AND OTHER COMPENSATION PAYABLE TO HINES AND ITS AFFILIATES

     We pay Hines and its affiliates substantial fees in relation to this offering and our operations. Please see "Management Compensation" above. We expect to purchase properties in which Hines or its affiliates directly or indirectly may have an interest. We may also purchase properties developed by Hines and provide development loans in connection with such developments. Any such acquisitions will be consummated in accordance with the conflict of interest policies set forth in this prospectus. Please see "Investment Objectives and Policies with Respect to Certain Activities -- Affiliate Transaction Policy" and "-- Certain Conflict Resolution Procedures."

LACK OF SEPARATE REPRESENTATION

     Hines REIT, the Operating Partnership, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. Should a dispute arise which involves conflicts of interest between or among these parties, we anticipate that, as appropriate, separate counsel will be retained for such matters. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

NO ARM'S-LENGTH AGREEMENTS

     All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm's-length. Such agreements include the Advisory Agreement, the Dealer Manger Agreement, the Property Management and Leasing Agreement, our articles of incorporation, and the Operating Partnership's Partnership Agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. The conflicts committee of our board of directors must also approve all conflict-of-interest transactions. Please see the "Investment Objectives and Policies with Respect to Certain Activities -- Affiliate Transaction Policy" section of this prospectus.

JOINT VENTURE CONFLICTS OF INTEREST

     We may invest in properties and assets jointly with other Hines' programs as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

     - such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, development, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

     - such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

     - under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

     - under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer's interest, at a time when it would not otherwise be in our best interest to do so. Please see "Risk Factors -- Business and Real Estate Risks -- We may be subject to risks as the result of joint ownership of real estate with Hines programs or third parties."
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We may also purchase properties developed by Hines and Hines may make substantial profits in connection with such transactions. Please see "Investment Objectives and Policies with Respect to Certain Activities -- Development and Construction of Properties."

ADDITIONAL CONFLICTS OF INTEREST

     We, Hines, the Advisor and their affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

     - computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership's partnership agreement, our articles of incorporation, the Advisory Agreement, the property management and leasing agreements and the Dealer Manager Agreement;

     - enforcement or termination of the Operating Partnership's partnership agreement, our articles of incorporation, the Advisory Agreement, the property management and leasing agreements and the Dealer Manager Agreement;

     - order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor or its affiliates;

     - order and priority in which we pay amounts owed to third parties as opposed to amounts owed to the Advisor;

     - timing, amount and manner in which we finance or refinance any indebtedness; and

     - extent to which we repay or refinance the indebtedness which is recourse to Hines prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

CERTAIN CONFLICT RESOLUTION PROCEDURES

     In order to reduce or eliminate the effect on the Company of certain potential conflicts of interest, the Advisory Agreement or our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with Hines and its affiliates and (ii) the allocation of properties among affiliated entities. These restrictions include, among others, the following:

     - Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

     - We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. Notwithstanding the foregoing, substantial justification for a purchase price to us which exceeds the cost of the property to Hines or its affiliates will exist if (i) the property was acquired by Hines or its affiliates prior to our formation or (ii) the property was developed, re-developed or substantially refurbished by Hines or its affiliates, in each case, so long as the transaction is approved by the board of directors, including a majority of the independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our

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       directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

     - We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any such loans must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

     - Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisor and the Advisory
       Agreement -- Reimbursements by the Advisor" section of this prospectus.

     - Investment opportunities will be allocated among us and Hines affiliates in accordance with the allocation procedure set forth in "-- Competitive Activities of Hines and its Affiliates" above.

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     INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our articles of incorporation, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

     Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see "The Hines
Organization -- General" and "Management -- Our Directors and Executive Officers" for a description of the background and experience of our directors and executive officers.

PRIMARY INVESTMENT OBJECTIVES

     Our primary investment objectives are:

     - to invest in a diversified portfolio of high-quality real estate;

     - to preserve invested capital;

     - to pay regular cash dividends that increase over the long term;

     - to increase the cash flow generated by our assets over the long term;

     - to achieve moderate appreciation of our assets over the long term; and

     - to remain qualified as a REIT for federal income tax purposes.

     We cannot assure you that we will attain these objectives or that our capital will not decrease. We also cannot change our primary investment objectives without the approval of our shareholders.

ACQUISITION AND INVESTMENT POLICIES

     We intend to invest primarily in high-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans, ground leases and other real estate related investments. However, we are not limited to such investments. To date, Hines has invested primarily in office properties located in the central business districts and suburban markets of major metropolitan areas. Please see "Appendix A -- Prior Performance Tables" and "Prior Performance Summary." We may initially concentrate on such properties.

     We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future cash flow, we anticipate that most properties we acquire will have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties diversified by location, lease expirations and tenant industries. We expect that it will take some time before we are able to achieve this diversification objective. Please see "Risk Factors -- Investment Risks -- The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering."

     Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of owning interests in investment vehicles sponsored by Hines, holding fee title in the properties we acquire or acquiring interests in joint ventures or similar enterprises that own and operate real estate. We expect to acquire such interests through the Operating Partnership. Please see "The Operating Partnership." The Operating Partnership may hold interests indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments

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in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see "-- Joint Venture Investments" below. We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests or managing general partner interests. Please see "Risk Factors -- Business and Real Estate Risks -- If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership."

     We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

     In seeking investment opportunities for us, the Advisor will consider relevant real estate and financial factors, including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and its liquidity and tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may be credited against the purchase price if the property is purchased.

     Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

     - plans, specifications and surveys;

     - environmental reports;

     - evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

     - financial information relating to the property, including the recent operating histories of properties that have operating histories.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     We may invest in properties which are to be developed, being developed or have been developed by Hines or a Hines affiliate. The form of investment may include, without limitation the following types of transactions:

     - we may acquire a property that has been developed by Hines or a Hines affiliate;

     - we may provide construction or development loans to Hines or an affiliate of Hines in connection with a development project being conducted by Hines;

     - we may contract to acquire a property under development, or to be developed by Hines or a Hines affiliate at a pre-determined purchase price; and

     - we may enter into a venture to co-develop a property with Hines or a Hines affiliate, subject to the limitation listed below.

     All such development transactions or investments will be approved by a majority of our independent directors and may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines or its affiliates may make substantial profits in connection with any such development investment and our cost to acquire the

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property may be in excess of the cost that would have been incurred by us if we had developed the property.

     Additionally, we may invest in other properties on which improvements are to be constructed or completed. However, we may not invest in excess of 10% of the offering proceeds available for investment in properties with respect to which construction is not planned in good faith to commence within one year from the date of the acquisition.

JOINT VENTURE INVESTMENTS

     We may enter into joint ventures with third parties or Hines affiliates for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of developing, owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

     If we enter into a joint venture with a Hines affiliate for the acquisition or development of a specific property during the term of this offering, this prospectus will be supplemented to disclose the terms of such investment transaction. We intend to enter into joint ventures with Hines affiliates for the acquisition of properties only if:

     - a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

     - the investment by us and other third party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

     Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see "Conflicts of Interest -- Joint Venture Conflicts of Interest." Please also see "Risk Factors -- Business and Real Estate Risks -- We may be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties."

BORROWING POLICIES

     We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements or repairs, tenant buildouts, to refinance existing indebtedness, for the payment of distributions, for the redemption of shares, or for working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles of incorporation limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report.

     By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain

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mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

     We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

     Except as set forth in our articles of incorporation regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

DISPOSITION POLICIES

     We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and conditions specific to the condition, and value and financial performance of the property. We expect to periodically sell assets in order to dispose of under performing assets or to realize value in favorably priced assets in order to reinvest proceeds in other investments to reallocate our portfolio and/or to seek properties with greater potential for growth. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

     We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see "Conflicts of Interest -- Certain Conflict of Resolution Procedures."

INVESTMENT LIMITATIONS

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of our shareholders. Unless our articles of incorporation are amended, we will not:

     - Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

     - Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

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     - Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

     - Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our shareholders for inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage or condition of the title.

     - Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

     - Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

     - Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

     - Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

     - Issue equity securities on a deferred payment basis or other similar arrangement.

     - Issue debt securities in the absence of adequate cash flow to cover debt service.

     - Issue equity securities which are non-voting or assessable.

     - Issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940.

     - When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options.

     - Engage in trading, as compared with investment activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

     - Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     Our articles of incorporation require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our articles of

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incorporation, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

INVESTMENTS IN REAL ESTATE MORTGAGES

     While we intend to emphasize equity real estate investments, and hence operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

ISSUING SECURITIES FOR PROPERTY

     Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's initial investment.

AFFILIATE TRANSACTION POLICY

     Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee will be composed solely of independent directors. Please see "Management -- Committees of the Board of Directors -- Conflicts Committee." The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see "Conflicts of Interest -- Certain Conflict Resolution Procedures."

CERTAIN OTHER POLICIES

     We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors -- Investment Risks -- Your investment return may be reduced if we are required to register as an Investment Company under the Investment Company Act."

     We do not intend to:

     - underwrite securities of other issuers; or

     - actively trade in loans or other investments.

     Subject to restrictions we are subject to in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

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                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We are a newly incorporated company and have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our financial statements and the notes thereto and the other financial data included elsewhere in this prospectus.

OVERVIEW

     We were incorporated under the General Corporation Laws of the State of Maryland on August 5, 2003 primarily for the purpose of investing in high-quality office properties located throughout the United States. In addition, we may invest in properties outside the United States, non-office properties, mortgage loans, ground leases and other real estate investments. To date, we have neither purchased nor contracted to purchase any properties, nor have any properties been identified in which there is a reasonable probability that we will invest.

     We will conduct substantially all of our activities through, and substantially all of our properties will be held directly or indirectly by the Operating Partnership, which was formed on August 20, 2003. Generally, we will contribute the proceeds we receive when we issue common shares for cash (net of selling commissions, dealer-manager fees and organization and offering costs) to the Operating Partnership and the Operating Partnership will, in turn, issue limited partnership units to us, which will entitle us to receive our share of the Operating Partnership's earnings or losses and net cash flow. Provided we have sufficient cash flow, we will distribute amounts we receive from the Operating Partnership to our shareholders in the form of quarterly cash dividends. We are structured in a manner that would allow the Operating Partnership to issue limited partnership units from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the sellers of the real estate will generally be able to defer the taxation of gains until they exchange their limited partnership units for our common shares or sell or redeem their units.

     We intend to qualify as a REIT for federal tax purposes, thereby generally avoiding federal income taxes on the distributions we make to our shareholders.

CRITICAL ACCOUNTING POLICIES

     Management believes our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

  REVENUE RECOGNITION

     Our revenues, which will be comprised largely of rental income, will include rents that each tenant pays in accordance with the terms of its respective lease reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenues, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant's payment history, the financial condition of the
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tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders' equity.

  INVESTMENTS IN REAL ESTATE

     We will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

     We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

     We have adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as "held for sale" on our balance sheet.

     When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property's carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

  REAL ESTATE PURCHASE PRICE ALLOCATION

     We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

     We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management's estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We
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will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

     The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

     We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 10 to twenty years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

  ACCOUNTING FOR DERIVATIVE FINANCIAL INVESTMENTS AND HEDGING ACTIVITIES

     We will account for our derivative and hedging activities, if any, using SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which requires all derivative instruments to be carried at fair value on the balance sheet.

     Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders' equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

INCOME TAXES

     For the year ending December 31, 2004, the Hines REIT expects to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code and, if such election is made, will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. As a REIT, the Hines REIT generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Hines REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which

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qualification is lost unless the Internal Revenue Service granted the Hines REIT relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase properties will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any properties thereafter. We have been initially capitalized with $10,000 from the sale of 1,000 common shares to Hines REIT Investor, L.P., an affiliate of the Advisor. For information concerning the anticipated use of the net proceeds from this offering, please see the "Estimated Use of Proceeds" section of this prospectus.

     Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

     We currently have no outstanding debt. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will approximate 50% of the aggregate value of our real estate investments. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would likely have a material adverse effect on the value of an investment in our common shares.

     In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Advisor, the Dealer Manager, HILP and their affiliates during the various phases of the organization and operation of the Company. During the organizational and offering stage, these payments will include payments to the Dealer Manager for selling commissions and the dealer manager fee and payments to the Advisor for reimbursement of organization and offering costs. During the acquisition/development and operational stages, certain services related to management of our investments and operations will be provided to the Company by the Advisor and HILP pursuant to various agreements we anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to the Advisor and/or HILP, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of costs incurred by the Advisor and HILP in providing related services to the Company. Please see the "Management Compensation, Expense Reimbursements and Operating Partnership Ownership Interest" section of this prospectus for further discussion of compensation to the Advisor, the Dealer Manager, HILP and their affiliates.

     In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our shareholders, we are required to distribute at least 90% of our ordinary income and short-term capital gains on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional properties. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

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QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

     We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

     In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

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                        DESCRIPTION OF OUR COMMON SHARES

     We were formed under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is only a summary and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see "Where You Can Find More Information" below.

     Our articles of incorporation authorize us to issue up to 1,500,000,000 common shares at $.001 par value per share and 500,000,000 preferred shares at $0.001 par value per share. As of the date of this prospectus, we had 1,000 common shares issued and outstanding and no preferred shares were issued and outstanding. Our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares without any action by our shareholders.

     Our articles of incorporation also contain a provision permitting our board of directors, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares.

     Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer. Please see "Risk Factors -- Investment Risks -- The ownership limit in our articles of incorporation may discourage a takeover attempt."

COMMON SHARES

     Subject to any preferential rights of any other class or series of shares and to the provisions of our articles of incorporation regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Our common shares have equal dividend, distribution, liquidation and other rights.

     We will not issue certificates for our shares. Shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a
transfer.        acts as our registrar and as the transfer agent for our shares.
Transfers can be effected simply by mailing to        a transfer and assignment
form, which we will provide to you at no charge upon written request.

PREFERRED SHARES

     Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without shareholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred

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shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

     - a merger, offer or proxy contest;

     - the assumption of control by a holder of a large block of our securities; or

     - the removal of incumbent management.

     Also, the board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares.

     We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

     An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman of our board, our president or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of the outstanding shares either in person or by proxy constitutes a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

     Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on:

     - amendments to our articles of incorporation;

     - our liquidation or dissolution;

     - our reorganization;

     - a merger, consolidation or sale or other disposition of substantially all of our assets; and

     - a termination of our status as a REIT.

     The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our shareholders. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply.

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     Under the Maryland General Corporation Law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of shareholders holding at least a majority of the shares entitled to vote on the matter. The following events, however, do not require shareholder approval:

     - share exchanges in which we are the acquiror;

     - mergers with or into a 90% or more owned subsidiary;

     - mergers in which we do not:

      - reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

      - amend our articles of incorporation; or

      - issue in the merger more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets.

     Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests.

     In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Internal Revenue Code:

     - five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

     - 100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the "Federal Income Tax Considerations" section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and once qualified, to continue to qualify, our articles of incorporation provide (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.

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     Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a
REIT), if such transfer or issuance:

     - creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

     - with respect to transfers only, results in our shares being owned by fewer than 100 persons;

     - results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code;

     - results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

     - results in our disqualification as a REIT.

     Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as "Excess Securities." Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.

     The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

     Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

     The ownership restriction does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

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     In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities or (ii) the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the prospectus to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

DIVIDEND POLICY

     When we have sufficient cash flow available to pay dividends, we intend to pay regular quarterly dividends to our shareholders. As of the date of this prospectus, we have no real estate investments and we do not expect to make any such investments until we raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin to generate sufficient cash flow to pay dividends. Because all of our operations are performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership's ability to pay distributions to its partners, including Hines REIT.

     Dividends will be paid to our shareholders as of the record date selected by our board of directors. We expect to declare dividends on a monthly basis, but aggregate and pay dividends on a quarterly basis. After we make some investments, we expect to regularly pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including:

     - the amount of time required for us to invest the funds received in the offering;

     - our operating and interest expenses;

     - the ability of tenants to meet their obligations under the leases associated with our properties;

     - amount of distributions or dividends received by us from our indirect real estate investments;

     - our ability to keep our properties occupied;

     - our ability to maintain or increase rental rates when renewing or replacing current leases;

     - capital expenditures and reserves therefor;

     - the issuance of additional shares; and

     - financings and refinancings.

     We must distribute to our shareholders at least 90% of our taxable income in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the "Federal Income Tax Considerations -- Requirements For Qualification as a
REIT -- Operational Requirements -- Annual Distribution Requirement" section of this prospectus. Our directors may declare dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third-parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the "Risk
Factors -- Business and Real Estate Risks -- We may not be able to meet, or we may need to incur borrowings to meet, REIT minimum distribution requirements and such borrowings may adversely impact our operations and cash flow" and

"Federal Income Tax Considerations -- Requirements for Qualification as a REIT" sections in this prospectus.

SHARE REDEMPTION PROGRAM

     Our shares are currently not listed on a national securities exchange, or included for quotation in a national securities market, and we currently do not intend to list our shares. In order to provide shareholders with liquidity, shareholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.

     The Company intends to begin redeeming shares pursuant to the share redemption program beginning one year from the date of this offering. During this offering and for five years thereafter, the Company intends to redeem shares subject to an annual limitation of the lesser of (i) net proceeds received from our dividend reinvestment plan during the prior calendar year or
(ii) 5% of our outstanding shares as of the prior calendar year end.

     Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may use all available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.

     During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, the board of directors will determine the redemption price based on consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price (if any), the then-current dividend reinvestment plan price and general market conditions.

     Our board of directors reserves the right to reject any request for redemption of shares. Additionally, our board may terminate, suspend or amend the share redemption program at any time without shareholder approval if our directors believe such action is in our best interest and that of our shareholders or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death of a shareholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares that will be redeemed as summarized above.

     Redemption of shares, when requested, may generally be made quarterly on a first-come, first-served basis. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any quarter. If we do not have such sufficient funds available, at the time when redemption is requested, you can (i) withdraw your request for redemption or (ii) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will generally be honored on a first-come, first-served basis.

     You may present to us fewer than all of your shares for redemption, except that (1) you must present for redemption at least 25.0% of your shares and (2) if you retain any shares, you must retain at least 250 shares.

     The shares we redeem under our share redemption program will be cancelled and will be held as treasury shares. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

     A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

     - a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

     - a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to Hines; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote "no" on the proposal the choice of:

     - accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

     - one of the following:

      - remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

      - receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

     - that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and our dissolution;

     - that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

     - in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Our Common Shares"; or

     - in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

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

SHAREHOLDER LIABILITY

     Both the Maryland General Corporation Law and our bylaws provide that our shareholders:

     - are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

     - are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

DIVIDEND REINVESTMENT PLAN

     We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for $9.75 per share until all of the shares registered as part of this offering have been sold. Thereafter, our board of directors will determine the price per share for which shares will be issued under the plan based on the consideration of numerous factors including the current offering price (if any). We will pay sales commissions of up to 6.0% but no dealer manager fees will be paid with respect to shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix C to this prospectus.

     Investors participating in our dividend reinvestment plan may purchase fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or articles of incorporation relating to such investment, you will promptly notify the Advisor in writing of that fact.

     A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends made more than 30 days after receipt of written notice by our Advisor. In addition, a transfer of common shares will terminate the shareholder's participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.

     Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

     Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with ten days' written notice.

     If you participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see "Risk Factors -- Tax Risks -- Investors may realize taxable income without cash dividends."

BUSINESS COMBINATIONS

     The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. However, as permitted by the Maryland General Corporation Law, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to us.

CONTROL SHARE ACQUISITIONS

     With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding "control shares:"

     - owned by the acquiring person;

     - owned by officers; and

     - owned by employees who are also directors.

     "Control shares" mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

     - one-tenth or more but less than one-third;

     - one-third or more but less than a majority; or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.

     As permitted by Maryland General Corporation Law, our articles of incorporation contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares.

                              PLAN OF DISTRIBUTION

GENERAL

     We are offering a minimum of 2,500,000 shares and a maximum of 220,000,000 shares to the public through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer affiliated with Hines. We will also allow certain broker-dealers who are registered with the National Association of Securities Dealers, Inc. to offer our shares in this offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled "Suitability Standards." Of the 220,000,000 shares offered by this prospectus, we are offering:

     - 200,000,000 shares to the public at a purchase price per share of $10.00; and

     - 20,000,000 shares for issuance pursuant to our dividend reinvestment plan at a price per share of $9.75.

     Hines Real Estate Securities, Inc. was organized in June 2003 for the purpose of participating in and facilitating the distribution of the securities being offered in this offering. This offering is the first offering for which our Dealer Manager has acted as a dealer manager. For additional information about our Dealer Manager, including information relating to its affiliation with us, please refer to the section of this prospectus captioned "Management -- The Dealer Manager."

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price of earlier REITs, the range of offering prices of other REITs that do not have shares listed on a national exchange and the recommendation of the Dealer Manager based on its consultations with potential participating broker-dealers. This offering will commence as of the date of this prospectus. If the minimum offering of 2,500,000 shares is not sold by
               , 2004 (which is one year after the effective date of this prospectus), we will cancel this offering and your investment will be promptly returned to you after cancellation, with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 2,500,000 shares is sold and if this offering continues thereafter, the offering will
terminate on or before                . We reserve the right to terminate this
offering at any time.

     We have not retained an underwriter in connection with this offering. The shares are being offered on a "best efforts" basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see "Risk Factors -- Investment Risks -- The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering." We will pay the Dealer Manager selling commissions of up to 6.0% of the gross offering proceeds of shares sold in this offering. We will pay the same selling commissions on shares issued pursuant to the dividend reinvestment plan as we paid in connection with the sale of new shares pursuant to this offering.

     The Dealer Manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the NASD to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions in the amount of up to 6.0% of the gross offering proceeds to such participating broker-dealers.

     The Dealer Manager will also receive a dealer manager fee of up to 2.0% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay this fee for proceeds we receive under our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer manager fee to participating broker-dealers as marketing fees, reimbursement of costs and expenses of attending our educational conferences or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering.

     We will also reimburse the Advisor and our Dealer Manager for all expenses incurred in connection with this offering and our organization in an amount up to 3.0% of gross proceeds of this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to the Company and this offering, and in some cases, actual costs of third-party professionals retained to provide due diligence services and advice to participating broker-dealers.

     Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

     In accordance with the Rules of Fair Practice of the National Association of Securities Dealers, in no event will our total underwriting compensation (including, but not limited to, selling commissions, the dealer manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of gross offering proceeds, except for the additional 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.

     In the event that an investor (i) has a contract for investment advisory and related brokerage services which includes a fixed or "wrap" fee feature,
(ii) has a contract for a "commission replacement" account, which is an account in which securities are held for a fee only, (iii) has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (iv) is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee, we will sell shares to or for the account of such investor at a 6.0% discount, or $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by waiving the commissions payable in connection with such transactions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

     We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities at a 6.0% discount, reflecting that selling commissions will not be payable in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to the net proceeds we receive from other sales of shares.

     Our directors and officers, as well as affiliates of Hines and their directors, officers and employees and entities owned substantially by such individuals, may purchase shares in this offering at an 8.0% discount, reflecting the fact that selling commissions and the dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

     We have agreed to indemnify participating broker-dealers, Hines Real Estate Securities, Inc. and the Advisor against certain liabilities arising in connection with this offering, including liabilities arising under the Securities Act.

VOLUME DISCOUNTS

     We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase at least 15,000 shares from the same participating broker-dealer. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

     The volume discounts operate as follows:

                                         COMMISSION
                                         PERCENTAGE
                                      (BASED ON $10.00   PRICE PER SHARE   AMOUNT OF COMMISSION
NUMBER OF SHARES PURCHASED               PER SHARE)        TO INVESTOR        PAID PER SHARE
--------------------------            ----------------   ---------------   --------------------
Under 15,000........................        6.0%             $10.00               $0.60
15,000 to 29,999....................        4.5%             $ 9.85               $0.45
30,000 to 49,999....................        3.0%             $ 9.70               $0.30
50,000 and over.....................        1.5%             $ 9.55               $0.15

     For example, if you purchase 40,000 shares, your selling commissions will be reduced to 3.0%, in which event you would pay $388,000 ($9.70 per share) for your shares, instead of $400,000 ($10.00 per share). The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

     As set forth below, a "single purchaser" may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose in writing, which request must accompany your subscription agreement, set forth the basis for qualifying for the volume discount, and identify the purchases to be combined. For the purposes of such volume discounts, the term "purchaser" includes:

     - an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     - an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     - all commingled trust funds maintained by a given bank.

     Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a "single purchaser."

     Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a volume discount will receive a higher return on his or her investment than investors who do not qualify for such discount.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     - there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

     - all purchasers of the shares must be informed of the availability of volume discounts;

     - the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     - the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     - no discounts are allowed to any group of purchasers.

     Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

THE SUBSCRIPTION PROCESS

     The selected dealer agreement between the Dealer Manager and participating broker-dealers requires the participating broker-dealers to make every reasonable effort to determine whether a purchase of our shares is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

     The Dealer Manager and participating broker-dealers are also required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies. As a result, if the Dealer Manager or a participating broker-dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and any amendments or supplements electronically. In any case, however, you may always receive a paper copy upon request.

     Our shares are being sold as subscriptions for the shares are received and accepted by us, subject to the satisfaction by us of the minimum offering condition described below. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares subscribed for. If we accept your subscription, we will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.

     In order to acquire shares pursuant to this offering, you must deliver a completed subscription agreement, in the form that accompanies this prospectus, prior to the termination of this offering. Before the minimum offering is
achieved, you should pay for your shares by check payable to "               ",
as escrow agent. After the minimum offering is achieved, you should pay for your shares by check payable to "Hines Real Estate Investment Trust, Inc." Subject to compliance with Rule 15c2-4 of the Exchange Act, Hines Real Estate Securities, Inc. and the participating broker-dealers will submit a subscriber's check to us for deposit with the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, a subscriber's check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated interest bearing escrow account with our escrow agent, and will be held in trust for your benefit until the minimum offering is achieved. After the minimum offering is achieved, we will hold your subscription proceeds in trust for your benefit in a segregated interest bearing account as described in "-- Admission of Shareholders" below. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

  MINIMUM OFFERING

     Subscription proceeds will be placed in escrow until such time as subscriptions representing 2,500,000 shares have been received and accepted by us. Any shares purchased by our Advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise

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disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

     If the minimum offering has not been received and accepted by
               (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will promptly return your funds and subscription agreement. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for escrow expenses.

  ADMISSION OF SHAREHOLDERS

     After we receive proceeds for the minimum offering of $25,000,000, funds being held in escrow will be released to us and our escrow agreement will terminate. Thereafter, we will deposit your subscription proceeds into a separate interest bearing account maintained by us. Your subscription proceeds will remain in this holding account and will be held in trust for your benefit until such time as you are admitted as a shareholder. We intend to admit shareholders periodically as subscriptions for shares are received, but not less frequently than monthly. Upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses.

  SUBSCRIPTION AGREEMENT

     The subscription agreement requires all investors subscribing for shares to make the following representations:

     - your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - you received a copy of this prospectus;

     - you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the "Suitability Standards" section of this prospectus; and

     - you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

     The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

MINIMUM INVESTMENT

     You initially must purchase at least 250 shares, which equals a minimum investment of $2,500. Please see "Suitability Standards -- Minimum Purchase."

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     Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement may purchase less than the minimum number of shares discussed above. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least five shares ($50.00), except for purchases made pursuant to our dividend reinvestment plan.

     Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. Please see the "Suitability Standards" section of this prospectus. In making this determination, such persons will rely on relevant information provided by the investor. Each investor should be aware that a participating broker-dealer will be responsible for determining suitability.

     Each participating broker-dealer will maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

TERMINATION DATE

     This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later
than           (two years after the effective date of this prospectus).

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                           THE OPERATING PARTNERSHIP

     We currently plan to conduct substantially all of our operations through the Operating Partnership. The following summary of the Agreement of Limited Partnership of the Operating Partnership, and the other descriptions or summaries of that agreement set forth elsewhere in this prospectus are qualified in their entirety by reference to the Operating Partnership Agreement of Limited Partnership, which we filed as an exhibit to the registration statement of which this prospectus is a part. We refer to the Operating Partnership's Agreement of Limited Partnership as the "Partnership Agreement."

GENERAL

     The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an "Umbrella Partnership Real Estate Investment Trust," or an "UPREIT," which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

     A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for common shares in the Hines REIT in a taxable transaction.

     The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders.

     We intend to hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of August 31, 2003, we owned a 1% equity percentage interest in the Operating Partnership. HALP Associates Limited Partnership, an affiliate of Hines, contributed $200,000 to the Operating Partnership and is currently the sole limited partner. HALP Associates Limited Partnership also owns the Class B Interest in the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

PURPOSES AND POWERS

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objects and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, construct, develop, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership's purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Limited Partnership Act.

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OPERATIONS

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for tax purposes, (ii) avoid any federal income or excise tax liability and (iii) ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see "Federal Income Tax Considerations -- Tax Treatment of the Operating Partnership."

     The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see "-- Distributions" below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual dividends paid to the holder of one of our common shares.

     The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, (i) income from operations is allocated first to the holder of the Class B Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating Partnership in accordance with their respective percentage interests, (ii) gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Class B Interest and the holders of the OP Units to be in proportion to their respective percentage interests, and (iii) all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Class B Interest and the holders of the OP Units to be in proportion to their respective percentage interests.

     Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Class B Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

     - all expenses relating to the continuity of our existence;

     - all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

     - all expenses associated with compliance by us with applicable laws, rules and regulations;

     - all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

     - all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

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AMENDMENTS

     The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

     - the allocation of profits, losses, or distributions among partners;

     - any provision relating to the issuance and conversion of OP Units; and

     - any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

TRANSFERABILITY OF THE GENERAL PARTNER'S INTEREST

     We may not transfer our interest in the Operating Partnership without the consent of a majority-in-interest of the limited partners of the Operating Partnership unless:

     - the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

     - the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

THE CLASS B INTEREST

     HALP Associates Limited Partnership owns the Class B Interest of the Operating Partnership, which increases over the life of the Operating Partnership and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. The percentage interest attributable to the Class B Interest, initially zero at the first month of operations of the Operating Partnership, increases incrementally on a monthly basis as described below and, consequently, the percentage interest of holders of OP Units, including the Hines REIT, will decrease proportionally. See "Risk Factors -- Investment
Risks -- The Hines REIT's interest in the Operating Partnership will be diluted by the Class B Interest in the Operating Partnership held by an affiliate of Hines and your investment in the Hines REIT may be diluted if we issue additional shares."

     The percentage interest of the holder of the Class B Interest for a particular calendar month will equal the sum of:

     (a) the percentage interest attributable to the Class B Interest as of the end of the immediately preceding month, multiplied by a fraction whose numerator is the number of OP Units outstanding as of the end of the immediately preceding month and whose denominator is the number of OP Units outstanding as of the end of the current month, plus

     (b) 0.0625%, plus

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     (c) 0.50% of the gross purchase price of any property acquired by the
         Operating Partnership, whether directly or indirectly, during the current month, divided by the excess (if any) of:

         (i) the aggregate amount of capital contributions made by all partners to the Operating Partnership through the end of the current month, over

         (ii) the aggregate amount of capital contributions returned to all partners through the current month as a result of redemption distributions and distributions of sales proceeds to the partners.

     The foregoing increases in the percentage interest of the Class B Interest will be effective as of the first day of the following month. While the Class B Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued during each calendar month (including OP Units issued to the Hines REIT as the general partner as a result of offering proceeds raised by us), as further described in clause (a) above.

     The percentage interest of each partner holding OP Units for any particular calendar month will equal:

     - 100% minus the percentage interest attributable to the Class B Interest, multiplied by

     - the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

     - the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

     The Class B Interest is also redeemable into common shares or cash as described below.

REDEMPTION OF OP UNITS AND THE CLASS B INTEREST

     Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the redemption of their OP Units for cash or, at our option, common shares in the Hines REIT. The holder of the Class B Interest likewise has the right to request the redemption of the Class B Interest for cash or, at our option, common shares in the Hines REIT. In such event, the Class B Interest shall be deemed to equal the number of OP Units necessary to represent the percentage interest in the Operating Partnership at the time of redemption. These redemption rights will be exercisable beginning on the later of one year after the OP Units or Class B Interest are issued to such limited partner or beginning on the completion of an initial public offering of the Company. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Class B Interest, the number of OP Units representing the percentage interest then attributable to the Class B Interest, were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Class B Interest by issuing one common share for each OP Unit or equivalent component of the Class B Interest exchanged. A limited partner cannot exercise these redemption rights if such redemption would:

     - cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Internal Revenue Code;

     - result in any person owning common shares in excess of our ownership limits;

     - constitute or be likely to constitute a violation of any applicable federal or state securities law;

     - violate any provision of our articles of incorporation or bylaws;

     - cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code;

     - cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

     - cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act;
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     - cause the Operating Partnership to be classified as a "publicly traded partnership" as that term is defined in Section 7704 of the Internal Revenue Code or cause a technical termination of the Operating Partnership under Section 708 of the Internal Revenue Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise redemption rights only if:

      - the redemption would constitute a "private transfer" (as that term is defined in the Partnership Agreement); or

      - the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Class B Interest. Rather, in the event a limited partner of the Operating Partnership exercises its exchange rights, and we elect to purchase the OP Units or Class B Interest with our common shares, we expect to issue unregistered common shares, or subsequently registered shares in connection with such transaction.

REDEMPTION OF THE CLASS B INTEREST UPON TERMINATION OF THE ADVISORY AGREEMENT

     In the event the General Partner is no longer sponsored by a Hines Controlled Entity, or in the event of a merger where we are not the surviving entity, the Class B Interest will be redeemable at any time, in whole or in part, at the option of the holder. The redemption price will equal the percentage equity interest in the Operating Partnership represented by the Class B Interest multiplied by the current net asset value of the assets of the Operating Partnership. In such event, the redemption price is required to be paid in cash or common shares, at the option of the holder.

CAPITAL CONTRIBUTIONS

     If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

     - on December 31, 2053;

     - the sale of all or substantially all of the assets of the Operating Partnership; or

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     - unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or the Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

TAX MATTERS

     Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the Operating Partnership.

DISTRIBUTIONS

     Generally, all available cash (as defined in the Partnership Agreement) will be distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term "available cash" means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to the Advisor under any advisory agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

     The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Class B Interest in proportion to their respective percentage interests in the Operating Partnership. Please see "-- The Class B Interest" above for a summary of how the percentage interests in the Operating Partnership are calculated.

INDEMNITY

     The Operating Partnership must indemnify and hold its general partner (and the general partners' employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify the general partner (or any of its employees, directors and/or officers) for any liability, loss, cost or damage which it might incur as a result of the fraud, willful misconduct or gross negligence of such person. In addition, the Operating Partnership must reimburse the Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

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                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended to be tax advice. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in "-- Taxation of Foreign Investors" below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. For the purposes of this section, we call the Internal Revenue Code the "Code."

     The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on, and qualified in its entirety by, the following:

     - current provisions of the Code;

     - existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

     - the legislative history of the Code;

     - existing administrative rulings; and

     - judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

     We expect to elect be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we can't assure you that the actual results of our operations for any particular year will satisfy these requirements. We also can't assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the "-- Failure to Qualify as a REIT" section below.

     The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders.

TAX TREATMENT PRIOR TO QUALIFICATION AS A REIT

     We expect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. Prior to such time, we will be taxed as a corporation, which essentially means that we would pay entity level taxes on our income and shareholders would be taxed on dividends that we distribute. However, we do not expect to generate any material amounts of taxable income or pay any material amounts of dividends prior to the time we qualify as a REIT.

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REQUIREMENTS FOR QUALIFICATION AS A REIT

  ORGANIZATIONAL REQUIREMENTS

     In order to qualify as a REIT, we must meet the following criteria:

     - We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

     - We can't be a financial institution or an insurance company.

     - We must be managed by one or more trustees or directors.

     - Our taxable year must be a calendar year.

     - Our beneficial ownership must be evidenced by transferable shares.

     - Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

     - Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a "look through" rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see "-- Taxation of Tax Exempt Entities." It is not expected that we will have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

     - We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

     To protect against violations of these requirements, our articles of incorporation contain restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see "Description of Our Common Shares -- Restrictions on Transfer." There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

     We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

     We expect to satisfy each of the requirements discussed above beginning with our taxable year ending December 31, 2004. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ending December 31, 2004.

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  OPERATIONAL REQUIREMENTS -- GROSS INCOME TESTS

     In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

     75% Gross Income Test. At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

     - "rents from real property" (as described below);

     - gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property");

     - abatements and refunds of real property taxes;

     - dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

     - interest on obligations secured by mortgages on real property or on interests in real property; and

     - "qualified temporary investment income" (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

     We expect that substantially all of our operating gross income will be considered "rent from real property." "Rent from real property" is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

     - "Rent from real property" can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

     - "Rent from real property" generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant's net income or profit.

     - "Rent from real property" can include rent based on a percentage of a tenant's gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

     - "Rent from real property" cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.
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     - "Rent from real property" generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are "usually and customarily rendered" in connection with the rental of space for occupancy only and are not considered "rendered to the occupant." If the services we provide do to not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as "rent from real property," unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an "independent contractor" from whom we do not derive any income or through taxable REIT subsidiaries.

     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     We will invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

     95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

     Failing the 75% or the 95% Gross Income Tests; Reasonable Cause. As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

     If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

     - we report the source and nature of each item of our gross income in our federal income tax return for that year;

     - the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

     - our failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the " -- Taxation as a REIT" section below.

  OPERATIONAL REQUIREMENTS -- ASSET TESTS

     On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

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     First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, or debt securities of the issuer which
(a) qualify as "straight debt" under the Code and (b) are either issued by an individual, by a partnership in which we own at least a 20% profits interest, or by an issuer in which we own no securities other than such debt securities, or
(iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the subsidiary will be ignored for tax purposes and the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership (such as the Operating Partnership), it is deemed to own its proportionate share of the assets of the partnership.

     We expect to satisfy the foregoing gross income and asset tests.

  OPERATIONAL REQUIREMENTS -- ANNUAL DISTRIBUTION REQUIREMENT

     In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our "REIT taxable income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of "excess non-cash income" (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

     REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

     - Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

     - Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if

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       such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year.

     It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

     If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

     In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the IRS. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

  OPERATIONAL REQUIREMENTS -- RECORDKEEPING

     In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

TAXATION AS A REIT

     Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A "dividends paid" deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

     Even as a REIT, we will be subject to tax in the following circumstances:

     - we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

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     - a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

     - if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

     - under some circumstances, we will be subject to the alternative minimum tax;

     - we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years;

     - if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

     - any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

     - a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm's length pricing arrangements between the REIT and such taxable REIT subsidiary.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

TAXATION OF SHAREHOLDERS

     Distributions. In general, distributions paid by us to our shareholders during periods we qualify as a REIT will be taxable (who are not "Non-U.S. Shareholders" as defined below in "Taxation of Foreign Investors") as follows:

     - Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

     - Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

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     - Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

     - Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

     - If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder's proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

     - Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the "dividends received" deduction for corporations.

     - Shareholders are not permitted to deduct our losses or loss carry-forwards.

     Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Dispositions of the Shares. Generally, gain or loss realized by a shareholder upon the sale of common shares (including redemptions of common shares which are treated as sales) will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

OUR FAILURE TO QUALIFY AS A REIT

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

     - none of our dividends will be eligible for treatment as capital gains dividends;

     - corporate shareholders will qualify for the "dividends received" deduction; and

     - shareholders will not be required to report any share of the Company's tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a

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tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

     - when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

     - when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

     - when a shareholder furnishes an incorrect taxpayer identification number; or

     - in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder's actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

TAXATION OF TAX EXEMPT ENTITIES

     Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of "unrelated business taxable income" ("UBTI") as such term is defined in the Code.

     In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, part or all of such income or gain would constitute taxable UBTI.

     If we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in "-- Requirements for Qualification as a REIT -- Organizational Requirements" above, part of the income and gain recognized by such trusts attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be "predominately held" by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not believe we will have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be "predominately held" by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

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TAXATION OF FOREIGN INVESTORS

     The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

     Distributions -- In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in "-- Sale of Shares" below.

     Distributions Attributable to Sale or Exchange of Real
Property. Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

     Tax Withholding on Distributions. For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder's conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder's actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the IRS.

     Sales of Shares. Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

     - such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

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     - the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

     - we are a "domestically controlled REIT," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

     We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were not a domestically controlled REIT, a Non-U.S. Shareholder's sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

STATE AND LOCAL TAXES

     We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

     Tax Treatment of the Operating Partnership. The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

     - it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

     - it does not elect to be classified as an association taxable as a corporation; and

     - either (i) it is not classified as a "publicly traded partnership" under
       Section 7704 of the Code or (ii) 90% or more of it's gross income consists of specified types of "qualifying income" within the meaning of
       Section 7704(c)(2) of the Code (including interest, dividends, "real property rents" and gains from the disposition of real property). A partnership is deemed to be a "publicly traded partnership" if its interests are either (a) traded on an established securities market or
       (b) readily tradable on a secondary market (or the substantial equivalent thereof).

     Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited "safe harbors" which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership's gross income will consist of "qualifying income" within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Accordingly, we believe that the Operating Partnership will be treated as a partnership for federal income tax purposes.

     If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income and would be taxable to us. Any change in the Operating Partnership's status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

     The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

TAX TREATMENT OF PARTNERS

     Income and Loss Pass-Through. No federal income tax will be paid by the Operating Partnership. Instead, each partner, including us, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book/tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, (i) certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis and (ii) in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

     Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

     The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash.

     The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

     Treatment of Distributions and Constructive Distributions. Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership's indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

     In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

     - If the distributions are made in redemption of part or all of a partner's interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

     - If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner's share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

     Tax Basis in Our Operating Partnership Interest. Our adjusted tax basis in our interest in the Operating Partnership generally:

     - will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership's indebtedness;

     - will be increased by our share of the Operating Partnership's taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

     - will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

RECENTLY ENACTED TAX LEGISLATION

     Under recently enacted tax legislation, the tax rate applicable to long-term capital gains recognized by individuals prior to 2009 has been reduced to a maximum rate of 15%. This reduced rate would apply to long-term capital gains recognized by an individual upon a sale of our common shares and may apply to part of the long-term capital gains distributions received or deemed received by individuals with respect to our common shares.

     Under such recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has also been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This could make an investment in our common shares comparatively less attractive than an investment in the shares of other corporate entities that are not formed as REITs.

                              ERISA CONSIDERATIONS

ERISA CONSIDERATIONS FOR AN INITIAL INVESTMENT

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account, or Keogh Plan (each, a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in our common shares. In particular, the fiduciary should consider:

     - whether the investment satisfies the diversification requirements of
       Section 404(a)(1)(c) of ERISA;

     - whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

     - whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

     - whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Internal Revenue Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Internal Revenue Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     These regulations define a publicly-offered security as a security that is "widely held", "freely transferable," and either part of a class of securities registered under the Exchange Act of 1934, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The regulations also provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; however, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

     Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles of incorporation and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be "freely transferable." Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act of 1934.

     We believe our common shares are "widely held" and "freely transferable" as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be "plan assets" of any Plan that invests in our common shares.

ANNUAL VALUATIONS

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until our shares are listed on a national securities exchange or are included for quotation in a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of our common shares, we intend to have our Advisor prepare annual reports of the estimated value of our common shares. We intend to include these estimated values in our Annual Reports on Form 10-K.

     During this offering, we expect that we will value our shares for this purpose at $10.00 per share, which represents the price we are offering our shares to the public. During this offering, we do not expect to use valuations of our properties when reporting this value, and our valuation is not intended to represent the amount you would receive if our properties were sold and the proceeds distributed to you in a liquidation of the Hines REIT. Such amount would most likely be less than 10.00 per share as a result of the fact that, at the time we purchase our properties, the amount of funds available for investment in properties is reduced by approximately 10% of the offering proceeds we raise. Please see "Estimated Use of Proceeds." During this offering, and possibly as long as we are raising significant new funds and acquiring new properties with those funds, we expect to continue to use the then-current offering price of our shares as the estimated per share value reported in our Annual Reports on Form 10-K.

     After we have ceased to sell significant numbers of shares and have invested all or substantially all offering proceeds we have raised, we will reevaluate the best method to value our shares. Currently, we intend, at that time, to have the Advisor begin preparing estimated valuations based on the estimated amount a shareholder would receive if our properties were sold at their estimated fair market values at the end of the fiscal year and the proceeds from such sales (without reductions for selling expenses and other costs) were distributed to the shareholders in an orderly liquidation.

     We caution you, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties or third party valuations or opinions in connection with the preparation of these estimates. Accordingly, the Advisor's estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties or upon liquidation. In addition, property and other asset values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that our shareholders could realize these values if they were to attempt to sell their shares; or that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

                               LEGAL PROCEEDINGS

     We are not presently involved in any litigation nor, to our knowledge, is any litigation threatened against us or any of our properties, except for routine litigation arising in the ordinary course of business which, in the opinion of our executive officers, would not have a material adverse effect on us.

                            REPORTS TO SHAREHOLDERS

     We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

     - financial statements, including a balance sheet, statement of operations, statement of shareholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

     - a statement of the aggregate amount of fees paid to the Advisor; and

     - full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

     If we are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. This summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are not subject to this filing requirement, we will still furnish shareholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.

     Our accountants will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate.

     The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or forming the basis of the offering of the shares.

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

                                 LEGAL OPINIONS

     The legality of the common shares being offered hereby has been passed upon for Hines by Baker Botts L.L.P. The statements under the caption "Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Baker Botts L.L.P., and Baker Botts L.L.P. has opined as to certain income tax matters relating to an investment in the common shares. Baker Botts L.L.P. has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see "Conflicts of Interest -- Lack of Separate Representation."

                                    EXPERTS

     The balance sheet of Hines Real Estate Investment Trust, Inc. at August 31, 2003, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

     The SEC maintains a World Wide Web site on the Internet at http: www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's web site.

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

                               GLOSSARY OF TERMS

     IRA:  means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     MGCL:  The Maryland General Corporation Law.

     NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

     UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

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

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                                 BALANCE SHEET
                                AUGUST 31, 2003

                                    CONTENTS

Report of Independent Auditors..............................  F-2
Audited Balance Sheet
  Balance Sheet.............................................  F-3
  Notes to the Balance Sheet................................  F-4

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
Hines Real Estate Investment Trust, Inc.

     We have audited the accompanying balance sheet of Hines Real Estate Investment Trust, Inc. as of August 31, 2003. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Hines Real Estate Investment Trust, Inc. at August 31, 2003 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Houston, Texas
September 5, 2003

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                                 BALANCE SHEET
                                AUGUST 31, 2003

                               ASSETS
Cash........................................................  $ 7,980
Investment in Hines REIT Properties, L.P....................    2,020
                                                              -------
TOTAL ASSETS................................................  $10,000
                                                              =======
                        SHAREHOLDER'S EQUITY
Common stock, $.001 par value; 100,000 shares authorized,
  1,000 shares issued and outstanding.......................  $     1
Additional paid-in capital..................................    9,999
                                                              -------
TOTAL SHAREHOLDER'S EQUITY..................................  $10,000
                                                              =======

                             See accompanying notes

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                             NOTES TO BALANCE SHEET
                                AUGUST 31, 2003

1.  ORGANIZATION

     Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), was formed on August 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. Subject to certain restrictions and limitations, the business of the Company will be managed by Hines Advisors Limited Partnership (the "Advisor"), an affiliate of Hines, pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

     On August 27, 2003, the sole shareholder, Hines REIT Investor, L.P., an affiliate of the Advisor, purchased 1,000 shares of common stock for $10,000 and was admitted as the initial shareholder of the Company. The Company's board of directors intends to amend the Company's articles of incorporation to authorize additional shares of common stock with a par value of $.001 and shares of preferred stock with a par value of $.001. The Company intends to then offer a minimum of 2,500,000 (the "Minimum Number of Shares") and a maximum of 220,000,000 shares of common stock for sale to the public (the "Offering"). The Company intends to retain Hines Real Estate Securities, Inc., ("HRES"), an affiliate of the Advisor, to serve as the dealer manager for the Offering. HRES will be responsible for marketing the Company's shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering primarily in high-quality office properties located throughout the United States. As of August 31, 2003, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

     On August 20, 2003, the Company and HALP Associates Limited Partnership ("HALP"), an affiliate of the Advisor, formed Hines REIT Properties, L.P. (the "Operating Partnership"). On August 27, 2003, the Company and HALP made initial capital contributions to the Operating Partnership of $2,020 and $200,000, respectively. As of August 31, 2003 the Company owns a 1% general partnership interest in the Operating Partnership. Management expects the Company's ownership percentage in the Operating Partnership to increase significantly as the Company invests net proceeds from the Offering in the Operating Partnership. The Operating Partnership currently has no operations and no assets other than the partners' initial capital contributions, but the Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

  INVESTMENT IN HINES REIT PROPERTIES, L.P.

     The Operating Partnership is a variable interest entity ("VIE"), as that term is defined in FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." Under FIN No. 46, the primary beneficiary of a VIE is required to consolidate the VIE. The Company is not the primary beneficiary of the Operating Partnership as of August 31, 2003 as it does not bear the majority of the expected losses of the Operating Partnership, as defined by FIN No. 46. As such, the Company has accounted for its 1% general partnership interest in the Operating Partnership under the equity method of accounting for investments in the accompanying balance sheet.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

  REAL ESTATE PURCHASE PRICE ALLOCATION.

     We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

     We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management's estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

     The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

     We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 10 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

  ORGANIZATIONAL AND OFFERING COSTS

     Organizational and offering costs of the Company are paid by the Advisor or HRES on behalf of the Company. Organization and offering costs may include, but are not limited to, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of the Advisor's employees in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of HRES while preparing for the offering and marketing of the Company's shares and in connection with wholesaling activities;
(iii) travel and entertainment expenses related to the offering and marketing of the shares; (iv) facilities and technology costs and expenses associated with the offering and marketing of the shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. The Company anticipates that, pursuant to the

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

Advisory Agreement, the Company will be obligated to reimburse the Advisor or HRES in an amount equal to the lesser of actual organizational and offering costs incurred or 3% of total capital raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor or HRES for organizational and offering costs totaling in excess of 3% of the gross proceeds from the Offering. In the event that the Minimum Number of Shares of the Company's common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor or HRES for any organizational and offering costs. As of August 31, 2003, the Advisor had incurred on behalf of the Company organizational costs of approximately $1.1 million and offering costs of approximately $611,000. These costs are not recorded in the financial statements of the Company as of August 31, 2003 because such costs are not a liability of the Company until the Advisory Agreement is executed and the terms related to the reimbursement of such costs are determined. When recorded by the Company, organizational costs will be expensed as incurred, and offering costs will be deferred and charged to shareholders' equity as such amounts are reimbursed to the Advisor or HRES from the gross proceeds of the Offering.

  INCOME TAXES

     For the year ending December 31, 2004, the Company will make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to shareholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

  USE OF ESTIMATES

     The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

3.  RELATED PARTY TRANSACTIONS

     The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with HRES which will entitle the Advisor and HRES to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor and HRES on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement have not been finalized as of August 31, 2003.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

     The Company expects to also incur various fees, such as property management, leasing and others, that are expected to be paid to an affiliate of the Advisor. The amounts of such fees and terms and conditions of the associated agreements have not been finalized as of August 31, 2003.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

     The following prior performance tables ("Tables") provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. This offering is the first public offering by Hines. All of Hines prior programs have been private real estate investment funds offered to institutional and other private investors or single project real estate investment vehicles, also primarily involving institutional investors.

     This information should be read together with the summary information included in the "Prior Performance Summary" section of this prospectus, which includes a description of each of Hines' prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs. In order to respect the privacy of the investors in these programs and to comply with confidentiality arrangements we have with certain investors, we have labeled these programs and their related real estate assets generically.

     Private Real Estate Investment Funds are labeled Hines Fund I through Hines Fund X. Single-Project Real Estate Investment Vehicles are labeled Hines Partnership 1 through Hines Partnership 41.

     THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAMS REFERRED TO IN THE TABLES. IF YOU PURCHASE OUR SHARES, YOU WILL NOT ACQUIRE ANY OWNERSHIP IN ANY OF THE PROGRAMS TO WHICH THE TABLES RELATE.

     The following tables are included herein:

           TABLE I     Experience in Raising and Investing Funds

           TABLE II    Compensation to Sponsor

           TABLE III   Operating Results of Prior Programs

           TABLE IV   Results of Completed Programs

           TABLE V    Sales or Disposals of Properties

     Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which the Company has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

     Our determination as to which of Hines' prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, and industrial properties to have investment objectives similar to ours. We consider programs with investments in residential or resort properties not to have investment objectives similar to ours.

                                    TABLE I

       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2002
                           (ON A PERCENTAGE BASIS(1))

     Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 1999. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

                                                                      HINES               HINES
                                HINES FUND VII   HINES FUND X     PARTNERSHIP 3       PARTNERSHIP 23      HINES PARTNERSHIP 22
                                --------------   ------------   -----------------   ------------------   -----------------------
Dollar amount raised..........   $222,200,000    $209,600,000     $133,335,000         $ 34,680,691           $ 31,790,000
                                 ============    ============     ============         ============           ============
Percentage amount raised......         100.0%           100.0%           100.0%               100.0%                 100.0%
Less offering expenses:
  Selling commissions.........           0.0%             0.0%             0.0%                 0.0%                   0.0%
  Organizational expenses.....           0.0%             1.9%             0.0%                 0.0%                   0.0%
Reserves......................           0.0%             0.0%             0.0%                 0.0%                   0.0%
                                 ------------    ------------     ------------         ------------           ------------
Percent available for
  investment..................         100.0%            98.1%           100.0%               100.0%                 100.0%
                                 ============    ============     ============         ============           ============
Acquisition and development
  costs:
  Prepaid items and fees......           0.2%             0.0%             1.2%                 0.0%                   0.0%
  Purchase price (cash down
    payment)(2)...............          28.7%            46.4%            98.8%               144.4%                 188.7%
  Acquisition fees............           0.1%             0.0%             0.0%                 0.0%                   0.0%
  Other capitalized costs.....           0.0%             0.0%             0.0%                 0.0%                   0.0%
                                 ------------    ------------     ------------         ------------           ------------
Total acquisition and
  development costs...........          29.0%            46.4%           100.0%               144.4%                 188.7%
                                 ============    ============     ============         ============           ============
Percent leveraged(3)..........            67%             100%               0%                  31%                    47%
                                 ============    ============     ============         ============           ============
Date offering began...........         Jul-01          Jan-01           Apr-01               Mar-00                 May-00
Length of offering(4).........            n/a      continuing              n/a                  n/a                    n/a
Months to invest 90% of amount
  available for
  investment(4)...............     continuing      continuing              n/a                  n/a                    n/a

                                    HINES            HINES              HINES
                                PARTNERSHIP 16   PARTNERSHIP 41    PARTNERSHIP 25
                                --------------   --------------   -----------------
Dollar amount raised..........   $22,307,671      $12,476,867        $2,435,000
                                 ===========      ===========        ==========
Percentage amount raised......         100.0%           100.0%            100.0%
Less offering expenses:
  Selling commissions.........           0.0%             0.0%              0.0%
  Organizational expenses.....           0.0%             0.0%              0.0%
Reserves......................           0.0%             0.0%              0.0%
                                 -----------      -----------        ----------
Percent available for
  investment..................         100.0%           100.0%            100.0%
                                 ===========      ===========        ==========
Acquisition and development
  costs:
  Prepaid items and fees......           0.0%            11.9%              0.0%
  Purchase price (cash down
    payment)(2)...............         201.7%           317.8%           1192.6%
  Acquisition fees............           0.0%             0.0%              0.0%
  Other capitalized costs.....           0.0%             0.0%              0.0%
                                 -----------      -----------        ----------
Total acquisition and
  development costs...........         201.7%           329.7%           1192.6%
                                 ===========      ===========        ==========
Percent leveraged(3)..........            50%              70%               92%
                                 ===========      ===========        ==========
Date offering began...........        Aug-00           Jan-02            May-01
Length of offering(4).........           n/a              n/a               n/a
Months to invest 90% of amount
  available for
  investment(4)...............           n/a              n/a               n/a

---------------

(1) All percentage amounts except "Percent leveraged" represent percentages of the "Dollar amount raised" for each program.

(2) "Purchase price (cash down payment)" includes both debt- and equity-financed payments. See "Percent leveraged" line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3) "Percent leveraged" represents total mortgage financing divided by total acquisition cost for properties acquired.

(4) The "Length of offering" and "Months to invest 90% of amount available for investment" for most entities is designated as "n/a" as the formations of these entities and equity financings were not accomplished through an actual "offering" but rather were joint ventures or partnerships formed with one or more third-party investor(s).

                                    TABLE II

                            COMPENSATION TO SPONSOR

     Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2002 in connection with prior programs, the offerings of which have closed since December 31, 1999.

                              HINES FUND III   HINES FUND IX   HINES FUND VIII   HINES FUND IV   HINES FUND VII   HINES FUND X
                              --------------   -------------   ---------------   -------------   --------------   ------------
Date offering commenced.....         Nov-97           Feb-99          May-96           Jun-97           Jul-01          Jan-01
Dollar amount raised(1).....   $560,000,000    $ 436,000,000    $410,438,000     $320,000,000     $222,200,000    $209,600,000
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees.........             --               --              --               --               --              --
  Acquisition fees:.........             --               --              --               --               --              --
    Real estate
      commissions...........             --               --              --               --          319,210              --
    Advisory fees...........             --               --              --               --               --              --
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor(2).............     18,472,884     (144,324,000)    (38,076,000)      77,541,485        1,140,477              --
Amount paid to sponsor from
  operations:
  Property management
    fees....................      2,346,828          392,163       2,038,493        1,211,997           11,977              --
  Development, acquisition,
    and disposition fees....      7,707,753       18,986,313       7,767,134        2,169,484          289,210              --
  Partnership and asset
    management fees.........             --        3,341,083       3,679,997        2,259,392           62,500              --
  Reimbursements............      1,232,159        6,016,221      15,169,732        5,347,054               --              --
  Leasing commissions.......      3,980,379          263,811       2,911,072        6,214,348               --              --
Dollar amount of cash
  generated from property
  sales and refinancing
  before deducting payments
  to sponsor:
  Cash......................             --       41,396,210      72,000,000      244,189,634               --              --
  Notes.....................             --               --              --               --               --              --
Amount paid to sponsor from
  property sales and
  refinancing:
  Real estate commissions...             --               --              --               --               --              --
  Incentive fees or
    distributions...........             --         (933,000)       (872,000)      (9,480,063)              --              --

                              HINES FUND II   HINES FUND V   HINES FUND VI(3)   HINES FUND I
                              -------------   ------------   ----------------   ------------
Date offering commenced.....        Jul-95          Nov-98            Jul-98          May-93
Dollar amount raised(1).....  $155,754,000    $106,700,000    $2,700,853,399    $473,223,095
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees.........            --              --                --              --
  Acquisition fees:.........            --              --                --              --
    Real estate
      commissions...........            --              --                --              --
    Advisory fees...........            --              --                --              --
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor(2).............     5,220,953      27,525,927       284,662,000     164,899,038
Amount paid to sponsor from
  operations:
  Property management
    fees....................     1,106,204         344,072        19,991,000      14,400,483
  Development, acquisition,
    and disposition fees....       125,693       1,657,481        13,895,000         671,524
  Partnership and asset
    management fees.........            --       1,124,840        16,842,000              --
  Reimbursements............       267,788       6,144,202        25,848,379       5,371,828
  Leasing commissions.......       404,896       3,645,884        15,453,000       3,259,780
Dollar amount of cash
  generated from property
  sales and refinancing
  before deducting payments
  to sponsor:
  Cash......................    87,992,308              --     1,058,009,000              --
  Notes.....................            --              --                --              --
Amount paid to sponsor from
  property sales and
  refinancing:
  Real estate commissions...    (1,675,790)             --                --              --
  Incentive fees or
    distributions...........    (3,563,849)             --       (59,326,000)             --

---------------

(1) "Dollar amount raised" represents total amount of equity raised over the life of the program. All other amounts on this table are for the three-year period ended December 31, 2002.

(2) For Funds IV and V, "Dollar amount of cash generated from operations before deducting payments to sponsor" was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(3) For Fund VI, all amounts presented in this table except for "Dollar amount raised" are for the three years ended September 30, 2002, corresponding to the fiscal year end of the program and the date of such program's available financial reports.

                                    TABLE II

                            COMPENSATION TO SPONSOR

                                             HINES            HINES            HINES            HINES            HINES
                                         PARTNERSHIP 3    PARTNERSHIP 22   PARTNERSHIP 26   PARTNERSHIP 23   PARTNERSHIP 16
                                         --------------   --------------   --------------   --------------   --------------
Date offering commenced................         Apr-01          May-00           Jul-01           Mar-00           Aug-00
Dollar amount raised(1)................   $133,335,000     $31,790,000      $44,763,751      $34,680,691      $22,307,671
Amount paid to sponsor from proceeds of
  offering:
  Underwriting fees....................             --              --               --               --               --
  Acquisition fees:....................             --              --               --               --               --
    Real estate commissions............             --              --               --               --               --
    Advisory fees......................             --              --               --               --               --
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor(2)........................     16,536,361       5,351,814              n/a       (1,877,000)              --
Amount paid to sponsor from operations:
  Property management fees.............        833,753          33,139               --           14,238               --
  Development, acquisition, and
    disposition fees...................        130,050       1,456,925          881,870        2,313,408        1,635,612
  Partnership and asset management
    fees...............................             --              --               --               --               --
  Reimbursements.......................        789,793         153,714               --        1,331,977          381,915
  Leasing commissions..................      1,035,790         814,688        1,716,976          413,749               --
Dollar amount of cash generated from
  property sales and refinancing before
  deducting payments to sponsor:
  Cash.................................             --              --               --               --               --
  Notes................................             --              --               --               --               --
Amount paid to sponsor from property
  sales and refinancing:
    Real estate commissions............             --              --               --               --               --
    Incentive fees or distributions....             --              --               --               --               --

                                             HINES            HINES            HINES            HINES            HINES
                                         PARTNERSHIP 25   PARTNERSHIP 6    PARTNERSHIP 37   PARTNERSHIP 38   PARTNERSHIP 41
                                         --------------   --------------   --------------   --------------   --------------
Date offering commenced................        May-01           May-02           Aug-93           Mar-92           Jan-02
Dollar amount raised(1)................    $2,435,000      $        --      $43,148,028      $42,980,300      $12,476,867
Amount paid to sponsor from proceeds of
  offering:
  Underwriting fees....................            --               --               --               --               --
  Acquisition fees:....................            --               --               --               --               --
    Real estate commissions............            --               --               --               --               --
    Advisory fees......................            --               --               --               --               --
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor(2)........................     1,050,264       33,914,013        5,627,179        9,286,297               --
Amount paid to sponsor from operations:
  Property management fees.............        21,393        1,448,517               --          300,399               --
  Development, acquisition, and
    disposition fees...................       200,000               --               --               --               --
  Partnership and asset management
    fees...............................                         35,047               --               --
  Reimbursements.......................        31,908          587,553               --               --               --
  Leasing commissions..................            --            1,658          471,559           45,664               --
Dollar amount of cash generated from
  property sales and refinancing before
  deducting payments to sponsor:
  Cash.................................            --               --               --               --               --
  Notes................................            --               --               --               --               --
Amount paid to sponsor from property
  sales and refinancing:
    Real estate commissions............            --               --               --               --               --
    Incentive fees or distributions....            --               --               --               --               --

---------------

(1) "Dollar amount raised" represents total amount of equity raised over the life of the program. All other amounts on this table are for the three-year period ended December 31, 2002.

(2) For Funds IV and V, "Dollar amount of cash generated from operations before deducting payments to sponsor" was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(3) For Fund VI, all amounts presented in this table except for "Dollar amount raised" are for the three years ended September 30, 2002, corresponding to the fiscal year end of the program and the date of such program's available financial reports.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III summarizes the operating results of Hines prior programs the offerings of which have closed since December 31, 1997. For single-project development programs, operating results are shown for all such programs which began operations since December 31, 1997. All figures are as of December 31 of the year indicated except as noted otherwise.

                                                    HINES FUND IX   HINES FUND IX   HINES FUND IX   HINES FUND VII   HINES FUND X
                                                        2000            2001            2002             2002            2002
                                                    -------------   -------------   -------------   --------------   ------------
Gross revenues....................................  $    591,000     $ 4,347,000     $12,586,000      $1,130,000     $   138,000
Profit (loss) on sale of properties...............            --       2,877,000         184,000              --              --
Less: Operating expenses..........................    (4,557,000)     (4,036,000)     (5,930,000)       (517,000)     (2,383,000)
     Interest expense.............................    (1,858,000)     (2,733,000)     (3,127,000)       (306,000)       (344,000)
     Depreciation.................................            --      (8,248,000)       (281,000)       (331,000)             --
Other Gain/Loss...................................            --              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Net income (loss) -- GAAP Basis...................    (5,824,000)     (7,793,000)      3,432,000         (24,000)     (2,589,000)
                                                    ============     ===========     ===========      ==========     ===========
Taxable income:
  From operations.................................    (5,556,000)     (3,734,000)     (5,160,000)        555,000              --
                                                    ============     ===========     ===========      ==========     ===========
  From gain (loss) on sale........................            --       5,679,000      (2,404,000)             --              --
                                                    ============     ===========     ===========      ==========     ===========
Cash generated from operations....................    (4,303,000)     (8,696,000)        943,000       1,066,000              --
Cash generated from sales.........................            --       2,877,000         184,000              --              --
Cash generated from refinancing...................    19,265,000              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Total cash generated from operations, sales, and
  refinancing.....................................    14,962,000      (5,819,000)      1,127,000       1,066,000              --
Less: Cash distributions to investors:
  From operating cash flow........................            --        (375,000)       (959,000)             --              --
  From sales and refinancing......................   (19,265,000)             --      (2,176,000)             --              --
Cash generated (deficiency) after cash
  distributions...................................    (4,303,000)     (6,194,000)     (2,008,000)      1,066,000              --
Less: Special items (not including sales and
  refinancing)....................................            --              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Cash generated (deficiency) after cash
  distributions and special items.................    (4,303,000)     (6,194,000)     (2,008,000)      1,066,000              --
                                                    ============     ===========     ===========      ==========     ===========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations............................           230              92            (122)            183              --
    -- from recapture.............................            --              --              --              --              --
  Capital gain (loss).............................            --             140             (57)             --              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income.....................           (24)             (8)             (9)             --              --
    -- from return of capital.....................          (772)             (1)            (65)             --              --
                                                    ------------     -----------     -----------      ----------     -----------
      Total distributions on GAAP basis...........          (796)             (9)            (74)             --              --
                                                    ============     ===========     ===========      ==========     ===========
  Source (on cash basis):
    -- from sales.................................            --              --             (51)             --              --
    -- from refinancing...........................          (796)             --              --              --              --
    -- from operations............................            --              (9)            (23)             --              --
                                                    ------------     -----------     -----------      ----------     -----------
      Total distributions on cash basis...........          (796)             (9)            (74)             --              --
                                                    ============     ===========     ===========      ==========     ===========
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table...........................                                      94%             100%            100%
                                                                                     ===========      ==========     ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                             HINES FUND V   HINES FUND V   HINES FUND V   HINES FUND V   HINES FUND IV
                                                 1999           2000           2001           2002           1998
                                             ------------   ------------   ------------   ------------   -------------
Gross revenues.............................   $   2,000     $ 2,037,000    $10,429,000    $13,143,000     $ 3,260,000
Profit (loss) on sale of properties........          --              --             --             --              --
Less: Operating expenses...................    (336,000)     (1,252,000)    (4,970,000)    (5,156,000)     (2,255,000)
    Interest expense.......................          --        (442,000)    (3,295,000)    (3,023,000)     (1,846,000)
    Depreciation...........................          --        (511,000)    (2,850,000)    (5,161,000)       (604,000)
Other Gain/Loss............................          --              --     (1,683,000)     1,145,000              --
                                              ---------     -----------    -----------    -----------     -----------
Net income (loss) -- GAAP Basis............    (334,000)       (168,000)    (2,369,000)       948,000      (1,445,000)
                                              =========     ===========    ===========    ===========     ===========
Taxable income:
  From operations..........................    (451,000)       (752,000)    (1,352,000)     6,142,000         118,000
                                              =========     ===========    ===========    ===========     ===========
  From gain (loss) on sale.................          --              --             --     (2,615,000)             --
                                              =========     ===========    ===========    ===========     ===========
Cash generated from operations.............    (110,000)        (84,000)     3,254,000     11,440,000        (277,000)
Cash generated from sales..................          --              --             --             --              --
Cash generated from refinancing............          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
Total cash generated from operations,
  sales, and refinancing...................    (110,000)        (84,000)     3,254,000     11,440,000        (277,000)
Less: Cash distributions to investors:
  From operating cash flow.................          --              --             --     (3,870,000)             --
  From sales and refinancing...............          --              --             --             --              --
Cash generated (deficiency) after cash
  distributions............................    (110,000)        (84,000)     3,254,000      7,570,000        (277,000)
Less: Special items (not including sales
  and refinancing).........................          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
Cash generated (deficiency) after cash
  distributions and special items..........    (110,000)        (84,000)     3,254,000      7,570,000        (277,000)
                                              =========     ===========    ===========    ===========     ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................          --              --             --            353              --
    -- from recapture......................          --              --             --             --              --
  Capital gain (loss)......................          --              --             --           (150)             --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............          --              --             --           (223)             --
    -- from return of capital..............          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
       Total distributions on GAAP basis...          --              --             --           (223)             --
                                              =========     ===========    ===========    ===========     ===========
  Source (on cash basis):
    -- from sales..........................          --              --             --             --              --
    -- from refinancing....................                          --             --             --              --
    -- from operations.....................          --              --             --           (223)             --
                                              ---------     -----------    -----------    -----------     -----------
       Total distributions on cash basis...          --              --             --           (223)             --
                                              =========     ===========    ===========    ===========     ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...                                                  100%
                                                                                          ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                                                                                  HINES
                                              HINES FUND IV   HINES FUND IV   HINES FUND IV   HINES FUND IV   PARTNERSHIP 3
                                                  1999            2000            2001            2002            2001
                                              -------------   -------------   -------------   -------------   -------------
Gross revenues..............................   $10,418,000    $ 35,580,000    $ 54,457,000    $ 39,445,000    $ 21,608,000
Profit (loss) on sale of properties.........            --       5,350,000       8,586,000      29,855,000              --
Less: Operating expenses....................    (4,371,000)    (11,658,000)    (15,623,000)    (16,530,000)    (10,535,000)
    Interest expense........................    (5,417,000)    (15,245,000)    (13,268,000)     (9,510,000)     (1,618,000)
    Depreciation............................    (1,831,000)     (7,729,000)    (15,263,000)    (10,874,000)        (24,000)
Other Gain/Loss.............................      (486,000)     (2,000,000)     (6,770,000)     (2,886,000)             --
                                               -----------    ------------    ------------    ------------    ------------
Net income (loss) -- GAAP Basis.............    (1,687,000)      4,298,000      12,119,000      29,500,000       9,431,000
                                               ===========    ============    ============    ============    ============
Taxable income:
  From operations...........................      (878,000)      2,528,000      13,837,000      11,192,000       8,388,000
                                               ===========    ============    ============    ============    ============
  From gain (loss) on sale..................            --       1,963,000       8,185,000      18,195,000              --
                                               ===========    ============    ============    ============    ============
Cash generated from operations..............     2,601,000      13,318,000      23,945,000      23,076,000      13,164,000
Cash generated from sales...................            --      35,857,000      60,382,000     147,951,000              --
Cash generated from refinancing.............            --              --              --      17,400,000      80,000,000
                                               -----------    ------------    ------------    ------------    ------------
Total cash generated from operations, sales,
  and refinancing...........................     2,601,000      49,175,000      84,327,000     188,427,000      93,164,000
Less: Cash distributions to investors:
  From operating cash flow..................            --              --     (17,203,000)    (15,135,000)     (4,965,000)
  From sales and refinancing................            --              --     (39,110,000)    (73,484,000)    (80,000,000)
Cash generated (deficiency) after cash
  distributions.............................     2,601,000      49,175,000      28,014,000      99,808,000       8,199,000
Less: Special items (not including sales and
  refinancing)..............................            --              --              --              --              --
                                               -----------    ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items...........     2,601,000      49,175,000      28,014,000      99,808,000       8,199,000
                                               ===========    ============    ============    ============    ============
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................            --              --              70              55             116
    -- from recapture.......................            --              --              --              --              --
  Capital gain (loss).......................            --              --              42              89              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............            --              --            (142)           (149)             --
    -- from return of capital...............            --              --            (145)           (283)            (96)
                                               -----------    ------------    ------------    ------------    ------------
       Total distributions on GAAP basis....            --              --            (287)           (432)            (96)
                                               ===========    ============    ============    ============    ============
  Source (on cash basis):
    -- from sales...........................            --              --            (199)           (273)             --
    -- from refinancing.....................            --              --              --             (85)             --
    -- from operations......................            --              --             (88)            (74)            (96)
                                               -----------    ------------    ------------    ------------    ------------
       Total distributions on cash basis....            --              --            (287)           (432)            (96)
                                               ===========    ============    ============    ============    ============
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....                                                     59.6%
                                                                                              ============

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                           HINES           HINES            HINES            HINES            HINES
                                       PARTNERSHIP 3   PARTNERSHIP 15   PARTNERSHIP 15   PARTNERSHIP 23   PARTNERSHIP 19
                                           2002             2001             2002             2002             2001
                                       -------------   --------------   --------------   --------------   --------------
Gross revenues.......................  $ 24,674,000     $ 5,290,000      $14,721,000      $   699,000      $        --
Profit (loss) on sale of
  properties.........................            --              --               --               --          692,000
Less: Operating expenses.............   (13,332,000)     (1,902,000)      (2,199,000)      (1,353,000)              --
     Interest expense................    (5,900,000)     (2,456,000)      (2,983,000)        (737,000)              --
     Depreciation....................            --              --       (1,824,000)              --               --
Other Gain/Loss......................            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Net income (loss) -- GAAP Basis......     5,442,000         932,000        7,715,000       (1,391,000)         692,000
                                       ============     ===========      ===========      ===========      ===========
Taxable income:
  From operations....................       389,000        (849,000)       1,756,000       (2,257,000)      (1,654,000)
                                       ============     ===========      ===========      ===========      ===========
  From gain (loss) on sale...........            --              --               --               --               --
                                       ============     ===========      ===========      ===========      ===========
Cash generated from operations.......     3,372,000         604,000        3,534,000               --               --
Cash generated from sales............            --              --               --               --          692,000
Cash generated from refinancing......            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Total cash generated from operations,
  sales, and refinancing.............     3,372,000         604,000        3,534,000               --          692,000
Less: Cash distributions to
  investors:
  From operating cash flow...........    (2,350,000)       (156,000)              --               --               --
  From sales and refinancing.........            --      (2,241,000)      (3,647,000)              --               --
Cash generated (deficiency) after
  cash distributions.................     1,022,000      (1,793,000)        (113,000)              --          692,000
Less: Special items (not including
  sales and refinancing).............            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Cash generated (deficiency) after
  cash distributions and special
  items..............................     1,022,000      (1,793,000)        (113,000)              --          692,000
                                       ============     ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations...............             7             (42)              84              (74)            (111)
    -- from recapture................            --              --               --               --               --
  Capital gain (loss)................            --              --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income........            --              --               --               --               --
    -- from return of capital........           (45)           (117)            (175)              --               --
                                       ------------     -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis.....................           (45)           (117)            (175)              --               --
                                       ============     ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales....................            --              --               --               --               --
    -- from refinancing..............            --            (110)              --               --               --
    -- from operations...............           (45)             (7)            (175)              --               --
                                       ------------     -----------      -----------      -----------      -----------
         Total distributions on cash
           basis.....................           (45)           (117)            (175)              --               --
                                       ============     ===========      ===========      ===========      ===========
Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table...........          100%                             100%             100%
                                       ============                      ===========      ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                          HINES            HINES            HINES            HINES            HINES
                                      PARTNERSHIP 19   PARTNERSHIP 22   PARTNERSHIP 22   PARTNERSHIP 21   PARTNERSHIP 21
                                           2002             2001             2002             2000             2001
                                      --------------   --------------   --------------   --------------   --------------
Gross revenues......................   $   606,000      $   651,000      $ 1,409,000      $ 4,187,000      $ 8,860,000
Profit (loss) on sale of
  properties........................     7,359,000               --               --               --               --
Less: Operating expenses............    (6,114,000)        (227,000)      (1,391,000)      (2,333,000)      (3,911,000)
     Interest expense...............       (15,000)        (971,000)      (1,595,000)      (1,432,000)      (2,272,000)
     Depreciation...................      (221,000)        (818,000)      (1,543,000)      (1,614,000)      (3,100,000)
Other Gain/Loss.....................            --               --               --               --               --
                                       -----------      -----------      -----------      -----------      -----------
Net income (loss) -- GAAP Basis.....     1,615,000       (1,365,000)      (3,120,000)      (1,192,000)        (423,000)
                                       ===========      ===========      ===========      ===========      ===========
Taxable income:
  From operations...................     5,882,000         (817,000)      (2,992,000)      (1,032,000)         582,000
                                       ===========      ===========      ===========      ===========      ===========
  From gain (loss) on sale..........            --               --               --               --               --
                                       ===========      ===========      ===========      ===========      ===========
Cash generated from operations......            --       (2,642,000)         255,000       (1,145,000)       1,525,000
Cash generated from sales...........     1,990,000               --               --               --               --
Cash generated from refinancing.....            --       11,064,000           12,000          775,000               --
                                       -----------      -----------      -----------      -----------      -----------
Total cash generated from
  operations, sales, and
  refinancing.......................     1,990,000        8,422,000          267,000         (370,000)       1,525,000
Less: Cash distributions to
  investors:
  From operating cash flow..........            --               --               --               --       (1,954,000)
  From sales and refinancing........      (750,000)              --               --               --               --
Cash generated (deficiency) after
  cash distributions................     1,240,000        8,422,000          267,000         (370,000)        (429,000)
Less: Special items (not including
  sales and refinancing)............            --               --               --               --               --
                                       -----------      -----------      -----------      -----------      -----------
Cash generated (deficiency) after
  cash distributions and special
  items.............................     1,240,000        8,422,000          267,000         (370,000)        (429,000)
                                       ===========      ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations..............           347             (117)            (152)             (74)              24
    -- from recapture...............            --               --               --               --               --
  Capital gain (loss)...............            --               --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income.......            --               --               --               --               --
    -- from return of capital.......           (44)              --               --               --              (81)
                                       -----------      -----------      -----------      -----------      -----------
      Total distributions on GAAP
         basis......................           (44)              --               --               --              (81)
                                       ===========      ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales...................           (44)              --               --               --               --
    -- from refinancing.............            --               --               --               --               --
    -- from operations..............            --               --               --               --              (81)
                                       -----------      -----------      -----------      -----------      -----------
      Total distributions on cash
         basis......................           (44)              --               --               --              (81)
                                       ===========      ===========      ===========      ===========      ===========
Amount (in percentage terms)
  remaining invested in program
  properties at the end of the last
  year reported in the Table........          100%                              100%
                                       ===========                       ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                 HINES          HINES            HINES           HINES           HINES
                                              PARTNERSHIP   PARTNERSHIP 16   PARTNERSHIP 8   PARTNERSHIP 8   PARTNERSHIP 18
                                                 2002            2002            2001            2002             2000
                                              -----------   --------------   -------------   -------------   --------------
Gross revenues..............................  $10,410,000    $        --      $  301,000      $  500,000       $ 699,000
Profit (loss) on sale of properties.........           --             --              --              --              --
Less: Operating expenses....................   (4,494,000)            --        (536,000)       (925,000)       (306,000)
     Interest expense.......................   (2,266,000)            --        (330,000)       (382,000)       (132,000)
     Depreciation...........................   (2,670,000)            --              --              --              --
Other Gain/Loss.............................           --             --              --              --              --
                                              -----------    -----------      ----------      ----------       ---------
Net income (loss) -- GAAP Basis.............      980,000             --        (565,000)       (807,000)        261,000
                                              ===========    ===========      ==========      ==========       =========
Taxable income:
  From operations...........................    1,726,000        (31,000)       (950,000)       (587,000)        109,000
                                              ===========    ===========      ==========      ==========       =========
  From gain (loss) on sale..................           --             --              --              --              --
                                              ===========    ===========      ==========      ==========       =========
Cash generated from operations..............    3,770,000             --              --              --         393,000
Cash generated from sales...................           --             --              --              --              --
Cash generated from refinancing.............           --             --              --              --              --
                                              -----------    -----------      ----------      ----------       ---------
Total cash generated from operations, sales,
  and refinancing...........................    3,770,000             --              --              --         393,000
Less: Cash distributions to investors:
  From operating cash flow..................   (3,004,000)            --              --              --              --
  From sales and refinancing................           --             --              --              --              --
Cash generated (deficiency) after cash
  distributions.............................      766,000             --              --              --         393,000
Less: Special items (not including sales and
  refinancing)..............................           --             --              --              --              --
                                              -----------    -----------      ----------      ----------       ---------
Cash generated (deficiency) after cash
  distributions and special items...........      766,000             --              --              --         393,000
                                              ===========    ===========      ==========      ==========       =========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................           72             (2)            (74)            (42)             17
    -- from recapture.......................           --             --              --              --              --
  Capital gain (loss).......................           --             --              --              --              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............           --             --              --              --              --
    -- from return of capital...............         (125)            --              --              --              --
                                              -----------    -----------      ----------      ----------       ---------
      Total distributions on GAAP basis.....         (125)            --              --              --              --
                                              ===========    ===========      ==========      ==========       =========
  Source (on cash basis):
    -- from sales...........................           --             --              --              --              --
    -- from refinancing.....................           --             --              --              --              --
    -- from operations......................         (125)            --              --              --              --
                                              -----------    -----------      ----------      ----------       ---------
      Total distributions on cash basis.....         (125)            --              --              --              --
                                              ===========    ===========      ==========      ==========       =========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....     100%           100%                             0%
                                              ===========    ===========                      ==========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                 HINES            HINES            HINES            HINES            HINES
                                             PARTNERSHIP 18   PARTNERSHIP 18   PARTNERSHIP 25   PARTNERSHIP 14   PARTNERSHIP 14
                                                  2001             2002             2002             2000             2001
                                             --------------   --------------   --------------   --------------   --------------
Gross revenues.............................    $2,585,000      $ 2,266,000      $ 1,752,000      $ 1,923,000      $ 7,783,000
Profit (loss) on sale of properties........            --               --               --               --               --
Less: Operating expenses...................      (731,000)        (737,000)        (349,000)        (876,000)      (2,596,000)
     Interest expense......................      (420,000)        (305,000)      (1,162,000)        (738,000)      (2,834,000)
     Depreciation..........................      (486,000)        (215,000)        (354,000)        (934,000)      (2,449,000)
Other Gain/Loss............................            --               --               --               --               --
                                               ----------      -----------      -----------      -----------      -----------
Net income (loss) -- GAAP Basis............       948,000        1,009,000         (113,000)        (625,000)         (96,000)
                                               ==========      ===========      ===========      ===========      ===========
Taxable income:
  From operations..........................       612,000          241,000           21,000       (1,123,000)        (174,000)
                                               ==========      ===========      ===========      ===========      ===========
  From gain (loss) on sale.................            --               --               --               --               --
                                               ==========      ===========      ===========      ===========      ===========
Cash generated from operations.............       887,000          737,000        1,050,000          821,000        3,222,000
Cash generated from sales..................            --               --               --               --               --
Cash generated from refinancing............     1,145,000          325,000       11,048,000       28,200,000        2,411,000
                                               ----------      -----------      -----------      -----------      -----------
Total cash generated from operations,
  sales, and refinancing...................     2,032,000        1,062,000       12,098,000       29,021,000        5,633,000
Less: Cash distributions to investors:
  From operating cash flow.................            --       (1,500,000)      (1,658,000)              --               --
  From sales and refinancing...............      (850,000)              --               --               --               --
Cash generated (deficiency) after cash
  distributions............................     1,182,000         (438,000)      10,440,000       29,021,000        5,633,000
Less: Special items (not including sales
  and refinancing).........................            --               --               --               --               --
                                               ----------      -----------      -----------      -----------      -----------
Cash generated (deficiency) after cash
  distributions and special items..........     1,182,000         (438,000)      10,440,000       29,021,000        5,633,000
                                               ==========      ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................           104               51                7               --               --
    -- from recapture......................            --               --               --               --               --
  Capital gain (loss)......................            --               --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............            --               --               --               --               --
    -- from return of capital..............          (144)            (319)            (562)              --               --
                                               ----------      -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis...........................          (144)            (319)            (562)              --               --
                                               ==========      ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales..........................            --               --               --               --               --
    -- from refinancing....................          (144)              --               --               --               --
    -- from operations.....................            --             (319)            (562)              --               --
                                               ----------      -----------      -----------      -----------      -----------
         Total distributions on cash
           basis...........................          (144)            (319)            (562)              --               --
                                               ==========      ===========      ===========      ===========      ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...                           100%             100%
                                                               ===========      ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                 HINES            HINES            HINES            HINES            HINES
                                             PARTNERSHIP 14   PARTNERSHIP 17   PARTNERSHIP 17   PARTNERSHIP 37   PARTNERSHIP 37
                                                  2002             2001             2002             1998             1999
                                             --------------   --------------   --------------   --------------   --------------
Gross revenues.............................   $ 9,129,000      $ 5,256,000      $17,224,000      $ 1,228,000      $ 6,499,000
Profit (loss) on sale of properties........            --               --               --               --               --
Less: Operating expenses...................    (3,119,000)      (2,403,000)      (7,918,000)      (2,921,000)      (2,216,000)
     Interest expense......................    (2,086,000)      (1,438,000)      (4,392,000)      (2,219,000)      (3,152,000)
     Depreciation..........................    (3,013,000)      (1,493,000)      (5,243,000)      (4,363,000)      (1,602,000)
Other Gain/Loss............................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
Net income (loss) -- GAAP Basis............       911,000          (78,000)        (329,000)      (8,275,000)        (471,000)
                                              ===========      ===========      ===========      ===========      ===========
Taxable income:
  From operations..........................     1,955,000       (3,930,000)        (904,000)       1,133,000         (610,000)
                                              ===========      ===========      ===========      ===========      ===========
  From gain (loss) on sale.................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
Cash generated from operations.............     3,166,000        3,382,000        5,829,000       (1,184,000)         951,000
Cash generated from sales..................            --               --               --               --               --
Cash generated from refinancing............         4,000       60,500,000        7,700,000               --               --
                                              -----------      -----------      -----------      -----------      -----------
Total cash generated from operations,
  sales, and refinancing...................     3,170,000       63,882,000       13,529,000       (1,184,000)         951,000
Less: Cash distributions to investors:
  From operating cash flow.................            --               --               --               --               --
  From sales and refinancing...............            --               --               --               --               --
Cash generated (deficiency) after cash
  distributions............................     3,170,000       63,882,000       13,529,000       (1,184,000)         951,000
Less: Special items (not including sales
  and refinancing).........................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
Cash generated (deficiency) after cash
  distributions and special items..........     3,170,000       63,882,000       13,529,000       (1,184,000)         951,000
                                              ===========      ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................            --               --               --              628              (63)
    -- from recapture......................            --               --               --               --               --
  Capital gain (loss)......................            --               --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............            --               --               --               --               --
    -- from return of capital..............            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis...........................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales..........................            --               --               --               --               --
    -- from refinancing....................            --               --               --               --               --
    -- from operations.....................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
         Total distributions on cash
           basis...........................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...          100%                              100%
                                              ===========                       ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                                  HINES            HINES            HINES
                                                              PARTNERSHIP 37   PARTNERSHIP 37   PARTNERSHIP 37
                                                                   2000             2001             2002
                                                              --------------   --------------   --------------
Gross revenues..............................................   $ 7,082,000      $ 6,831,000      $ 7,721,000
Profit (loss) on sale of properties.........................
Less: Operating expenses....................................    (1,636,000)      (2,145,000)      (1,198,000)
     Interest expense.......................................    (3,778,000)      (3,700,000)      (3,200,000)
     Depreciation...........................................    (1,867,000)      (1,854,000)      (2,067,000)
Other Gain/Loss.............................................            --               --               --
                                                               -----------      -----------      -----------
Net income (loss) -- GAAP Basis.............................      (199,000)        (868,000)       1,256,000
                                                               ===========      ===========      ===========
Taxable income:
  From operations...........................................       285,000       (1,878,000)         303,000
                                                               ===========      ===========      ===========
  From gain (loss) on sale..................................            --               --               --
                                                               ===========      ===========      ===========
Cash generated from operations..............................       126,000        1,771,000        2,812,000
Cash generated from sales...................................            --               --               --
Cash generated from refinancing.............................            --               --               --
                                                               -----------      -----------      -----------
Total cash generated from operations, sales, and
  refinancing...............................................       126,000        1,771,000        2,812,000
Less: Cash distributions to investors:
  From operating cash flow..................................            --               --               --
  From sales and refinancing................................            --               --               --
Cash generated (deficiency) after cash distributions........       126,000        1,771,000        2,812,000
Less: Special items (not including sales and refinancing)...            --               --               --
                                                               -----------      -----------      -----------
Cash generated (deficiency) after cash distributions and
  special items.............................................       126,000        1,771,000        2,812,000
                                                               ===========      ===========      ===========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................................            16              (85)              13
    -- from recapture.......................................            --               --               --
  Capital gain (loss).......................................            --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............................            --               --               --
    -- from return of capital...............................            --               --               --
                                                               -----------      -----------      -----------
         Total distributions on GAAP basis..................            --               --               --
                                                               ===========      ===========      ===========
  Source (on cash basis):
    -- from sales...........................................            --               --               --
    -- from refinancing.....................................            --               --               --
    -- from operations......................................            --               --               --
                                                               -----------      -----------      -----------
         Total distributions on cash basis..................            --               --               --
                                                               ===========      ===========      ===========
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table.....................................................                                            100%
                                                                                                 ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

                                              HINES FUND VI(1)   HINES FUND VI(1)   HINES FUND VI(1)   HINES FUND VI(1)
                                                    1998               1999               2000               2001
                                              ----------------   ----------------   ----------------   ----------------
Gross revenues..............................    $ 27,637,000      $ 153,517,000      $ 195,659,000      $ 266,621,000
Profit (loss) on sale of properties after
  previously recognized FMV Adj(2)..........              --            459,000         (4,687,000)       (12,246,000)
Less: Operating expenses....................     (14,619,000)       (75,131,000)       (93,003,000)      (111,136,000)
    Interest expense........................        (646,000)        (2,351,000)       (17,513,000)       (31,546,000)
    Depreciation............................              --                 --                 --                 --
Unrealized gain (loss) and Other
  (extraordinary)...........................              --         70,314,000        280,389,000        144,533,000
                                                ------------      -------------      -------------      -------------
Net income (loss) -- GAAP Basis.............      12,372,000        146,808,000        360,845,000        256,226,000
                                                ============      =============      =============      =============
Taxable income:
  From operations...........................      12,930,000         50,700,000         54,824,000         90,705,000
                                                ============      =============      =============      =============
  From gain (loss) on sale..................              --         17,940,000         26,072,000         24,392,000
                                                ============      =============      =============      =============
Cash generated from operations..............       9,548,000         58,863,000         55,547,000         87,870,000
Cash generated from sales...................              --          5,536,000         84,274,000        194,117,000
Cash generated from refinancing.............              --        148,975,000        180,000,000        217,954,000
Cash generated from other (incentive).......              --                 --                 --                 --
                                                ------------      -------------      -------------      -------------
Total cash generated from operations, sales,
  refinancing, and other....................       9,548,000        213,374,000        319,821,000        499,941,000
                                                ------------      -------------      -------------      -------------
Less: Cash distributions to investors:
  From operating cash flow..................      (9,548,000)       (58,863,000)       (55,547,000)       (87,870,000)
  From sales and refinancing................              --       (154,511,000)      (264,274,000)      (412,071,000)
  From other (incentive)....................              --                 --                 --                 --
                                                ------------      -------------      -------------      -------------
Cash generated (deficiency) after cash
  distributions.............................              --                 --                 --                 --
Less: Special items (not including sales and
  refinancing)..............................              --                 --                 --                 --
                                                ------------      -------------      -------------      -------------
Cash generated (deficiency) after cash
  distributions and special items...........              --                 --                 --                 --
                                                ============      =============      =============      =============
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................              17                 50                 28                 37
    -- from recapture.......................              --                 18                  1                 10
  Capital gain (loss).......................              --                  0                 12                  0
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............             (12)               (58)               (28)               (36)
    -- from return of capital...............              --               (153)              (134)              (170)
                                                ------------      -------------      -------------      -------------
      Total distributions on GAAP basis.....             (12)              (211)              (162)              (206)
                                                ============      =============      =============      =============
  Source (on cash basis):
    -- from sales...........................              --                 (5)               (43)               (80)
    -- from refinancing.....................              --               (147)               (91)               (90)
    -- from operations......................             (12)               (58)               (28)               (36)
    -- from other (incentive)...............              --                 --                 --                 --
                                                ------------      -------------      -------------      -------------
      Total distributions on cash basis.....             (12)              (211)              (162)              (206)
                                                ============      =============      =============      =============
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....

                                              HINES FUND VI(1)   HINES PARTNERSHIP 2
                                                    2002                2002
                                              ----------------   -------------------
Gross revenues..............................   $ 258,216,000        $ 35,369,000
Profit (loss) on sale of properties after
  previously recognized FMV Adj(2)..........              --                  --
Less: Operating expenses....................    (105,483,000)        (14,022,000)
    Interest expense........................     (29,738,000)        (14,683,000)
    Depreciation............................              --         (10,122,000)
Unrealized gain (loss) and Other
  (extraordinary)...........................    (288,105,000)                 --
                                               -------------        ------------
Net income (loss) -- GAAP Basis.............    (165,110,000)         (3,458,000)
                                               =============        ============
Taxable income:
  From operations...........................      54,893,000           1,327,000
                                               =============        ============
  From gain (loss) on sale..................       4,388,000                  --
                                               =============        ============
Cash generated from operations..............      75,064,000           3,344,000
Cash generated from sales...................              --          48,985,000
Cash generated from refinancing.............     381,664,000                  --
Cash generated from other (incentive).......      59,326,000                  --
                                               -------------        ------------
Total cash generated from operations, sales,
  refinancing, and other....................     516,054,000          52,329,000
                                               -------------
Less: Cash distributions to investors:
  From operating cash flow..................     (75,064,000)         (3,858,000)
  From sales and refinancing................    (381,664,000)           (838,000)
  From other (incentive)....................     (59,326,000)        (39,472,000)
                                               -------------        ------------
Cash generated (deficiency) after cash
  distributions.............................              --           8,161,000
Less: Special items (not including sales and
  refinancing)..............................              --                  --
                                               -------------        ------------
Cash generated (deficiency) after cash
  distributions and special items...........              --           8,161,000
                                               =============        ============
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................              20                  18
    -- from recapture.......................               0                  --
  Capital gain (loss).......................               1                  --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............             (28)               (590)
    -- from return of capital...............            (163)                 --
                                               -------------        ------------
      Total distributions on GAAP basis.....            (191)               (590)
                                               =============        ============
  Source (on cash basis):
    -- from sales...........................              --                 (11)
    -- from refinancing.....................            (141)               (527)
    -- from operations......................             (28)                (52)
    -- from other (incentive)...............             (22)                 --
                                               -------------        ------------
      Total distributions on cash basis.....            (191)               (590)
                                               =============        ============
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....          86.90%                100%
                                               =============        ============

---------------

(1) For Fund VI, all amounts presented are for the indicated year ended September 30, which corresponds to the fiscal year end of the program and the date of such program's available financial reports.

(2) "Profit (loss) on sale of properties after previously recognized FMV Adj" represents profit (loss) on sale of properties, as adjusted for the reversal of any previously recognized fair market value adjustments over the holding period of the investment. This line item is used because Fund VI follows the real estate industry accounting guidelines prescribed by NCREIF (National Council of Real Estate Investment Fiduciaries). As such, Fund VI's financial information presents real estate at current market values, and any previously recognized gains or losses must be reversed.

                                    TABLE IV

                         RESULTS OF COMPLETED PROGRAMS

     Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2002 have completed their operations and sold all their properties.

TABLE IV. RESULTS OF COMPLETED PROGRAMS

                                                              HINES            HINES            HINES            HINES
                                          HINES FUND II   PARTNERSHIP 34   PARTNERSHIP 31   PARTNERSHIP 32   PARTNERSHIP 36
                                          -------------   --------------   --------------   --------------   --------------
Dollar amount raised....................  $155,754,000     $77,252,637      $76,280,026      $72,060,038      $59,259,745
Number of properties
  purchased/developed...................            12               1                1                1                1
Date of closing of offering.............        Jul-95          Dec-85           Jul-67           Nov-72           Aug-81
Date of first sale of property..........        Apr-96          Nov-00           Nov-99           Jan-99           Dec-02
Date of final sale of property..........        Jun-01          Nov-00           Nov-99           Jan-99           Dec-02
Tax and Distribution data Per $1,000
  Invested
Federal income tax results:
  Ordinary income (loss):
    -- from operations..................             7             204            1,223              881             (115)
    -- from recapture...................           224              --               --               --               --
  Capital gain (loss)...................         1,652             494            4,081            1,749              506
  Deferred gain:
    Capital.............................            --              --              185               --               --
    Ordinary............................            --              --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...........        (1,878)           (680)          (4,184)          (1,225)            (523)
    -- from return of capital...........        (1,000)         (1,000)          (1,000)          (1,000)          (1,000)
                                          ------------     -----------      -----------      -----------      -----------
  Total distributions on GAAP basis.....        (2,878)         (1,680)          (5,184)          (2,225)          (1,523)
                                          ============     ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales.......................        (2,119)         (1,246)          (4,138)          (1,225)            (624)
    -- from refinancing.................          (528)             --               --               --               --
    -- from operations..................          (231)           (434)          (1,046)          (1,000)            (899)
                                          ------------     -----------      -----------      -----------      -----------
  Total distributions on cash basis.....        (2,878)         (1,680)          (5,184)          (2,225)          (1,523)
                                          ============     ===========      ===========      ===========      ===========

                                                                                HINES             HINES
                                              HINES            HINES        PARTNERSHIP 4,    PARTNERSHIP 4,        HINES
                                          PARTNERSHIP 35   PARTNERSHIP 33     PROPERTY 3     PROPERTY 1 AND 2   PARTNERSHIP 5
                                          --------------   --------------   --------------   ----------------   -------------
Dollar amount raised....................   $49,935,983      $43,474,982      $28,622,777       $12,218,721       $4,410,937
Number of properties
  purchased/developed...................             1                1                1                 1                1
Date of closing of offering.............        Dec-76           Jun-81           Feb-94            Feb-94           Dec-97
Date of first sale of property..........        Feb-02           Dec-00           Nov-02            Mar-01           Jun-01
Date of final sale of property..........        Feb-02           Dec-00           Nov-02            Mar-01           Jun-01
Tax and Distribution data Per $1,000
  Invested
Federal income tax results:
  Ordinary income (loss):
    -- from operations..................           178             (774)             806                 2              480
    -- from recapture...................            --               --               --                --               --
  Capital gain (loss)...................            68              802              577             2,429              903
  Deferred gain:
    Capital.............................            --               --               --                --               --
    Ordinary............................            --               --               --                --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...........            --               --           (1,044)           (2,082)          (1,296)
    -- from return of capital...........          (704)            (508)          (1,000)           (1,000)          (1,000)
                                           -----------      -----------      -----------       -----------       ----------
  Total distributions on GAAP basis.....          (704)            (508)          (2,044)           (3,082)          (2,296)
                                           ===========      ===========      ===========       ===========       ==========
  Source (on cash basis):
    -- from sales.......................          (163)            (508)            (582)           (1,275)          (1,892)
    -- from refinancing.................            --               --             (683)               --               --
    -- from operations..................          (541)              --             (779)           (1,807)            (404)
                                           -----------      -----------      -----------       -----------       ----------
  Total distributions on cash basis.....          (704)            (508)          (2,044)           (3,082)          (2,296)
                                           ===========      ===========      ===========       ===========       ==========

---------------

(1) Hines Partnership 38 was a joint venture formed in 1992 by Hines and three institutional investors. The Partnership developed a 556,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately E281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately E100 million over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional E70 million and the joint venture partners completely funded the recourse portion of the initial debt of E15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional E14.6 million while the project's hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space. After the last contribution by Hines and the hotel operator's agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold. The bank syndicate wrote-off approximately E27 million of debt when the hotel was sold in 2000 and is anticipated to write off an additional E25 million related to the remaining residential units, which have now been sold.

                                    TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

     Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2002. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

                   TABLE V. SALES OR DISPOSALS OF PROPERTIES

                                                               SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                    -------------------------------------------------------------------------------
                                                                                                         ADJUSTMENTS
                                                                                        PURCHASE MONEY    RESULTING
                                                    CASH RECEIVED,                      MORTGAGE TAKEN      FROM
                                 DATE     DATE OF   NET OF CLOSING   MORTGAGE BALANCE      BACK BY       APPLICATION
          PROPERTY             ACQUIRED    SALE         COSTS        AT TIME OF SALE       PROGRAM         OF GAAP       TOTAL(1)
          --------             --------   -------   --------------   ----------------   --------------   -----------   ------------
HINES FUND VIII:
  Fund VIII, Property 1......   Nov-97    Dec-02     $ 25,544,780      $15,705,220          $  --           $  --      $ 41,250,000
  Fund VIII, Property 2......   Jul-98    Dec-02        8,609,521       21,790,479             --              --        30,400,000
HINES FUND IX:
  Fund IX, Property 1........   Feb-99    Dec-01        2,865,141       39,066,102             --              --        41,931,243
HINES FUND III:
  Fund III, Property 1(3)....   Dec-99    Oct-02       42,299,868               --             --              --        42,299,868
HINES FUND II:
  Fund II, Property 1........   Jul-95    Nov-00       28,242,860       18,975,000             --              --        47,217,860
  Fund II, Property 2........   Jul-95    Jun-01       13,585,391       26,656,773             --              --        40,242,164
HINES FUND VI:
  Fund VI, Property 1(5).....   Jul-98    Apr-00       14,170,000               --             --              --        14,170,000
  Fund VI, Property 2........   Jul-98    Jun-00       41,939,000               --             --              --        41,939,000
  Fund VI, Property 3........   Jul-98    Apr-01        9,236,000               --             --              --         9,236,000
  Fund VI, Property 4........   Jul-98    May-01      112,261,000               --             --              --       112,261,000
  Fund VI, Property 5........   Jul-98    Jul-01       43,124,000               --             --              --        43,124,000
  Fund VI, Property 6........   Jul-98    Jul-01       35,283,000               --             --              --        35,283,000
  Fund VI, Property 7........   Oct-98    Dec-02       16,745,674               --             --              --        16,745,674
HINES FUND IV:
  Fund IV, Property 1(4).....   Oct-98    Oct-00       35,862,632               --             --              --        35,862,632
  Fund IV, Property 2........   Jun-98    Jul-01       36,134,230       23,071,420             --              --        59,205,650
  Fund IV, Property 3........   May-98    Oct-02       31,933,667       22,639,945             --              --        54,573,612
  Fund IV, Property 4........   May-98    Oct-02       23,561,730       23,956,827             --              --        47,518,557
Hines Partnership 33.........   Jun-81    Dec-00       22,557,623       19,943,841             --              --        42,501,464
Hines Partnership 34.........   Dec-85    Nov-00       95,847,081               --             --              --        95,847,081
Hines Partnership 13
  Property 1 and 2...........   Sep-97    Nov-00       11,131,185       11,800,521             --              --        22,931,706
Hines Partnership 13
  Property 3.................   Sep-97    Mar-01       23,105,193       29,380,507             --              --        52,485,700
Hines Partnership 13
  Property 4.................   Sep-97    Jan-02        3,757,979        7,161,240             --              --        10,919,219
Hines Partnership 13
  Property 5.................   Sep-97    Apr-02       23,889,836       22,110,489             --              --        46,000,325
Hines Partnership 35.........   Dec-76    Feb-02       17,047,970       34,621,259             --              --        51,669,229
Hines Partnership 5..........   Dec-97    Jun-01        8,092,018        9,755,382             --              --        17,847,400
Hines Partnership 4
  Property 1 and 2...........   Feb-94    Mar-01       15,830,921       43,192,793             --              --        59,023,714
  Property 3.................   Feb-94    Nov-02       32,939,850       11,633,332             --              --        44,573,182
Hines Partnership 36.........   Aug-81    Dec-02       34,761,486               --             --              --        34,761,486
Hines Partnership 19.........   Jul-99    various      25,500,000               --             --              --        25,500,000
Hines Partnership 12.........   Jan-97    various      75,100,000               --             --              --        75,100,000

                                COST OF PROPERTY, INCLUDING CLOSING AND SOFT COSTS
                               ----------------------------------------------------
                                                                                      EXCESS (DEFICIENCY)
                                                TOTAL ACQUISITION                         OF PROPERTY
                                  ORIGINAL        COST, CAPITAL                         OPERATING CASH
                                  MORTGAGE        IMPROVEMENTS                        RECEIPTS OVER CASH
          PROPERTY               FINANCING       AND SOFT COSTS          TOTAL           EXPENDITURES
          --------             --------------   -----------------   ---------------   -------------------
HINES FUND VIII:
  Fund VIII, Property 1......   $        --        $ 45,168,000      $ 45,168,000       $    6,813,957
  Fund VIII, Property 2......            --          26,368,000        26,368,000            8,911,122
HINES FUND IX:
  Fund IX, Property 1........            --          33,275,976        33,275,976                   --
HINES FUND III:
  Fund III, Property 1(3)....            --          37,807,622        37,807,622            4,746,760
HINES FUND II:
  Fund II, Property 1........    18,547,568           9,439,370        27,986,938            6,442,627
  Fund II, Property 2........    14,687,095          14,716,576        29,403,671           11,134,472
HINES FUND VI:
  Fund VI, Property 1(5).....            --          15,121,000        15,121,000            2,248,000
  Fund VI, Property 2........            --          39,135,000        39,135,000            4,463,000
  Fund VI, Property 3........            --           9,183,000         9,183,000                   --(6)
  Fund VI, Property 4........    29,040,000          79,394,000       108,434,000           33,346,000
  Fund VI, Property 5........            --          49,386,000        49,386,000           11,695,000
  Fund VI, Property 6........            --          42,464,000        42,464,000           12,047,000
  Fund VI, Property 7........            --          13,433,000        13,433,000            4,220,000
HINES FUND IV:
  Fund IV, Property 1(4).....            --          30,649,519        30,649,519                   --
  Fund IV, Property 2........            --          55,422,309        55,422,309            4,602,214
  Fund IV, Property 3........            --          39,350,791        39,350,791            4,797,116
  Fund IV, Property 4........            --          52,152,463        52,152,463            5,854,032
Hines Partnership 33.........    20,000,000          23,474,982        43,474,982             (940,820)
Hines Partnership 34.........            --          70,631,090        70,631,090           28,554,015
Hines Partnership 13
  Property 1 and 2...........    11,800,521           4,298,650        16,099,171          (14,319,631)
Hines Partnership 13
  Property 3.................    29,380,507           2,633,416        32,013,923                     (2)
Hines Partnership 13
  Property 4.................     7,161,240             834,111         7,995,351                     (2)
Hines Partnership 13
  Property 5.................    23,109,697           9,696,989        32,806,686                     (2)
Hines Partnership 35.........    45,606,000           4,329,983        49,935,983           18,017,805
Hines Partnership 5..........     4,893,000           5,542,925        10,435,925            1,524,776
Hines Partnership 4
  Property 1 and 2...........    45,473,500          12,511,585        57,985,085           13,203,049
  Property 3.................    20,000,000          30,784,727        50,784,727           15,417,533
Hines Partnership 36.........            --          38,917,677        38,917,677           30,739,676
Hines Partnership 19.........            --          19,600,000        19,600,000                   --
Hines Partnership 12.........            --          54,400,000        54,400,000                   --

                           TABLE V


               SALES OR DISPOSALS OF PROPERTIES

                                                               SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                    -------------------------------------------------------------------------------
                                                                                                         ADJUSTMENTS
                                                                                        PURCHASE MONEY    RESULTING
                                                    CASH RECEIVED,                      MORTGAGE TAKEN      FROM
                                 DATE     DATE OF   NET OF CLOSING   MORTGAGE BALANCE      BACK BY       APPLICATION
          PROPERTY             ACQUIRED    SALE         COSTS        AT TIME OF SALE       PROGRAM         OF GAAP       TOTAL(1)
          --------             --------   -------   --------------   ----------------   --------------   -----------   ------------
Hines Partnership 38(7)......   Mar-92    Sep-00                                               --              --

                                COST OF PROPERTY, INCLUDING CLOSING AND SOFT COSTS
                               ----------------------------------------------------
                                                                                      EXCESS (DEFICIENCY)
                                                TOTAL ACQUISITION                         OF PROPERTY
                                  ORIGINAL        COST, CAPITAL                         OPERATING CASH
                                  MORTGAGE        IMPROVEMENTS                        RECEIPTS OVER CASH
          PROPERTY               FINANCING       AND SOFT COSTS          TOTAL           EXPENDITURES
          --------             --------------   -----------------   ---------------   -------------------
Hines Partnership 38(7)......

---------------

(1) Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

                          PROPERTY                            TAXABLE GAIN (LOSS)   CAPITAL GAIN (LOSS)   ORDINARY GAIN (LOSS)
                          --------                            -------------------   -------------------   --------------------
HINES FUND VIII:
  Fund VIII, Property 1.....................................      (1,486,077)           (1,486,077)                    --
  Fund VIII, Property 2.....................................      10,658,062            10,658,062                     --
HINES FUND IX:
  Fund IX, Property 1.......................................       3,275,685             3,275,685                     --
HINES FUND III:
  Fund III, Property 1......................................       8,230,654             8,230,654                     --
HINES FUND II:
  Fund II, Property 1.......................................      23,968,872            23,968,872                     --
  Fund II, Property 2.......................................      16,468,289            16,468,289                     --
HINES FUND VI:
  Fund VI, Property 1(5)....................................       8,843,334                   616              8,842,718
  Fund VI, Property 2.......................................      20,982,299            17,511,188              3,471,111
  Fund VI, Property 3.......................................      (1,446,994)           (1,446,994)                    --
  Fund VI, Property 4.......................................      20,003,780                    --             20,003,780
  Fund VI, Property 5.......................................       7,453,395             3,504,517              3,948,878
  Fund VI, Property 6.......................................      (1,333,257)           (1,333,257)                    --
  Fund VI, Property 7.......................................       4,387,514             3,290,518              1,096,996
HINES FUND IV:
  Fund IV, Property 1.......................................       5,429,683             2,074,890              3,354,793
  Fund IV, Property 2.......................................       8,185,119             8,185,119                     --
  Fund IV, Property 3.......................................      17,102,230            17,102,230                     --
  Fund IV, Property 4.......................................       1,092,980             1,092,980                     --
HINES PARTNERSHIP 33........................................      34,857,785            34,857,785                     --
HINES PARTNERSHIP 34........................................      38,139,687            38,139,687                     --
HINES PARTNERSHIP 13, PROPERTY 1 AND 2......................       9,318,945             9,318,945                     --
HINES PARTNERSHIP 13, PROPERTY 3............................      23,525,016            23,525,016                     --
HINES PARTNERSHIP 13, PROPERTY 4............................       4,073,732                    --              4,073,732
HINES PARTNERSHIP 13, PROPERTY 5............................      15,897,453            10,319,724              5,577,729
HINES PARTNERSHIP 35........................................       3,397,697             3,397,697                     --
HINES PARTNERSHIP 5.........................................       3,984,829             3,984,829                     --
HINES PARTNERSHIP 4, PROPERTY 1 AND 2.......................      14,838,321            14,838,321                     --
HINES PARTNERSHIP 4, PROPERTY 3.............................      16,528,901            16,528,901                     --
HINES PARTNERSHIP 36........................................      29,964,535            29,964,535                     --
HINES PARTNERSHIP 19........................................      10,679,442                    --             10,679,442
HINES PARTNERSHIP 12........................................       2,026,941                    --              2,026,941
HINES PARTNERSHIP 38(7).....................................

(2) Financial performance information for multiple properties held by Hines Partnership 13 was reported on a consolidated (portfolio) basis to the uniform third party investor. As such, the ($14,319,631) of "Deficiency of Property Operating Cash Receipts over Cash Expenditures" reported for Hines Partnership 13, Property 1 and 2 is a consolidated amount, which includes information for Hines Partnership 13, Property 3; Hines Partnership 13, Property 4; and Hines Partnership 13, Property 5, also shown here.

                           TABLE V


               SALES OR DISPOSALS OF PROPERTIES
(3) Both Hines Fund IV and Hines Fund III maintained an ownership interest in this property. Amounts shown for each fund represent that fund's share of cash received of the total amount for the project.

(4) Hines Fund IV sold this property to an affiliate, Hines Fund III.

(5) Fund VI, Property 1 consisted of two separate buildings, which were sold on different dates -- September 1999 and April 2000. Although the date one of the sales falls outside the range of this table, as certain accounting data is not available on a building-by-building basis, both buildings are included for purposes of this analysis.

(6) Fund VI, Property 3 represents the sale of one of a group of five buildings; the remaining four buildings have not yet been sold. As operating cash flow information is not available on an individual basis and it is not appropriate to disclose the consolidated cash flows for the five buildings here, it has been excluded for purposes of this analysis.

(7) Hines Partnership 38 was a joint venture formed in 1992 by Hines and three institutional investors. The Partnership developed a 556,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately E281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately E100 million over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional E70 million and the joint venture partners completely funded the recourse portion of the initial debt of E15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional E14.6 million while the project's hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space. After the last contribution by Hines and the hotel operator's agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold. The bank syndicate wrote-off approximately E27 million of debt when the hotel was sold in 2000 and is anticipated to write off an additional E25 million related to the remaining residential units, which have now been sold.

                                                                      APPENDIX B
                                  [HINES LOGO]

                                                                     Page 1 of 3

                             SUBSCRIPTION AGREEMENT
                                 FOR SHARES OF
                    HINES REAL ESTATE INVESTMENT TRUST, INC.

1.  FORM OF OWNERSHIP

(Select only one)

[ ] INDIVIDUAL                      [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
[ ] IRA                                 (all parties must sign)
[ ] SEP/IRA                         [ ] TENANTS IN COMMON
[ ] ROTH IRA                            (all parties must sign)
[ ] KEOGH (H.R. 10)                 [ ] CUSTODIAN FOR
[ ] PENSION OR PROFIT SHARING                        ---------------------------
    PLAN (including 401(k)              ----------------------------------------
    plans)                              Under the [ ] UGMA of the State of
[ ] TRUST (include title and                                              ------
    signature pages)                              [ ] UTMA of the State of
    [ ] TAXABLE  [ ] TAX EXEMPT                                           ------
[ ] CHARITABLE REMAINDER TRUST      [ ] CORPORATION OR PARTNERSHIP (Corporate
[ ] NON-PROFIT ORGANIZATION             Resolution or Partnership Agreement must
                                        be attached)
                                    [ ] OTHER
                                             -----------------------------------

2.  INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both the investor and the custodian or trustee names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.


--------------------------------------------       --------------------------------------------
1st Registration Name                              Investor Social Security Number

--------------------------------------------       --------------------------------------------
2nd Registration Name (if required)                Taxpayer ID Number

--------------------------------------------       --------------------------------------------
Address                                            Custodian Account Number

--------------------------------------------       --------------------------------------------
City/State/Zip                                     Custodian Phone Number

--------------------------------------------       --------------------------------------------
Investor Mailing Address (use for IRA              Investor E-mail Address
  Accounts)

--------------------------------------------       --------------------------------------------
City/State/Zip (use for IRA Accounts)              Investor Daytime Phone Number
[ ] U.S. citizen                                   [ ] U.S. citizen residing outside the U.S.
[ ] Foreign citizen, country                       [ ] Check this box if you are subject to
                            ----------------           backup withholding

3.  INVESTMENT

This is an (check one):  [ ] Initial      [ ] Additional           [ ] Check this box if you are
                             Investment       Investment in this       purchasing these Shares
                                              offering                 through a Registered
                                                                       Investment Adviser or net
                                                                       of commission.

MAKE INVESTMENT CHECK PAYABLE TO: Hines Real Estate Investment Trust, Inc.

This subscription is in the amount of $________ for the purchase of _____ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500).

4.  DISTRIBUTIONS

Complete this section only to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit, or to elect to receive distributions by check mailed to you at the address set forth in Section 2 above. Choose Option a, b or c. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.

a. [ ] DIVIDEND REINVESTMENT PLAN (see Prospectus for details)

b. [ ] DIRECT DEPOSIT Please attach a voided check. (Non-Custodian Investors
   Only)

I authorize Hines Real Estate Investment Trust, Inc. or its agent (collectively, "Hines") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines in writing to cancel it. In the event that Hines deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------

City/State/Zip:
--------------------------------------------------------------------------------

Account Type (check one):  [ ] Checking  [ ] Savings

Account Number:
------------------------------ Bank ABA Routing Number:
------------------------------

c. [ ] CHECK mailed to the address set forth in Section 2 above.

5.  SUBSCRIBER SIGNATURE(S)

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN
SECTION 2.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Hines Real Estate Investment Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

(a)  I have received the Prospectus of Hines Real Estate           -------    -------
     Investment Trust, Inc.                                        Initials   Initials
(b)  I have (i) a minimum net worth (not including home,
     furnishings and personal automobiles) of at least $150,000, or (ii) a minimum net worth (as previously described) of at least $45,000 and a minimum annual gross income of at least
     $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the
     Prospectus under "SUITABILITY STANDARDS."
                                                                   -------    -------
                                                                   Initials   Initials
(c)  I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
                                                                   -------    -------
                                                                   Initials   Initials
(d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a
     California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any
     consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the
     State of California, except as permitted in the
     Commissioner's Rules, and I understand that my Shares, or
     any document evidencing my Shares, will bear a legend
     reflecting the substance of the foregoing understanding.
                                                                   -------    -------
                                                                   Initials   Initials

X    --------------------------------  ----------------  X    --------------------------------  ----------------
     Signature of Investor             Date                   Signature of Joint Owner,         Date
                                                              if applicable

       (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN)

6.  BROKER INFORMATION

The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer:
              ------------------------------------------------------------------

Financial Advisor Name:
                       ---------------------------------------------------------

Advisor Mailing Address:
                        --------------------------------------------------------

City/State/Zip:
               -----------------------------------------------------------------

Advisor Number:                                    Telephone Number:
               ---------------------                                ----------------------

E-mail Address:                                    Fax Number:
               -----------------------                        ----------------------------

[ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


X    ---------------------------  --------------  X    ---------------------------  --------------
     Financial Advisor Signature  Date                 Branch Manager Signature     Date
                                                       (If required by
                                                       Broker-Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the shares of Hines Real Estate Investment Trust, Inc.

RETURN TO: Hines REIT - 2800 Post Oak Boulevard, Suite 5000 - Houston, Texas
           77056-6118

OVERNIGHT DELIVERY:                 -                     -             -
                   ----------------   -------------------   -----------   ------

HINES INVESTOR RELATIONS: tel            - toll-free           - fax
                             -----------            ----------      ------------

Accepted by Hines Real Estate Investment Trust, Inc.

By:
   -----------------------------------------------------------------------

FOR OFFICE USE ONLY

Sub. #                        Admit Date                    Amount
      --------------------              ----------------          --------------

Check #                       Region                        W/S
       -------------------          --------------------       -----------------

                                                                      APPENDIX C

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                           DIVIDEND REINVESTMENT PLAN

                             AS OF           , 2003

     Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the "Company") has adopted the following Dividend Reinvestment Plan (the "DRP"). Capitalized terms shall have the same meaning as set forth in the Company's Articles of Incorporation (the "Articles") unless otherwise defined herein.

     1. Dividend Reinvestment. As an agent for the stockholders ("Stockholders") of the Company who purchase shares of the Company's common shares of capital stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering") or purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

     2. Effective Date. The effective date of this DRP shall be the date that the Company's initial public offering of Shares becomes effective with the Securities and Exchange Commission (the "Commission").

     3. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

     4. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.75 per Share until (i) all 20,000,000 of DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or
(iii) the Company decides to terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Initial Offering, (b) Shares to be registered with the Commission after the Initial Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market"). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends even though the Dividends are not being distributed to the Participant.

     5. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company issues certificates for such Shares.

     6. Reports. Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

     7. Commissions and Other Charges. In connection with Shares sold pursuant to the DRP, the Company will pay a selling commission of up to 6.0% if the Participant identifies a licensed broker-dealer to whom such commission should be paid.

     8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of Shares in his or her account and provide a check for the cash value of any factional Shares in such account. Upon termination of DRP participation, Dividends will be distributed to the Stockholder in cash.

     9. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant's account.

                                                                      APPENDIX D

                             PRIVACY POLICY NOTICE
                    HINES REAL ESTATE INVESTMENT TRUST, INC.
                       HINES REAL ESTATE SECURITIES, INC.
                                 PRIVACY POLICY

     OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("Nonpublic Personal Information"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

     We are committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "Policy") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

1.  INFORMATION WE MAY COLLECT

     We may collect Nonpublic Personal Information about you from three sources:

     - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

     - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

     - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.  PERSONS TO WHOM WE MAY DISCLOSE INFORMATION

     We may disclose all three types of Nonpublic Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

     - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your Nonpublic Personal Information for any purpose except to provide the service for which we have contracted.)

     - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

     - If we suspect fraud.

     - To protect the security of our records, Web site and telephone customer service center.

     - Information you have authorized us to disclose.

3.  PROTECTING YOUR INFORMATION

     Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

     - Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account.

     - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

     - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving form you information only you should know.

     - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.  FORMER CUSTOMERS

     We treat information concerning our former customers the same way we treat information about our current customers.

5.  KEEPING YOU INFORMED

     We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this Policy by notifying us in writing.

     QUESTIONS? If you have any questions about this Policy, please do not
hesitate to call           at           .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN SUPPLEMENTS TO THIS PROSPECTUS, OR IN LITERATURE ISSUED BY US (WHICH SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS), IN CONNECTION WITH THIS OFFERING. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THE STATEMENTS IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ARE MADE AS OF THE DATE HEREOF AND THEREOF, UNLESS ANOTHER TIME IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT NOR THE SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF OR THEREOF. HOWEVER, IF ANY MATERIAL ADVERSE CHANGES OCCUR DURING THE PERIOD WHEN A PROSPECTUS IS REQUIRED TO BE DELIVERED TO AN INVESTOR, THIS PROSPECTUS OR ANY SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

     UNTIL           , 200 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS PARTICIPATING BROKER-DEALERS.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                200,000,000 COMMON SHARES OFFERED TO THE PUBLIC

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of estimated expenses incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement, other than loan underwriting discounts and commissions.

                                                               AMOUNT
                                                              --------
Securities Act registration fee.............................  $177,576
NASD filing fee.............................................  $ 30,500
Blue sky qualification fees and expenses....................     *
Printing and engraving fees and expenses....................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Transfer agent and registrar fees and expenses..............     *
Miscellaneous...............................................     *
                                                              --------
          Total.............................................  $  *
                                                              ========

---------------

* To be provided by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES

     Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for a capital contribution of $10,000 in connection with the formation of the Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

     Subject to the conditions set forth in this Item, our articles of incorporation provide that the Hines REIT shall indemnify and hold harmless, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, and pay, advance or reimburse the reasonable expenses of any director or officer of the Hines REIT (each an "Indemnified Party"), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall it provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
(ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party, is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

     The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements:

          Audited Balance Sheet

             Balance Sheet

             Notes to Balance Sheet

     (b) Exhibits:

     The following documents are filed as exhibits to this registration statement:

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   1.1   Form of Dealer Manager Agreement between Hines Real Estate
         Investment Trust, Inc. and Hines Real Estate Securities,
         Inc.
   3.1   Form of Amended and Restated Articles of Incorporation of
         Hines Real Estate Investment Trust, Inc.
   3.2   Form of Amended and Restated Bylaws of Hines Real Estate
         Investment Trust, Inc.
   4.1   Form of Subscription Agreement and Subscription Agreement
         Signature Page (included as Appendix B to this prospectus).
   5.1*  Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
   8.1*  Opinion of Baker Botts L.L.P. as to tax matters.
  10.1*  Form of Amended and Restated Agreement of Limited
         Partnership of Hines REIT Properties, L.P.
  10.2*  Form of Property Management and Leasing Agreement between
         Hines REIT Properties, L.P. and Hines Interests Limited
         Partnership.
  10.3*  Form of Advisory Agreement between Hines Real Estate
         Investment Trust, Inc. and Hines Advisors Limited
         Partnership.
  10.4   Form of Employee and Director Incentive Plan of Hines Real
         Estate Investment Trust, Inc.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  10.5   Hines Real Estate Investment Trust, Inc. Dividend
         Reinvestment Plan (included as Appendix C to the this
         prospectus).
  21.1   List of subsidiaries of Hines Real Estate Investment Trust,
         Inc.
  23.1   Consent of Ernst & Young LLP.
  23.2*  Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
  23.3*  Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
  24.1   Power of Attorney of certain signatories (included in
         signature page of this registration statement).

---------------

* To be filed by amendment

ITEM 37.  UNDERTAKINGS

     (a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (b) The registrant undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (iv) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (v) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of this offering.

     (c) The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (d) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

     (f) The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

     (g) The registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAM

     Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2002 by prior programs sponsored by Hines. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2002.

                                                                               ORIGINAL                        CONTRACT PURCHASE
                                     GROSS LEASABLE                            MORTGAGE        CASH DOWN          PRICE PLUS
PROPERTY TYPE AND LOCATION           SPACE (SQ. FT.)   DATE OF PURCHASE(1)    FINANCING     PAYMENT (EQUITY)    ACQUISITION FEE
--------------------------           ---------------   -------------------   ------------   ----------------   -----------------
Acquisitions:
HINES FUND
 Fund V, Property 1................         94,925              Dec-00       $         --    $    8,999,355     $    8,999,355
HINES FUND VI
 Fund VI, Property 8...............        254,317              Mar-00                 --        71,000,000         71,000,000
 Fund VI, Property 9...............        985,503              Jul-00                 --       258,765,000        258,765,000
 Fund VI, Property 10..............        665,338              Oct-00                 --       213,000,000        213,000,000
 Fund VI, Property 11..............        437,559              Nov-00                 --       135,500,000        135,500,000
 Fund VI, Property 12..............        577,709              Jan-01                 --       142,449,000        142,449,000
HINES FUND III
 Fund III, Property 2..............        574,432              Mar-01                 --       119,584,071        119,584,071
HINES FUND VII
 Fund VII, Property 1..............        309,705              Nov-02         42,500,000        21,661,210         64,161,210
HINES FUND IX
 Fund IX, Property 1...............        180,118              Oct-01         66,000,000        32,000,000         98,000,000
HINES FUND I
 Fund 1, Property 1................        591,000              Mar-00         88,800,000        55,363,000        144,163,000
 Fund 1, Property 2................        889,000              Apr-01         76,189,905        77,810,095        154,000,000
HINES PARTNERSHIP 3................        900,000              Apr-01                 --       133,335,000        133,335,000
Developments:
HINES FUND V
 Fund V, Property 2................        252,956                 n/a                 --        13,933,889         13,933,889
 Fund V, Property 3................        594,670              May-00                 --       108,669,860        108,669,860
HINES FUND VI
 Fund VI, Property 13(2)...........        907,189                 n/a                 --       132,400,000        132,400,000
 Fund VI, Property 14..............        789,702              Mar-02                 --       194,100,000        194,100,000
 Fund VI, Property 15(3)...........      1,109,133                 n/a                 --       198,300,000        198,300,000
HINES FUND X
 Fund X, Property 1................         21,892              Dec-02         34,698,232        11,318,400         46,016,632
 Fund X, Property 2................      1,000,000              Nov-02                 --        23,894,400         23,894,400
 Fund X, Property 3................         88,465              Nov-02                 --        27,274,800         27,274,800
HINES FUND III
 Fund III, Property 3..............        379,518              Jan-00                 --        62,445,807         62,445,807
 Fund III, Property 4..............        218,613              Oct-00                 --        29,024,687         29,024,687
 Fund III, Property 5..............        252,613              Jan-02                 --        60,240,774         60,240,774
 Fund III, Property 6..............        215,499              Jan-02                 --        42,050,884         42,050,884

                                      OTHER CASH     OTHER CASH
                                     EXPENDITURES   EXPENDITURES    TOTAL COST
PROPERTY TYPE AND LOCATION             EXPENSED     CAPITALIZED    OF PROPERTY
--------------------------           ------------   ------------   ------------
Acquisitions:
HINES FUND
 Fund V, Property 1................   $       --    $ 2,347,674    $ 11,347,029
HINES FUND VI
 Fund VI, Property 8...............           --        171,000      71,171,000
 Fund VI, Property 9...............           --      1,296,000     260,061,000
 Fund VI, Property 10..............           --        481,000     213,481,000
 Fund VI, Property 11..............           --        900,000     136,400,000
 Fund VI, Property 12..............           --        387,000     142,836,000
HINES FUND III
 Fund III, Property 2..............           --             --     119,584,071
HINES FUND VII
 Fund VII, Property 1..............     (296,452)       646,327      64,511,085
HINES FUND IX
 Fund IX, Property 1...............        4,000      1,343,000      99,347,000
HINES FUND I
 Fund 1, Property 1................           --      2,394,286     146,557,286
 Fund 1, Property 2................           --      1,236,604     155,236,604
HINES PARTNERSHIP 3................           --      1,171,084     134,506,084
Developments:
HINES FUND V
 Fund V, Property 2................           --             --      13,933,889
 Fund V, Property 3................           --             --     108,669,860
HINES FUND VI
 Fund VI, Property 13(2)...........           --             --     132,400,000
 Fund VI, Property 14..............           --             --     194,100,000
 Fund VI, Property 15(3)...........           --             --     198,300,000
HINES FUND X
 Fund X, Property 1................           --         12,576      46,029,208
 Fund X, Property 2................           --             --      23,894,400
 Fund X, Property 3................           --          9,452      27,284,252
HINES FUND III
 Fund III, Property 3..............           --             --      62,445,807
 Fund III, Property 4..............           --             --      29,024,687
 Fund III, Property 5..............           --             --      60,240,774
 Fund III, Property 6..............           --             --      42,050,884

TABLE VI
                                             ACQUISITIONS OF PROPERTIES BY PROGRAM
                                                                               ORIGINAL                        CONTRACT PURCHASE
                                     GROSS LEASABLE                            MORTGAGE        CASH DOWN          PRICE PLUS
PROPERTY TYPE AND LOCATION           SPACE (SQ. FT.)   DATE OF PURCHASE(1)    FINANCING     PAYMENT (EQUITY)    ACQUISITION FEE
--------------------------           ---------------   -------------------   ------------   ----------------   -----------------
 Fund III, Property 7..............        595,608             various                 --       150,643,442        150,643,442
HINES FUND IX
 Fund IX, Property 2...............         36,982                 n/a                 --        27,902,735         27,902,735
 Fund IX, Property 3...............        236,220                 n/a                 --       197,239,746        197,239,746
 Fund IX, Property 4...............        132,054                 n/a                 --        25,514,728         25,514,728
 Fund IX, Property 5...............         98,425                 n/a                 --           492,308            492,308
HINES FUND VIII
 Fund VIII, Property 3.............        209,409              Mar-01                 --        24,389,154         24,389,154
 Fund VIII, Property 4.............        124,672                 n/a                 --        37,664,925         37,664,925
HINES PARTNERSHIP 16...............        400,000              Dec-02         22,679,401        21,965,574         44,644,975
HINES PARTNERSHIP 23...............        350,000              Mar-02         15,406,119        34,680,691         50,086,810
HINES PARTNERSHIP 22...............        320,000              Jul-01         28,210,000        31,790,000         60,000,000
HINES PARTNERSHIP 25...............   1,000 spaces              Jun-02         26,605,000         2,435,000         29,040,000
HINES PARTNERSHIP 24...............       20 acres                 n/a                 --        38,550,746         38,550,746
HINES PARTNERSHIP 26...............        690,000                 n/a         19,436,793        44,763,748         64,200,541
HINES PARTNERSHIP 41...............        222,813                 n/a                 --        41,139,485         41,139,485
                                                                             ------------    --------------     --------------
       TOTALS......................                                           420,525,450     2,852,292,514      3,272,817,964
                                                                             ============    ==============     ==============

TABLE VI
                                       ACQUISITIONS OF PROPERTIES BY PROGRAM
                                      OTHER CASH     OTHER CASH
                                     EXPENDITURES   EXPENDITURES    TOTAL COST
PROPERTY TYPE AND LOCATION             EXPENSED     CAPITALIZED    OF PROPERTY
--------------------------           ------------   ------------   ------------
 Fund III, Property 7..............           --             --     150,643,442
HINES FUND IX
 Fund IX, Property 2...............    2,559,000             --      30,461,735
 Fund IX, Property 3...............       64,000      1,787,000     199,090,746
 Fund IX, Property 4...............           --      1,049,000      26,563,728
 Fund IX, Property 5...............           --          1,000         493,308
HINES FUND VIII
 Fund VIII, Property 3.............      619,754      1,373,882      26,382,790
 Fund VIII, Property 4.............      456,860      2,650,513      40,772,298
HINES PARTNERSHIP 16...............           --        342,097      44,987,072
HINES PARTNERSHIP 23...............      169,961             --      50,256,771
HINES PARTNERSHIP 22...............           --             --      60,000,000
HINES PARTNERSHIP 25...............           --             --      29,040,000
HINES PARTNERSHIP 24...............           --             --      38,550,746
HINES PARTNERSHIP 26...............           --             --      64,200,541
HINES PARTNERSHIP 41...............           --             --      41,139,485
       TOTALS......................

---------------

(1) Date of purchase disclosed for developments is the date of completion of the project. Additionally, development projects with dates designated as "n/a" were still under development as of December 31, 2002.

(2) This property's total project budget is $158 million. Amounts shown represent only costs incurred to date.

(3) This property's total project budget is $212 million. Amounts shown represent only costs incurred to date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on September 12, 2003.

                                          HINES REAL ESTATE INVESTMENT TRUST,
                                          INC.

                                          By: /s/ CHARLES N. HAZEN
                                            ------------------------------------
                                              Charles N. Hazen
                                              President and Chief Operating
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            [Signature page follows]

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

               /s/ JEFFERY C. HINES                     Chairman of the Board of      September 12, 2003
 ------------------------------------------------              Directors
                 Jeffery C. Hines


              /s/ CHARLES M. BAUGHN                     Chief Executive Officer       September 12, 2003
 ------------------------------------------------
                Charles M. Baughn


               /s/ CHARLES N. HAZEN                          President and            September 12, 2003
 ------------------------------------------------       Chief Operating Officer
                 Charles N. Hazen                    (Principal Executive Officer)


              /s/ SHERRI W. SCHUGART                    Chief Financial Officer       September 12, 2003
 ------------------------------------------------    (Principal Financial Officer)
                Sherri W. Schugart


             /s/ C. HASTINGS JOHNSON                            Director              September 12, 2003
 ------------------------------------------------
               C. Hastings Johnson

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   1.1   Form of Dealer Manager Agreement between Hines Real Estate
         Investment Trust, Inc. and Hines Real Estate Securities,
         Inc.
   3.1   Form of Amended and Restated Articles of Incorporation of
         Hines Real Estate Investment Trust, Inc.
   3.2   Form of Amended and Restated Bylaws of Hines Real Estate
         Investment Trust, Inc.
   4.1   Form of Subscription Agreement and Subscription Agreement
         Signature Page (included as Appendix B to this prospectus).
   5.1*  Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
   8.1*  Opinion of Baker Botts L.L.P. as to tax matters.
  10.1*  Form of Amended and Restated Agreement of Limited
         Partnership of Hines REIT Properties, L.P.
  10.2*  Form of Property Management and Leasing Agreement between
         Hines REIT Properties, L.P. and Hines Interests Limited
         Partnership.
  10.3*  Form of Advisory Agreement between Hines Real Estate
         Investment Trust, Inc. and Hines Advisors Limited
         Partnership.
  10.4   Form of Employee and Director Incentive Plan of Hines Real
         Estate Investment Trust, Inc.
  10.5   Hines Real Estate Investment Trust, Inc. Dividend
         Reinvestment Plan (included as Appendix C to the this
         prospectus).
  21.1   List of Subsidiaries of Hines Real Estate Investment Trust,
         Inc.
  23.1   Consent of Ernst & Young LLP.
  23.2*  Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
  23.3*  Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
  24.1   Power of Attorney of certain signatories (included in
         signature page of this registration statement).

---------------

* To be filed by amendment